NA_DECHERT.33904561.10 Exhibit 10.5 CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K, BECAUSE IT IS BOTH NOT MATERIAL AND THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED. 1635362689.2 UNCOMMITTED MASTER REPURCHASE AGREEMENT Dated as of March 13, 2026 between BANCO SANTANDER, S.A. NEW YORK BRANCH, as Buyer, and REFT SPRUCE STREET LLC, as Seller

TABLE OF CONTENTS

		Page
SECTION 1	APPLICABILITY	1
SECTION 2	DEFINITIONS	1
SECTION 3	INITIATION; CONFIRMATION; TERMINATION; EXTENSION	31
SECTION 4	MARGIN MAINTENANCE	41
SECTION 5	PAYMENTS; COLLECTION ACCOUNT	43
SECTION 6	REQUIREMENTS OF LAW; EFFECT OF BENCHMARK TRANSITION EVENT; EUROPEAN UNION CAPITAL TREATMENT	46
SECTION 7	SECURITY INTEREST	49
SECTION 8	TRANSFER AND CUSTODY	51
SECTION 9	SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS	52
SECTION 10	REPRESENTATIONS AND WARRANTIES	52
SECTION 11	NEGATIVE COVENANTS OF SELLER	63
SECTION 12	AFFIRMATIVE COVENANTS OF SELLER	66
SECTION 13	SINGLE PURPOSE ENTITY COVENANTS	72
SECTION 14	EVENTS OF DEFAULT; REMEDIES	75
SECTION 15	SET-OFF	83
SECTION 16	SINGLE AGREEMENT	83
SECTION 17	NOTICES AND OTHER COMMUNICATIONS	84
SECTION 18	ENTIRE AGREEMENT; SEVERABILITY	84
SECTION 19	NON-ASSIGNABILITY	84
SECTION 20	GOVERNING LAW	86
SECTION 21	WAIVERS AND AMENDMENTS	86

1635362689.2
1635362689.2 NA_DOCSPERT.33904561.10

-ii- 1635362689.2 SECTION 22 INTENT ...........................................................................................................86 SECTION 23 DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS ..........................................................................................................................88 SECTION 24 CONSENT TO JURISDICTION; WAIVERS ................................................88 SECTION 25 NO RELIANCE ...............................................................................................89 SECTION 26 INDEMNITY AND EXPENSES ....................................................................90 SECTION 27 DUE DILIGENCE ...........................................................................................92 SECTION 28 SERVICING ....................................................................................................93 SECTION 29 MISCELLANEOUS ........................................................................................94 SECTION 30 TAXES .............................................................................................................95 SECTION 31 RECOGNITION OF U.S. SPECIAL RESOLUTION REGIMES ................106 SECTION 32 CONTRACTUAL RECOGNITION OF BAIL-IN .......................................106 EXHIBITS EXHIBIT I Names and Addresses for Communications among Parties EXHIBIT II Form of Confirmation Statement EXHIBIT III Authorized Representatives of Seller Parties EXHIBIT IV-A Form of Power of Attorney (Seller) EXHIBIT IV-B Form of Power of Attorney (Servicer) EXHIBIT V Representations and Warranties Regarding Each Individual Purchased Asset EXHIBIT VI Asset Information EXHIBIT VII Advance Procedures EXHIBIT VIII Form of Margin Deficit Notice EXHIBIT IX Form of Release Letter EXHIBIT X Form of Covenant Compliance Certificate EXHIBIT XI Form of Bailee Letter EXHIBIT XII Form of Notice to Borrower EXHIBIT XIII Form of Servicer Notice EXHIBIT XIV Form of Risk Retention Letter EXHIBIT XV Prohibited Transferees EXHIBIT XVI Pre-Approved Appraisers

NA_DECHERT.33904561.101635362689.2 UNCOMMITTED MASTER REPURCHASE AGREEMENT UNCOMMITTED MASTER REPURCHASE AGREEMENT, dated as of March 13, 2026 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between BANCO SANTANDER, S.A. NEW YORK BRANCH, a branch of a foreign banking institution (including any successors and permitted assigns thereto, “Buyer”), and REFT SPRUCE STREET LLC, a Delaware limited liability company (“Seller”). SECTION 1 APPLICABILITY Subject to the terms of the Transaction Documents, from time to time the parties hereto may enter into transactions in which Seller will sell to Buyer all of Seller’s right, title and interest in and to certain Eligible Assets (as defined herein) on a servicing released basis and the other related Collateral (as defined herein) (collectively, the “Assets”) against the transfer of funds by Buyer to Seller, with a simultaneous agreement by Buyer to re-sell back to Seller, and by Seller to repurchase, such Assets at a date certain or on demand, against the transfer of funds by Seller to Buyer. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing by Seller and Buyer, shall be governed by this Agreement, including any supplemental terms or conditions contained in any exhibits identified herein as applicable hereunder. Each individual transfer of an Eligible Asset shall constitute a distinct Transaction. Notwithstanding any provision or agreement herein, this Agreement is not a commitment by Buyer to engage in Transactions, but sets forth the requirements under which Buyer would consider entering into Transactions from time to time. At no time shall Buyer be obligated to purchase or effect the transfer of any Eligible Asset from Seller to Buyer. SECTION 2 DEFINITIONS The following capitalized terms shall have the respective meanings set forth below. “Accelerated Repurchase Date” shall have the meaning specified in Section 14(b)(i). “Accepted Servicing Practices” shall mean, with respect to any Purchased Asset, those mortgage loan, participation interest or mezzanine loan servicing practices of prudent mortgage lending institutions that service mortgage loans, participation interests and/or mezzanine loans of the same type as such Purchased Asset in the state where the related underlying real estate directly or indirectly securing or supporting such Purchased Asset is located. “Account Bank” shall mean Wells Fargo Bank, National Association, in its capacity as account bank under the related Account Control Agreement, or any successor appointed by Buyer and, prior to the occurrence of an Event of Default, reasonably acceptable to Seller.

-2- 1635362689.2 “Account Control Agreement” shall mean, individually or collectively, as the context may require, (i) that certain Account Control Agreement, dated on or about the Closing Date, among Buyer, Seller and Account Bank relating to the Collection Account and (ii) any other account control or similar agreement entered into with respect to any other Collection Account, in each case, as such agreements may be amended, modified and/or restated from time to time, and/or any replacement agreement. “Act of Insolvency” shall mean, with respect to any Person, (a) the filing of a petition, commencing, or authorizing the commencement by such Person as debtor of any case or proceeding under any Insolvency Law; (b) being the subject of any petition or proceeding described in clause (a) which (i) has not been filed or authorized by such Person and is consented to, solicited by, colluded with or not timely contested or (ii) results in the entry of an order or decree for relief that, in each case is not dismissed or stayed within sixty (60) days seeking or consenting to the granting of the petition or proceeding described in clause (a), appointment of a receiver, trustee, custodian, conservator, or similar official for such Person or all or substantially all of the property of such Person; (c) the appointment of a receiver, trustee, conservator, or similar official for such Person by any governmental agency or authority having the jurisdiction to do so; (d) the making by such Person of a general assignment for the benefit of creditors; (e) the admission by such Person in an external unprivileged writing or in any legal proceeding of its inability to, or intention not to, pay its debts or discharge its obligations as they become due or mature; (f) any Governmental Authority or agency or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or substantially all of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person; or (g) the consent by such Person to the entry of an order for relief in an insolvency case under any Insolvency Law. “Advance Rate” shall have the meaning specified in the Fee Letter. “Affiliate” shall mean, with respect to any Person, (x) any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person, or (y) any “affiliate” of such Person, as such term is defined in the Bankruptcy Code. “Affiliated Transferor” shall mean, with respect to any Purchased Asset that is transferred to Seller from any Affiliate of Seller, such Affiliate transferor and any prior intervening transferor of such Purchased Asset that is an Affiliate of Seller. “Affiliated Transferor Pledge Agreement” shall mean each Pledge and Security Agreement from the applicable Affiliated Transferor in favor of Buyer, in form and substance acceptable to Buyer, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement. “Affiliated Transferor Pledge Agreement Requirements” shall mean, with respect to each transfer of a Purchased Asset by an Affiliated Transferor pursuant to Section 3(c)(xxi)(B), each of the following: (i) delivery to Buyer of an Affiliated Transferor Pledge Agreement duly executed by each of the parties thereto from each applicable Affiliated Transferor in form and substance reasonably acceptable to Buyer with respect to such Purchased Asset; (ii) the transfer

-3- 1635362689.2 documentation contains provisions to the effect that the parties intend the transfer to be a true sale and/or contribution and not a financing and is otherwise reasonably acceptable to Buyer; (iii) an Affiliated Transferor Pledgor Financing Statement has been recorded; (iv) delivery to Buyer of opinions of outside counsel in form and substance reasonably acceptable to Buyer (including, but not limited to, those relating to corporate matters, enforceability, applicability of the Investment Company Act of 1940, security interests and Bankruptcy Code safe harbors (including, if applicable, with respect to the inclusion of Stapled Mezzanine Assets as Purchased Assets)); (v) delivery to Buyer of a good standing certificate dated within thirty (30) calendar days prior to the related Purchase Date, certified true, correct and complete copies of organizational documents and certified true, correct and complete copies of resolutions (or similar authority documents) with respect to the execution, delivery and performance of the Affiliated Transferor Pledge Agreement and each other document to be delivered by such party from time to time in connection herewith; and (vi) approval of such Affiliated Transferor Pledgor by Buyer in its sole discretion. The Affiliated Transferor Pledge Agreement Requirements in clauses (i), (iii), (iv), (v) and (vi) may be deemed satisfied with respect to a Purchased Asset if the applicable Affiliated Transferor previously delivered an Affiliated Transferor Pledge Agreement with respect to which all Affiliated Transferor Pledge Agreement Requirements were satisfied and such Affiliated Transferor Pledge Agreement remains in effect and covers the transfer of such Purchased Asset. “Affiliated Transferor Pledged Collateral” shall have the meaning given to the term “Pledged Collateral” in the Affiliated Transferor Pledge and Security Agreement. “Affiliated Transferor Pledgor” shall mean, individually or collectively, any Affiliated Transferor that delivers an Affiliated Transferor Pledge Agreement and its successors- in-interest. “Affiliated Transferor Pledgor Financing Statement” shall mean, with respect to any Affiliated Transferor Pledgor, a UCC financing statement in appropriate form for filing in the jurisdiction of formation of such Affiliated Transferor Pledgor and naming such Affiliated Transferor Pledgor as “Debtor” and Buyer as “Secured Party” and describing as “Collateral” all of the items set forth in the definition of Pledged Collateral in the applicable Affiliated Transferor Pledge Agreement. “Agreement” shall have the meaning specified in the introductory paragraph hereof. “Amortization Period” shall have the meaning specified in Section 3(l). “Annual Fee” shall have the meaning specified in the Fee Letter. “Anti-Corruption Laws” shall mean (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any laws or regulations applicable to any Seller Party and any of their respective Affiliates from time to time concerning or relating to bribery or corruption. “Anti-Money Laundering Laws” shall mean any laws or regulations applicable to any Seller Party and any of their respective Affiliates from time to time concerning or relating to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

-4- 1635362689.2 “Asset Information” shall mean, with respect to any Purchased Asset, the information specified in Exhibit VI attached hereto to the extent applicable to such Purchased Asset. “Asset Schedule and Exceptions Report” shall have the meaning specified in the Custodial Agreement. “Assets” shall have the meaning specified in Section 1. “Bailee” shall mean (i) Ropes & Gray LLP or (ii) any other attorney, law firm or a title company acceptable to Buyer in its sole discretion. “Bailee Letter” shall mean a letter substantially in the form of Exhibit XI or such other form as may be approved by Buyer in its sole and absolute discretion, delivered by a Bailee to Buyer and Custodian, wherein such Bailee is (i) in possession of the complete Purchased Asset File related to the applicable Eligible Asset, (ii) acknowledges receipt of such complete Purchased Asset File, (iii) confirms, pursuant to the Bailee Trust Receipt delivered in connection with such Bailee Letter, that it is holding all documents comprising the complete Purchased Asset File for the related Asset as Bailee for the benefit of, or as agent on behalf of, Buyer under the terms of such letter, and (iv) agrees that it shall deliver all documents comprising the complete Purchased Asset File for the related Asset to Custodian, or as otherwise directed by Buyer in writing, by not later than the fifth (5th) Business Day following the Purchase Date for the related Asset. “Bailee Trust Receipt” shall mean a trust receipt issued by Bailee to Buyer in accordance with and substantially in the form contained in the Bailee Letter confirming Bailee’s possession of the Purchased Asset Documents listed thereon. “Bankruptcy Code” shall mean The Bankruptcy Reform Act of 1978, as amended from time to time. “Benchmark” shall mean, initially, Term SOFR; provided, that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement; and provided, further, that (i) in no event shall Benchmark with respect to any Transaction be less than the applicable Benchmark Floor and (ii) during the Benchmark Unavailability Period is in effect, then “Benchmark” shall mean the Prime Rate. “Benchmark Floor” shall have the meaning specified in the Pricing Letter. “Benchmark Replacement” shall mean the first alternative set forth in the order below that can be determined by Buyer as of the Benchmark Replacement Date: (1) the sum of (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment, (2) the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment,

-5- 1635362689.2 (3) the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment, or (4) The sum of (a) the alternate rate of interest that has been selected by Buyer as the replacement for the then-current Benchmark giving due consideration to (A) any selection or recommendation of a replacement rate or the mechanism for determining such rate by the Relevant Governmental Body at such time or (B) any evolving or then-prevailing market convention for determining a rate of interest as a replacement for the then-current Benchmark for U.S. dollar- denominated floating rate CMBS loans, syndicated or bilateral commercial mortgage loans or commercial mortgage loan warehouse facilities at such time with respect to similarly situated counterparties as Seller under commercial real estate repurchase facilities financing substantially similar assets to the Purchased Assets and (b) the Benchmark Replacement Adjustment; provided that, in the case of clause (1) above, such rate, or the underlying rates component thereof, is or are displayed on a screen or other information service that publishes such rate or rates from time to time as selected by Buyer in its reasonable discretion, and provided further in all cases that in no event shall the Benchmark Replacement for any Pricing Rate Period be deemed to be less than the Benchmark Floor. “Benchmark Replacement Adjustment” shall mean the first alternative set forth in the order below that can be determined by Buyer as of the Benchmark Replacement Date: (1) the spread adjustment or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; (2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and (3) the spread adjustment or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Buyer giving due consideration to the then-prevailing market convention for determining a spread adjustment with respect to similarly situated counterparties as Seller under commercial real estate repurchase facilities financing substantially similar assets to the Purchased Assets, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate CMBS loans, syndicated or bilateral commercial mortgage loans or commercial mortgage loan warehouse facilities at such time; provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by Buyer in its reasonable discretion. “Benchmark Replacement Date” shall mean:

-6- 1635362689.2 (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; and (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein. For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date shall be deemed to have occurred prior to the Reference Time for such determination. “Benchmark Replacement Transaction” shall mean, with respect to any Pricing Rate Period, any Transaction with respect to which the Pricing Rate for such Pricing Rate Period is determined with reference to a Benchmark Replacement. “Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; (2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or (3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative. “Benchmark Transition Notice” shall have the meaning specified in Section 6(b)(iii). “Benchmark Unavailability Period” shall mean, unless and until a Benchmark Replacement is implemented with respect to the then-current Benchmark pursuant to Section 6(c), for each (if any) Pricing Rate Period for which Buyer determines in its sole discretion that (a) adequate and reasonable means do not exist for ascertaining the then-current Benchmark (including, if the Benchmark is the Term SOFR Reference Rate, that Term SOFR cannot be determined in accordance with the definition thereof) or (b) that it is unlawful to use the then- current Benchmark to determine the applicable Pricing Rate for any Pricing Rate Period.

-7- 1635362689.2 “Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association. “Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230. “BHC Act Affiliate” shall have the meaning assigned to the term “Affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Borrower” shall mean (a) the obligor on a Promissory Note and (b) (i) in the case of a Mortgage Loan related to the applicable Purchased Asset, the grantor of the related Mortgage or (ii) in the case of a Mezzanine Loan related to the applicable Purchased Asset, the grantor of the pledge under the related pledge agreement. “Breakage Costs” shall mean all accrued and unpaid actual out-of-pocket cost, loss or expense of terminating or replacing any hedging or term financing transactions; provided that, no Breakage Costs shall be due in connection with any permitted or required reductions of the Purchase Price on any day other than a Remittance Date or any conversion of a transaction to a Benchmark Replacement Transaction on any date other than a Pricing Rate Determination Date. “Business Day” shall mean a day other than (i) a Saturday or Sunday, (ii) any day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in the State of New York or in the state where the corporate trust office of Custodian is located, or (iii) any day on which the New York Stock Exchange is closed. “Business Plan” shall mean, with respect to any Transitional Loan, the business plan submitted by Seller and approved in writing by Buyer. “Buyer” shall have the meaning specified in the introductory paragraph hereof. “Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all membership or other equivalent interests (certificated or uncertificated) in any limited liability company, and any and all partnership or other equivalent interests in any partnership, limited partnership or limited liability company, and any and all warrants or options to purchase any of the foregoing. “Capitalized Lease Obligations” shall mean, with respect to any Person, obligations of such Person to pay rent or other amounts under a lease of a property that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on the balance sheet prepared in accordance with GAAP of the applicable Person as of the applicable date.

-8- 1635362689.2 “Cause” means, with respect to an Independent Manager or Independent Director, (w) acts or omissions by such Independent Manager that constitute willful disregard of such Independent Manager or Independent Director’s duties as set forth in Seller’s organizational documents, (x) that such Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Manager or Independent Director, (y) that such Independent Manager or Independent Director is unable to perform his or her duties as Independent Manager or Independent Director due to death, disability or incapacity, or (z) that such Independent Manager or Independent Director no longer meets the definition of Independent Manager or Independent Director. “Change of Control” shall mean the occurrence of any of the following events: [***] “Clean-up Date” shall have the meaning specified in Section 3(l). “Closing Date” shall mean March 13, 2026. “Collateral” shall have the meaning specified in Section 7(a). “Collection Account” shall have the meaning specified in Section 5(c). “Combined Asset” shall mean any Eligible Asset or Purchased Asset that is comprised of a Senior Asset and a related Stapled Mezzanine Asset. Unless otherwise specified any Combined Asset shall be treated as a single Eligible Asset or Purchased Asset, as applicable, under the Transaction Documents. Notwithstanding anything to the contrary, unless otherwise expressly agreed in writing, any Stapled Mezzanine Asset shall be repurchased hereunder simultaneously with the related Senior Asset. “Committed Future Advanced Purchased Asset” shall mean any Purchased Asset designated as a Committed Future Advanced Purchased in the related Confirmation. “Compounded SOFR” shall mean the compounded average of SOFR for a one- month period, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Pricing Rate Period) being established by Buyer in accordance with: (1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that, (2) if, and to the extent that, Buyer determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate, that Buyer determines are substantially consistent with at least two currently outstanding U.S. dollar-denominated repurchase facilities, syndicated or bilateral commercial mortgage loans, commercial mortgage loan warehouse facilities or similar structured finance arrangements with respect to similarly situated counterparties as Seller under commercial

-9- 1635362689.2 real estate repurchase facilities financing substantially similar assets to the Purchased Assets at such time (as a result of amendment or as originally executed); provided, further, that if Buyer decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for Buyer, then Compounded SOFR shall be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.” “Confidential Information” shall have the meaning specified in Section 12(q). “Confirmation” shall have the meaning specified in Section 3(c)(ix). “Conforming Changes” shall mean, with respect to any Benchmark or Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Pricing Rate Determination Date”, the definition of “Prime Rate”, the definition of “Pricing Rate Period,” the definition of “Reference Time,” the timing and frequency of determining rates and the timing (but not the frequency) of making payments of interest, and other administrative matters) that Buyer reasonably decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Buyer in a manner substantially consistent with market practice for commercial real estate repurchase facilities or similar structured finance arrangements (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines in good faith that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents), provided that such changes implemented by Buyer are substantively similar, taken as a whole, together with all other provisions of the Transaction Documents after giving effect to such changes, to the changes applied by Buyer in connection with the administration of the Benchmark Replacement for all similarly situated customers under similar commercial real estate repurchase facilities for assets similar to the Purchased Assets. “Control” shall mean, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative thereto. “Controlling Holder” shall mean, the holder of any Promissory Note or Participation Interest, to the extent that such holder has the full power, authority and discretion to service (or cause to be serviced) the related Mortgage Loan and/or Stapled Mezzanine Loan and to direct servicing actions with respect thereto (including, without limitation, to modify and amend the terms thereof and to pursue remedies and enforcement actions) (provided that the granting or possession of major or fundamental decision rights or similar consent rights in favor of any holder of a companion Promissory Note or companion Participation Interests shall not cause “full power, authority and discretion” to be deemed absent for the purposes of this definition). “Covenant Compliance Certificate” shall mean a properly completed and executed Covenant Compliance Certificate substantially in the form of Exhibit X hereto.

-10- 1635362689.2 “Credit Event” shall have the meaning specified in the Fee Letter. “Custodial Agreement” shall mean the Custodial Agreement, dated on or about the Closing Date, among Custodian, Seller and Buyer as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement entered into by Buyer, Seller and the applicable Custodian. “Custodial Delivery” shall have the meaning specified in the Custodial Agreement. “Custodian” shall mean Computershare Trust Company, N.A. or any successor custodian appointed by Buyer and reasonably acceptable to Seller. “Default” shall mean any Event of Default or event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default. “Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Default Threshold” shall have the meaning specified in the Fee Letter. “Delaware LLC Act” shall mean Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended. “Dividing LLC” shall mean a Delaware limited liability company that is effecting a Division pursuant to and in accordance with Section 18-217 of the Delaware LLC Act. “Division” shall mean the division of a Dividing LLC into two or more domestic limited liability companies pursuant to and in accordance with Section 18-217 of the Delaware LLC Act. “Division LLC” shall mean a surviving company, if any, and each resulting company, in each case that is the result of a Division. “Dollars” and “$” shall mean freely transferable lawful money of the United States of America. “Draw Fee” shall have the meaning specified in the Fee Letter. “Due Diligence Package” shall have the meaning specified in Exhibit VII to this Agreement. “Early Repurchase Date” shall have the meaning specified in Section 3(d). “Effective Advance Rate” shall mean, with respect to any Purchased Asset as of any date of determination, the percentage obtained by dividing the then outstanding Purchase Price of the Purchased Asset by the unpaid principal balance of such Purchased Asset. “Eligibility Criteria” shall have the meaning specified in the Fee Letter.

-11- 1635362689.2 “Eligible Asset” shall mean (a) a Mortgage Loan or Combined Asset that: (i) is performing as of the related Purchase Date; (ii) is approved by Buyer in its sole and absolute discretion as of the related Purchase Date; (iii) satisfies the criteria in the definition of Eligibility Criteria applicable to such asset as of the related Purchase Date, as determined by Buyer in its sole discretion; (iv) as of it Purchase Date, conforms with the applicable Purchased Asset Representations in all material respects; (v) is not a Non-Performing Asset as of the related Purchase Date; (vi) accrues interest at a floating rate based on Term SOFR or a Benchmark Replacement; (vii) has an interest rate cap in place that is acceptable to Buyer in its sole and absolute discretion as of the related Purchase Date; (viii) has an underlying borrower/obligor that is a bankruptcy remote special purpose entity; (ix) is secured by a first Lien mortgage or deed of trust on one or more properties that are of an Eligible Property Type and otherwise satisfy the criteria set forth in the definition of Eligible Property Type, and in the case of a Stapled Mezzanine Asset, is secured by first lien pledges of all of the equity interests in entities that own, directly or indirectly, the real property that serves as collateral for the related Mortgage Loan; (x) is not a mortgage-backed security; (xi) is not construction loan or a loan secured by raw, vacant or unimproved land (provided, for the avoidance of doubt, that loan proceeds (including future advances) may be used for capital expenditures); (xii) has a maximum tenor of five (5) years, including all extensions available under the Purchased Asset Documents; and (xiii) has an applicable Qualified Appraisal that is (A) dated within one-hundred- eighty (180) days of the related Purchase Date and (B) acceptable to Buyer in its sole and absolute discretion as of the Purchase Date; (b) a senior Participation Interest in a Mortgage Loan and/or Combined Asset that satisfies the criteria set forth in clause (a) above, which senior Participation Interest is evidenced by a Participation Certificate; or

-12- 1635362689.2 (c) a Senior Note representing the most senior interest in an A/B structure or an A-1 Note representing the controlling pari passu interest in the most senior interests in a senior pari passu structure that, in each case, evidences an interest in a Mortgage Loan and/or Combined Asset that satisfies the criteria set forth in clause (a) above; provided that any Mortgage Loan or Participation Interest with respect to which Seller or any of its Affiliates owns, directly or indirectly, any related preferred equity or other equity interest in the related Borrower or any of its Affiliates, shall not be an Eligible Asset. “Eligible Assignee” shall mean any person which (i) is a Qualified Transferee and (ii) is not a Prohibited Transferee. “Eligible Property Type” shall mean office, retail, industrial, self-storage, hospitality and/or multi-family (including manufactured housing communities and student housing) or properties made up of any combination of the foregoing. The Eligible Property Type criteria set forth herein may be revised by Buyer in its sole and absolute discretion with respect to any new Eligible Assets proposed to be purchased by Buyer under this Agreement prior to the Purchase Date of such Eligible Asset. “Environmental Law” shall mean any federal, state, foreign or local statute, law, rule, regulation, ordinance, code now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to- Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time. “Equity Certificate” means, with respect to each Mezzanine Loan, the certificate representing 100% of the Equity Interests in each entity which is a Borrower under the related Mortgage Loan that owns, directly or indirectly, the related Mortgaged Property that serve as collateral for the related Mortgage Loan, in the form attached to the organization documents of such entity, together with stock powers and membership interest powers with respect thereto executed in blank. “Equity Interests” shall mean, with respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of Capital Stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and

-13- 1635362689.2 whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date. “Equity Pledge Agreement” shall mean that certain Equity Pledge and Security Agreement, dated as of the Closing Date, by Equity Pledgor in favor of Buyer, in form and substance acceptable to Buyer in its sole discretion, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement. “Equity Pledged Collateral” shall have the meaning given to the term “Pledged Collateral” in the Equity Pledge Agreement. “Equity Pledgor” shall mean REFT Pledgor LLC, a Delaware limited liability company. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. “ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Internal Revenue Code of which a Seller Party is a member and (b) solely for purposes of potential liability under Section 302 of ERISA and Section 412 of the Internal Revenue Code, described in Section 414(m) or (o) of the Internal Revenue Code of which a Seller Party is a member. “EU Securitisation Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation and amending certain other European Union directives and regulations, as supplemented from time to time by any relevant regulatory technical standards adopted by the European Commission by means of a delegated act or implementing technical standards adopted by means of an implementing act. “EU SR Disclosure Technical Standards” shall mean Commission Delegated Regulation (EU) 2020/1224 (as amended). “EU SR Regulation Event” shall mean (a) the Buyer receives a direction or requirement from any national or supra-national regulatory or supervisory authority charged with responsibility for the prudential supervision or regulation of the Buyer (a “Relevant Regulator”) stating that the Retention Holder is failing to comply with (i) the requirements under Article 6 of the EU Securitisation Regulation and/or (ii) any other requirements of the EU Securitisation Regulation that the Retention Holder has, under the terms of this Agreement or the Risk Retention Letter, agreed to comply with, provided that if Buyer receives such statement the Buyer shall reasonably assess the applicability and validity of such statement and such requirement to the Retention Holder in a manner that is consistent with the manner in which such assessment (or similar assessments) are made in relation to any such statements received in respect of other securitisation positions held by the Buyer with similarly situated borrowers and related retention holders that prior to such statement agreed to comply with the requirements under Article 6 of the EU Securitisation Regulation and any of the other requirements of the EU Securitisation Regulation that the Retention Holder has, under the terms of this Agreement or the Risk Retention

-14- 1635362689.2 Letter, agreed to comply with or (b) if, following any change in or the adoption of any new law, rule, direction, regulatory technical standard or regulation under the EU Securitisation Regulation, or if any Relevant Regulator publishes an opinion, recommendation or guidance in relation to the EU Securitisation Regulation (each such change or adoption a “Change”), the Buyer determines, acting reasonably, that, as a result of the Change (i) the amount of the Retention Interest (as defined in the Risk Retention Letter) held by the Retention Holder is required to be increased in order to comply with the requirements under Article 6 of the EU Securitisation Regulation as in effect on such date or (ii) the Retention Holder is otherwise failing to comply with the requirements under Article 6 of the EU Securitisation Regulation and/or any other requirements of the EU Securitisation Regulation that the Retention Holder has, under the terms of this Agreement or the Risk Retention Letter, agreed to comply with, provided that any such determination is made in a manner that is consistent with the manner in which such determinations (or similar determinations) are made in relation to other securitisation positions held by the Buyer with similarly situated borrowers and related retention holders that prior to such Change agreed to comply with the requirements under Article 6 of the EU Securitisation Regulation and any of the other requirements of the EU Securitisation Regulation that the Retention Holder has, under the terms of this Agreement or the Risk Retention Letter, agreed to comply with. “Event of Default” shall have the meaning specified in Section 14(a). “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended. “Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to Buyer or required to be withheld or deducted from a payment to Buyer: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Buyer being organized under the laws of, or having its principal office or the office from which it books the Transactions located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Buyer with respect to an interest in the Repurchase Obligations pursuant to a law in effect on the date on which Buyer (i) acquires such interest in the Repurchase Obligations or (ii) changes the office from which it books the Transactions, except in each case to the extent that, pursuant to Section 31 of this Agreement, amounts with respect to such Taxes were payable either to Buyer’s assignor immediately before Buyer became a party hereto or to Buyer immediately before it changed the office from which it books the Transactions, (c) Taxes attributable to Buyer’s failure to comply with Section 31 of this Agreement and (d) any U.S. federal withholding Taxes imposed under FATCA. “Exit Fee” shall have the meaning specified in the Fee Letter. “Extension Period” shall have the meaning specified in Section 3(k). “Facility Limit” shall mean $500,000,000 “FATCA” shall mean Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together in each case with any

-15- 1635362689.2 current or future regulations, guidance or official interpretations thereof, any agreements entered into pursuant thereto, including any intergovernmental agreements and any rules or guidance implementing such intergovernmental agreements. “FDIA” shall have the meaning specified in Section 22(c). “FDICIA” shall have the meaning specified in Section 22(d). “Fee Letter” shall mean the Fee and Pricing Letter between Seller and Buyer dated as of the Closing Date, or any successor agreement thereto approved by Buyer in its sole discretion, as may be amended, modified and/or restated from time to time in accordance therewith. “Filings” shall have the meaning specified in Section 7(b). “Financial Statements” shall mean (a) the audited consolidated balance sheets and the related consolidated statements of income, retained earnings and cash flows for Guarantor and its consolidated subsidiaries for the applicable fiscal year and (b) the consolidated balance sheets and the related consolidated statements of income and retained earnings and of cash flows for Guarantor and its consolidated subsidiaries for the applicable quarterly period(s) with respect to the first three (3) fiscal quarters certified by a responsible officer of Guarantor. “Funding Date” shall mean any date on which any amount of Purchase Price is transferred from Buyer to Seller with respect to any Purchased Asset. “Future Advance Dispute” shall have the meaning specified in Section 12(m). “Future Advance Failure” shall mean, with respect to any Purchased Asset, the commencement of litigation or other proceeding alleging a failure to fund a future advance as and when required under the Purchased Asset Documents, in each case, continuing for [***] days or greater. “Future Advance Purchased Asset” shall mean any Purchased Asset with respect to which less than the full principal amount of the related Mortgage Loan is funded at origination and Seller is obligated, subject to the satisfaction of certain conditions precedent under the related Purchased Asset Documents, to make additional advances in the future to the related Borrower. For the avoidance of doubt, Buyer shall be under no obligation to agree to make any additional advances to Seller under any Future Advanced Purchased Asset other than in accordance with Section 3(h). “GAAP” shall mean United States generally accepted accounting principles consistently applied as in effect from time to time. “GLB Act” shall have the meaning specified in Section 12(q). “Governing Documents” shall mean, with respect to any Person, its articles or certificate of incorporation or formation, by-laws, partnership agreement, limited liability company agreement, memorandum and articles of association, operating or trust agreement and/or other organizational, charter or governing documents.

-16- 1635362689.2 “Governmental Authority” shall mean any national or federal government, any state, regional, local, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission or other Person (including, without limitation, any taxing authority) or any instrumentality or officer of any of the foregoing (including, without limitation, any court or tribunal) with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank) over any Seller Party, Affiliated Transferor Pledgor or Buyer, as applicable. “Guarantor” shall mean Goldman Sachs Real Estate Finance Trust Inc., a Maryland corporation. “Guaranty” shall mean the Guaranty, dated as of the Closing Date, from Guarantor in favor of Buyer, in form and substance acceptable to Buyer in its sole discretion, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement approved by Buyer. “Income” shall mean, with respect to any Purchased Asset at any time, (a) any collections or receipts of principal, interest, dividends, fees or other distributions or collections or any other amounts related to such Purchased Asset, including without limitation, the proceeds of any sale or other disposition of such Purchased Asset, but excluding (i) escrow or reserve amounts held pursuant to the terms of the related Purchased Asset Documents unless and until released to (or for the account of) Seller (as lender) in accordance with the terms thereof, (ii) base servicing fees permitted to be retained by the related Servicer pursuant to each of the Servicing Agreements as modified by the related Servicer Notice and (iii) origination fees and expense deposits or reimbursements paid by underlying obligors in connection with the origination and closing of the related Purchased Asset. “Indebtedness” shall mean, for any Person, without duplication, at any time, and only to the extent outstanding at such time: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (f) Indebtedness of others guaranteed by such Person to the extent of such guarantee; (g) all long-term payment obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person (including Capitalized Lease Obligations); (h) Indebtedness of general partnerships of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness to supply

-17- 1635362689.2 or advance sums or otherwise; and (i) any other indebtedness of such Person by a note, bond, debenture or similar instrument. Notwithstanding the foregoing, Indebtedness owing pursuant to a securitization transaction such as a REMIC securitization, a collateralized loan obligation transaction or other similar securitization that is not Recourse Indebtedness other than to the special purpose vehicle that is the issuer in such transaction shall not be considered Indebtedness for any Person. “Indemnified Amounts” and “Indemnified Parties” shall each have the respective meanings specified in Section 26(a). “Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes. “Independent Appraiser” shall mean any Pre-Approved Appraiser, in each case, that (i) holds a Member Appraisal Institute designation, (ii) is licensed or certified under the laws of the state where the applicable Mortgaged Property is located, (iii) has no interest, direct or indirect, in the Mortgaged Property and (iv) whose compensation is not affected by the approval or disapproval of the related Mortgage Loan and/or Mezzanine Loan. “Independent Director” or “Independent Manager” shall mean an individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, or Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors or Independent Managers, another nationally recognized company approved by Buyer in its sole discretion, in each case that is not an Affiliate of Seller or Equity Pledgor and that provides professional independent directors, independent managers and/or other corporate services in the ordinary course of its business, and which individual is duly appointed as Independent Director or Independent Manager of Seller or Equity Pledgor, as applicable, and is not, has never been, and will not while serving as Independent Director or Independent Manager be, any of the following: (a) a member, partner, equity holder, manager, director, officer or employee of Seller, Equity Pledgor, or any of their respective equity holders or Affiliates (other than as an Independent Director or Independent Manager of Seller or Equity Pledgor or an Affiliate of Seller or Equity Pledgor that does not own a direct or indirect ownership interest in Seller or Equity Pledgor and that is required by a creditor to be a single purpose bankruptcy remote entity, provided however that such Independent Director or Independent Manager is employed by a company that routinely provides professional Independent Directors or Independent Managers); (b) a creditor, supplier or service provider (including provider of professional services) to Seller, Equity Pledgor or any of their respective equity holders or Affiliates (other than through a nationally-recognized company that routinely provides professional Independent Directors, Independent Managers and/or other corporate services to Seller,

-18- 1635362689.2 Equity Pledgor, or any of their respective equity holders or Affiliates in the ordinary course of business); (c) a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or (d) a Person who controls (whether directly, indirectly or otherwise) any of the individuals described in the preceding clauses (a), (b) or (c). An individual who otherwise satisfies the preceding definition and satisfies subparagraph (a) by reason of being the Independent Director or Independent Manager of a single purpose entity affiliated with Seller or Equity Pledgor that does not own a direct or indirect ownership interest in Seller or Equity Pledgor shall be qualified to serve as an Independent Director or Independent Manager of Seller or Equity Pledgor if the fees that such individual earns from serving as Independent Director or Independent Manager of Affiliates of Seller or Equity Pledgor in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. “Initial Maturity Date” shall mean March 13, 2029 or the immediately succeeding Business Day. “Insolvency Law” shall mean any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution or similar law relating to the protection of creditors. “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. “Investment Company Act” shall mean the Investment Company Act of 1940. “ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time. “ISDA Fallback Adjustment” shall mean the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the then-current Benchmark. “ISDA Fallback Rate” shall mean the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the then-current Benchmark, excluding the applicable ISDA Fallback Adjustment. “Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement

-19- 1635362689.2 and any financing lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing. “Loan Servicer” shall mean Trimont LLC, or any other primary servicer approved by, or in the case of a termination of Loan Servicer pursuant to Section 29(c), appointed by Buyer, in each case in Buyer’s sole discretion as servicer of the Purchased Assets. “Loan Servicing Agreement” shall mean the Servicing and Asset Management Agreement, dated as of August 7, 2024, by and between Seller and Loan Servicer, as jointed in by Seller pursuant to that certain Joinder Agreement, dated as of the date hereof, and, if any other Loan Servicer is approved by Buyer in its sole discretion, any servicing agreement with such other Loan Servicer in respect of the Purchased Assets, which agreement is approved by Buyer in its sole and absolute discretion, as amended, modified, waived, supplemented, extended, restated or replaced from time to time. “Manager” shall mean [***]. “Mandatory Early Repurchase Event” shall mean, with respect to any Purchased Asset (a) such Purchased Asset is not, or ceases to be, an Eligible Asset, (b) in respect of which a material portion of the Purchased Asset File has not been delivered to Custodian or remains outstanding in violation of this Agreement, the Custodial Agreement (including, without limitation, if such Purchased Asset has been released from the possession of Custodian under the Custodial Agreement to Seller for a period in excess of the time period permitted under the Custodial Agreement) or any applicable Bailee Letter, (c) upon the occurrence of an NPA Repurchase Trigger Event, (d) with respect to which there has been a Material Modification, as determined by Buyer in its sole good faith discretion, and with respect to which Buyer has not expressly and specifically consented in writing thereto, (e) such Purchased Asset is subject to a material breach of any Purchased Asset Representation other than any MTM Representation, (f) the occurrence of a Future Advance Failure with respect to such Purchased Asset for which Seller has not deposited Reserve Funds with Buyer in accordance with Section 12(m) or (g) any other event or condition specifically designated as a Mandatory Early Repurchase Event in the related Confirmation, in each case, as determined by Buyer in its sole and absolute discretion. “Margin Deadline” shall mean the date that is [***] Business Days after the related delivery of such Margin Deficit Notice by Buyer. “Margin Deficit” shall have the meaning specified in the Fee Letter. “Margin Deficit Notice” shall have the meaning specified in Section 4(a) of this Agreement. “Margin Excess” shall have the meaning specified in the Fee Letter. “Margin Threshold” shall have the meaning specified in the Fee Letter. “Material Action” means, with respect to any Person, to file any insolvency, or reorganization case or proceeding, to institute proceedings to have such Person be adjudicated

-20- 1635362689.2 bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against such Person, to file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for such Person or a substantial part of its property, to make any assignment for the benefit of creditors of Seller, to admit in writing such Person’s inability to pay its debts generally as they become due, or to take action in furtherance of any of the foregoing. “Material Adverse Effect” shall mean a material adverse effect on (a) the property, business, financial condition, assets or operations of the Seller Parties taken as a whole, (b) the ability of the Seller Parties taken as a whole to perform their respective obligations under any of the Transaction Documents, (c) the validity or enforceability of any of the Transaction Documents, or (d) the rights and remedies of Buyer under any of the Transaction Documents, in each case, as determined by Buyer in its sole discretion exercised in good faith. “Material Modification” shall mean [***]. “Materials of Environmental Concern” shall mean any toxic mold, any petroleum (including, without limitation, crude oil or any fraction thereof) or petroleum products (including, without limitation, gasoline) or any hazardous or toxic substances, materials or wastes, or pollutants and contaminants defined as such in or regulated under any Environmental Law which is applicable to Seller or any Mortgaged Property or any property owned by any Seller Party, including, without limitation, asbestos, polychlorinated biphenyls, and urea-formaldehyde insulation. “Maturity Date” shall mean the later of (a) the Initial Maturity Date, as such date may be extended pursuant to Section 3(k) or (b) the earlier of (i) such later date as may be in effect pursuant to Section 3(l)(i) (ii) and (ii) [***]. “Maturity Date Extension Conditions” shall have the meaning specified in Section 3(k). “Maximum Advance Rate” shall have the meaning specified in the Fee Letter. “Mezzanine Loan” shall mean a whole mezzanine loan that is secured by a pledge of all of the equity interests in the entity or entities that own, directly or indirectly, the Mortgaged Property securing the related Mortgage Loan. “Mezzanine Loan Documents” shall mean, with respect to any Mezzanine Loan, those documents executed in connection with and/or evidencing or governing such Mezzanine Loan, including, without limitation, those that are required to be delivered to Custodian under the Custodial Agreement. “Mortgage” shall mean any mortgage, deed of trust, deed to secure debt, assignment of rents, security agreement and fixture filing, or other instruments creating and evidencing a lien on real property and other property and rights incidental thereto.

-21- 1635362689.2 “Mortgage Loan” shall mean a whole mortgage loan that is secured by a first Lien on one or more commercial or multi-family properties. “Mortgage Loan Documents” shall mean, with respect to any Mortgage Loan, those documents executed in connection with and/or evidencing or governing such Mortgage Loan, including, without limitation, those that are required to be delivered to Custodian under the Custodial Agreement. “Mortgaged Property” shall mean, in the case of (a) a Mortgage Loan, the mortgaged property securing such Mortgage Loan; (b) a Mezzanine Loan, the mortgaged property indirectly securing such Mezzanine Loan and (c) a Participation Interest, the mortgaged property, directly or indirectly, securing the Mortgage Loan and/or Mezzanine Loan, as applicable, in which such Participation Interest represents a participation, as applicable. “MTM Representation” means each of the following representations set forth on Exhibit V hereto, solely to the extent of any breach occurring after the applicable Purchase Date: (i) [***]); (ii) [***]; (iii) [***]; and (iv) [***]. “Non-Performing Asset” shall have the meaning specified in the Fee Letter. “Non-Recourse Indebtedness” shall mean, for any period, with respect to any Person and its consolidated subsidiaries, without duplication, any of the following: (i) Indebtedness under convertible debt notes not subject to margin calls, (ii) recourse Indebtedness arising solely by reason of customary recourse carve-outs under a non-recourse guaranty or agreement, including, but not limited to, fraud, misappropriation and misapplication, bankruptcy, and environmental indemnities, but, in any case, only to the extent that no full or partial recourse condition under the applicable guaranty or agreement has been triggered and no claim has been (and, in any such case, only to the extent of such partial recourse obligation) made under the applicable guaranty or agreement, and (iii) any springing recourse obligations (including guarantee obligations) of such Person (or any of its consolidated subsidiaries) in connection with the issuance of, and obligations under, the securities or related instruments or certificates in a collateralized loan obligation transaction for which the related recourse trigger has not occurred and with respect to which no claim has been made. “Notice to Borrower” shall mean a notice, substantially in the form of Exhibit XII hereto, which Buyer may send or cause to be sent to each Borrower of a Purchased Asset subject to a Transaction following the occurrence and during the continuance of an Event of Default. “NPA Paydown Amount” shall have the meaning specified in the Fee Letter.

-22- 1635362689.2 “NPA Repurchase Trigger Event” shall have the meaning specified in the Fee Letter. “Origination Loan” shall have the meaning specified in Subordinated Facilities Agreement. “Other Connection Taxes” shall mean Taxes imposed as a result of a present or former connection between Buyer and the jurisdiction imposing such Taxes (other than a connection arising solely as a result of Buyer having executed, delivered, become a party to, performed its obligations under, received payments under, or received or perfected a security interest under any Transaction Document). “Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, a Transaction Document, except any such Taxes imposed with respect to an assignment, transfer or sale of participation or other interest in or with respect to the Transaction Document. “Participant Register” shall have the meaning specified in Section 19(e). “Participation Certificate” shall mean the original participation certificate, if any, that was executed and delivered in connection with a Participation Interest. “Participation Interest” shall mean a participation interest in a performing Mortgage Loan or Mezzanine Loan evidenced by a Participation Certificate. “Participation Interest Documents” shall mean, for any Participation Interest, the Participation Certificate, together with any co-lender agreements, participation agreements and/or other intercreditor agreements or other documents governing or otherwise relating to such Participation Interest, and the Mortgage Loan Documents for the related Mortgage Loan, and including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement. “Patriot Act” shall mean the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)). “Permitted Liens” shall mean any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced: (a) Liens for state, municipal or other local taxes not yet due and payable or with respect to which adequate reserves have been made in accordance with GAAP and (b) Liens granted pursuant to the Transaction Documents. “Person” shall mean an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant- in-common, trust, joint stock company, joint venture, unincorporated organization, or any other entity of whatever nature, or a Governmental Authority.

-23- 1635362689.2 “Plan” shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), including any single-employer plan or multiemployer plan (as such terms are defined in Section 4001(a)(15) and in Section 4001(a)(3) of ERISA, respectively), that is subject to Title IV or Section 302 of ERISA or Section 412 of the Internal Revenue Code. “Plan Assets” shall mean “plan assets” as such term is defined by 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA. “Pledge Agreement” shall mean, with respect to each Mezzanine Loan, the pledge of all of the equity interests in the entity or entities that own, directly or indirectly, the related Mortgaged Property securing the related Mortgage Loan. “Pledged Collateral” shall mean, collectively the Equity Pledged Collateral, the Affiliated Transferor Pledged Collateral and the Receivables Pledged Collateral. “Pre-Approved Appraiser” shall mean the appraisal firms set forth on Exhibit XI or other appraisal firms approved by Buyer in its sole and absolute discretion from time to time in writing. “Price Differential” shall mean, with respect to any Purchased Asset and any Pricing Rate Period, the amount equal to the product of (a) the applicable Pricing Rate for such Purchased Asset and (b) the daily outstanding Purchase Price of such Purchased Asset, calculated on the basis of a three-hundred-sixty (360)-day year and the actual number of days during the applicable Pricing Rate Period. “Pricing Rate” shall mean, for any Pricing Rate Period and any Transaction: (a) an annual rate equal to the sum of (i) the greater of (x) the Benchmark and (y) zero and (ii) the relevant Pricing Spread, in each case, for the applicable Pricing Rate Period for the related Purchased Asset, and (b) during the continuance of an Event of Default, the amount specified in clause (a) plus [***] The Pricing Rate shall be subject to adjustment and/or conversion as provided in Section 6 or the related Confirmation. “Pricing Rate Determination Date” shall mean with respect to any Pricing Rate Period, the second (2nd) U.S. Government Securities Business Day preceding the first (1st) day of such Pricing Rate Period. “Pricing Rate Period” shall mean, with respect to any Transaction and any Remittance Date (a) in the case of the first Pricing Rate Period, the period commencing on and including the Purchase Date for such Transaction and ending on and excluding the following Remittance Date, and (b) in the case of any subsequent Pricing Rate Period, the period commencing on and including the immediately preceding Remittance Date and ending on and excluding the following Remittance Date; provided however that in no event shall any Pricing Rate Period for a Purchased Asset end subsequent to the Repurchase Date for such Purchased Asset (or,

-24- 1635362689.2 if the Purchased Asset relating to such Transaction is not repurchased on the Repurchase Date therefor, such later date on which the Purchased Asset is actually repurchased). “Pricing Spread” shall have the meaning specified in the Fee Letter. “Prime Rate” shall mean the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates) on the applicable Pricing Rate Determination Date. The Prime Rate shall be determined by Buyer or its agent which determination shall be conclusive absent manifest error. Notwithstanding the foregoing, in no event shall the Prime Rate be less than zero. “Principal Payment” shall mean, for any Purchased Asset, any amount applied to reduce the principal or other invested amount of such Purchased Asset, including, without limitation, (i) a scheduled principal payment or any principal prepayment, (ii) net insurance or net condemnation proceeds, to the extent received and applied to reduce the principal amount of the related Purchased Asset, or (iii) any net proceeds from any sale, refinancing, liquidation or other disposition of the underlying real property or interest relating to such Purchased Asset to the extent applied to reduce the principal amount of the related Purchased Asset. “Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding. “Prohibited Person” shall mean (i) a person or entity whose name appears on the list of Specially Designated Nationals and Blocked Persons by the Office of Foreign Assets Control (“OFAC”), (ii) any foreign shell bank, and (iii) any person or entity resident in or whose subscription funds are transferred from or through an account in a jurisdiction that has been designated as a non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering (“FATF”), of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur. “Prohibited Transferees” shall have the meaning specified in Exhibit XV to this Agreement. “Promissory Note” shall mean a note or other evidence of indebtedness under a Mortgage Loan or a Mezzanine Loan. “Purchase Date” shall mean, with respect to any Purchased Asset, the date on which Buyer purchases such Purchased Asset from Seller hereunder. “Purchase Price” shall mean, with respect to any Purchased Asset, the price at which such Purchased Asset is transferred by Seller to Buyer on the applicable Purchase Date, increased by (i)(a) any Purchase Price increase paid by Buyer to Seller pursuant to Section 3(h) or Section 3(m) and (b) any amounts as otherwise applied to increase the Purchase Price under this Agreement and decreased by (ii)(a) the portion of any Principal Payments on such Purchased Asset that are applied pursuant to Section 5 to reduce the Purchase Price for such Purchased Asset, (b) any amounts applied to reduce the Purchase Price of the Purchased Asset pursuant to Section 4 in connection with the cure of any Margin Deficit and (c) any other amounts applied by Buyer

-25- 1635362689.2 hereunder to reduce the Purchase Price for the Purchased Asset, and as increased by any accrued and unpaid Price Differential (other than with respect to accrued and unpaid Price Differential for the current Pricing Rate Period) with respect to such Purchased Asset; provided that, for any Combined Asset that is comprised of a Mortgage Loan and a Stapled Mezzanine Asset, the Purchase Price of such Combined Asset shall not exceed the unpaid principal balance of the Mortgage Loan. “Purchased Asset” shall mean (a) with respect to any Transaction, the Eligible Asset sold by Seller to Buyer in such Transaction and (b) with respect to the Transactions in general, all Eligible Assets sold by Seller to Buyer (other than Purchased Assets that have been repurchased by Seller). A Purchased Asset that is repurchased by Seller in accordance with this Agreement shall cease to be a Purchased Asset. Unless otherwise specified, any reference to a Purchased Asset which is a Mortgage Loan shall include the Mortgage Loan and any related Mezzanine Loan, if any, that is subject to the same Transaction. “Purchased Asset Documents” shall mean, individually or collectively, as the context may require, the related Mortgage Loan Documents, Mezzanine Loan Documents and/or the related Participation Interest Documents, including, without limitation, with respect to any Purchased Asset, all documents comprising the related Purchased Asset File for such Purchased Asset. “Purchased Asset Representations” shall mean, with respect to any Purchased Asset or prospective Purchased Asset, the representations and warranties set forth in Exhibit V hereto, plus any representations and warranties applicable to such Purchased Asset as set forth in the related Confirmation (including any schedules or exhibits thereto) for such Purchased Asset, in each case, as modified by any Requested Exceptions Report approved by Buyer in its sole and absolute discretion and set forth on Schedule 3 to the related Confirmation. “Purchased Asset File” shall mean, with respect to any Purchased Asset, the documents specified as the “Purchased Asset File” in the Custodial Agreement, together with any additional documents and information required to be delivered to Buyer or its designee (including Custodian or a Bailee) pursuant to this Agreement and/or the Custodial Agreement. “Purchased Asset Schedule” shall mean, with respect to any Purchased Asset, a schedule attached to the related Confirmation containing information relating to such Purchased Asset, which schedule shall be substantially similar to Schedule 1 attached to the Form of Confirmation Statement attached hereto as Exhibit II hereto. “Qualified Appraisal” shall mean, with respect to each Mortgaged Property (a) an appraisal of the related Mortgaged Property conducted by an Independent Appraiser in accordance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and, in addition, certified by such Independent Appraiser as having been prepared in accordance with both of (i) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, and (ii) the requirements of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989 (including its implementing regulations and guidelines), in each case as in effect on the date such Mortgage Loan was originated.

-26- 1635362689.2 “Qualified Transferee” shall mean (i) a bank, financial institution, investment company, investment fund, investment manager, investment bank, real estate investment trust, pension fund, insurance company, trust company, savings and loan association, commercial credit corporation, pension fund advisory firm, mutual fund, governmental entity or plan, or similar Person, or an Affiliate of any of the foregoing, provided, that, in all instances, such Person has (A) total assets (in name or under management) in excess of [***] and capital/statutory surplus or shareholder’s equity of [***] and (B) is regularly engaged in the business of making or owning commercial real estate loans or interests therein (including, without limitation, “B” notes, participation interests and mezzanine loans with respect to commercial real estate), (ii) any Affiliate of Buyer, or (iii) any other Person to which Seller has consented. “Receivables Pledge Agreement” shall mean the Receivables Pledge Agreement by Subordinate Lender, as pledgor, in favor of Buyer, as pledgee, in form and substance acceptable to Buyer, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement. “Receivables Pledged Collateral” shall have the meaning given to the term “Pledged Collateral” in the Receivables Pledge Agreement. “Recourse Indebtedness” shall mean, for any Person on any date, any Indebtedness of such Person which is not Non-Recourse Indebtedness. “Reference Time” shall mean, with respect to any Pricing Rate Period, 11:00 a.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day preceding the first (1st) day of such Pricing Rate Period. “Register” shall have the meaning specified in Section 19(c). “Release Letter” shall mean a letter substantially in the form of Exhibit IX hereto (or such other form as may be acceptable to Buyer). “Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto. “Remittance Date” shall mean the eighteenth (18) calendar day of each month, or the immediately succeeding Business Day, if such calendar day shall not be a Business Day, or such other day as is mutually agreed to by Seller and Buyer. “Repurchase Date” shall mean the date on which Seller is required to repurchase any or all Purchased Assets subject to a Transaction from Buyer or the date on which a Purchased Asset shall no longer be subject to a Transaction, which shall be the earliest to occur of (i) the Maturity Date, (ii) any date determined by application of the provisions of Section 3(g), (iii) the Accelerated Repurchase Date, (iv) the date set forth in the applicable Confirmation, (v) the Early Repurchase Date with respect to such Purchased Asset, or (vi) the maturity date of such Purchased Assets or, in the case of a Participation Interest, the maturity date of the underlying Mortgage Loan and/or Mezzanine Loan (subject to any extension, if applicable, in accordance with (A) Section 3 of the Fee Letter or (B) the related Purchased Asset Documents). Notwithstanding anything to the

-27- 1635362689.2 contrary herein, any Stapled Mezzanine Asset that is a Purchased Asset shall be repurchased simultaneously with the repurchase of the related Senior Asset. “Repurchase Obligations” shall have the meaning specified in Section 7(a). “Repurchase Price” shall mean, with respect to any Purchased Asset as of its Repurchase Date or any date on which the Repurchase Price is required to be determined hereunder, the price at which such Purchased Asset is to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including in the case of Transactions terminable upon demand) as the sum, without duplication, of (i) the outstanding Purchase Price for the related Purchased Asset as of such date of determination, (ii) the accrued but unpaid Price Differential for the related Purchased Asset as of such date of determination, (iii) all accrued and unpaid out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of outside counsel and any applicable Breakage Costs) of Buyer relating to such Purchased Assets required to be paid by Seller hereunder, (iv) the applicable Exit Fee due and payable in connection with the related repurchase and (v) any other fees, expenses, indemnities or other amounts due and payable to Buyer under this Agreement or any other Transaction Document, in each case, as of such date. “Requested Exceptions Report” shall have the meaning specified in Exhibit VII hereto. “Requirements of Law” shall mean, with respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date: all Governing Documents and all laws as in effect on such date (whether or not in effect on the Closing Date), statutes, rules, regulations, treaties, codes, directives, policies, ordinances, permits, pollution and spill prevention plans, certificates, orders and licenses of and interpretations by any Governmental Authority (including Environmental Laws, ERISA, regulations of the Board of Governors of the Federal Reserve System, and laws, rules and regulations relating to usury, licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), judgments, decrees, injunctions, writs, determinations, awards or orders of any court, arbitrator or other Governmental Authority. “Reserve Funds” shall have the meaning specified in Section 12(m). “Responsible Officer” shall mean, with respect to any Person, the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the chief operating officer of such Person or such other officer designated as an authorized signatory pursuant to such Person’s Governing Documents. “Restructuring Proposal” shall have the meaning specified in Section 3(g)(ii). “Retention Holder” shall mean the Subordinate Lender. “Risk Retention Event” shall mean a material breach by the Retention Holder or the Seller of any undertaking or obligation contained in the Risk Retention Letter, provided, however, if such breach is susceptible to cure as determined by Buyer in its sole and absolute discretion, then such Person shall have [***] Business Days after the earlier of notice to such

-28- 1635362689.2 Person, or such Person’s knowledge, of such breach, to remedy such breach (provided that, any breach resulting from the gross negligence, willful misconduct or bad faith of any applicable Person or any Affiliate thereof shall not be susceptible to cure). “Risk Retention Letter” shall mean the risk retention letter, dated as of the date hereof, from the Retention Holder and Seller to Buyer substantially in the form set forth on Exhibit XIV. “Sanction” or “Sanctions” shall mean individually and collectively, respectively, any and all applicable economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of the Treasury, the U.S. Department of State or through any existing or future executive order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other Governmental Authorities with jurisdiction over any Seller Party. “Sanctioned Country” shall mean any country or territory that is the subject of Sanctions (including, as of the Closing Date, Cuba, Iran, North Korea, Syria and the Crimea, so- called Donetsk People’s Republic and Luhansk People’s Republic, and those non-government controlled portions of the Kherson and Zaporizhzhia regions of Ukraine). “Sanctioned Entity” shall mean any individual, entity, group, sector, territory or country that is the target of any Sanctions, including without limitation, any legal entity that is deemed to be a target of Sanctions based on the direct or indirect ownership or control of such entity by any other Sanctioned Entity, or that is located, organized or resident in a Sanctioned Country. “SEC” shall have the meaning specified in Section 23(a). “Security Agent and Subordination Agreement” shall mean that certain Security Agent and Subordination Agreement dated as of the Closing Date among Buyer, as security agent and buyer, Subordinate Lender as subordinate lender and Seller as common obligor pursuant to which, among other things, the rights of Subordinate Lender are subordinated to the rights of Buyer. “Seller” shall have the meaning assigned thereto in the introductory paragraph hereof. “Seller Certificate” shall have the meaning specified in the Custodial Agreement. “Seller Party” shall mean, collectively or individually, as the context may require, Seller, Equity Pledgor and Guarantor. “Senior Asset” shall mean, with respect to any Combined Asset, the related Mortgage Loan, Senior Note representing a portion of such Mortgage Loan or Participation Interest representing an interest in such Mortgage Loan, as applicable.

-29- 1635362689.2 “Senior Note” shall mean a Promissory Note evidencing a senior or pari passu senior position in a Mortgage Loan or in a Stapled Mezzanine Asset; provided that the holder of any pari passu Senior Note is the Controlling Holder. A Senior Note shall not be junior to any other Promissory Note secured directly or indirectly by the same Mortgaged Property (it being understood, for the avoidance of doubt, that a Senior Note in a Stapled Mezzanine Asset shall not be deemed junior to a Senior Note in the related Mortgage Loan to the extent that such Senior Notes collectively are not junior to any other Promissory Note or Participation Interest secured directly or indirectly by the same Mortgaged Property). “Senior Participation Interest” shall mean a senior or pari passu senior Participation Interest in a Mortgage Loan or a Stapled Mezzanine Asset evidenced by a Participation Certificate; provided that any pari passu Senior Participation Interest is the Controlling Holder. A Senior Participation Interest shall not be junior to any other participation interest or Promissory Note secured directly or indirectly by the same Mortgaged Property (it being understood, for the avoidance of doubt, that a Senior Participation Interest in a Stapled Mezzanine Asset shall not be deemed junior to a Senior Participation Interest in the related Mortgage Loan to the extent that such Senior Participation Interests collectively are not junior to any other Promissory Note or Participation Interest secured directly or indirectly by the same Mortgaged Property). “Servicer” shall mean any Loan Servicer and/or any subservicer approved by Buyer in its sole and absolute discretion, as applicable, or as the context may require. “Servicer Account” shall mean a demand deposit account established with the applicable Servicer or with a bank for which the applicable Servicer is the bank’s customer and that is acceptable to Buyer in its sole discretion, which shall be established solely in connection with the Mortgage Loans, Mezzanine Loans and Participation Interests that are Purchased Assets subject to Transactions under this Agreement and which deposit account is in the name of the applicable Servicer, and which may be for the benefit of Seller as secured party; provided that, notwithstanding the foregoing, a clearing account of Servicer where amounts are initially deposited before transfer to a separate account meeting the requirements of this definition shall be deemed to be a “Servicer Account” for purposes of the requirements under this Agreement and the other Transaction Documents. “Servicer Notice” shall mean the agreement among Buyer, Seller and Servicer, substantially in the form of Exhibit XIII, as amended, supplemented or otherwise modified from time to time. “Servicer Termination Event” shall have the meaning specified in Section 28(c). “Servicing Agreements” shall have the meaning specified in Section 28(a). “Servicing Records” shall have the meaning specified in Section 28(f). “Servicing Rights” shall mean, with respect to any Purchased Asset, all right, title and interest of any Seller Party or any Affiliate of any Seller Party, or any other Person, in and to any and all of the following: (a) rights to administer, service and/or sub-service, possess related Servicing Records and/or collect and make all decisions with respect to, the Purchased Assets and/or any related Mortgage Loans, (b) amounts received by any Seller Party or any Affiliate of

-30- 1635362689.2 any Seller Party, or any other Person, for servicing and/or sub-servicing the Purchased Assets and/or any related Mortgage Loans, (c) late fees, penalties or similar payments as compensation with respect to the Purchased Assets and/or any related Mortgage Loans, (d) agreements and documents creating or evidencing any such rights to service and/or sub-service the Purchased Assets (including, without limitation, all servicing agreements), together with all documents, files and records relating to the servicing and/or sub-servicing of the Purchased Assets and/or any related Mortgage Loans, and rights of any Seller Party or any Affiliate of any Seller Party or any other Person thereunder to administer, service or subservice the Purchased Assets or to possess related Servicing Records, (e) the right to maintain, administer or otherwise deal with escrow, reserve and similar amounts with respect to the Purchased Assets and/or any related Mortgage Loans, (f) rights to appoint, designate and retain any other servicers, sub-servicers, special servicers, agents, custodians, trustees and liquidators with respect to the Purchased Assets and/or any related Mortgage Loans, and (g) accounts and other rights to payment related to the Purchased Assets and/or any related Mortgage Loans. “SIPA” shall have the meaning specified in Section 23(a). “SOFR” shall mean, with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the Benchmark (or a successor administrator), on the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. “SR Investor Report” shall mean each investor report setting out information required under Article 7(1)(e) of the EU Securitisation Regulation in the form of the template in Annex XII to the EU SR Disclosure Technical Standards or in such other form as required by the EU SR Disclosure Technical Standards or the EU Securitisation Regulation. “SR Loan Level Report” shall mean each report with respect to the Purchased Assets setting out loan level information required under Article 7(1)(a) of the EU Securitisation Regulation in the form of the template set out in Annex III to the EU SR Disclosure Technical Standards or in such other form as required by the EU SR Disclosure Technical Standards or the EU Securitisation Regulation. “SR Reporting Date” shall mean the day falling one calendar month following the Remittance Date in March, June, September and December of each calendar year, provided that, if such day is not a Business Day the SR Reporting Date shall be the immediately preceding Business Day. “Stapled Mezzanine Asset” shall mean, with respect to any Combined Asset, the related Mezzanine Loan, Senior Note representing a portion of such Mezzanine Loan or Participation Interest representing an interest in such Mezzanine Loan. “Subordinate Lender” shall mean Guarantor, in its capacity as lender under the Subordinated Facilities Agreement. “Subordinate Loans” shall mean an advance to Seller from Subordinate Lender under the Subordinated Facilities Agreement (and such advances collectively being the “Subordinate Loans”).

-31- 1635362689.2 “Subordinated Facilities Agreement” shall mean that certain Subordinated Facilities Agreement, dated as of the Closing Date, between Seller as borrower and Subordinate Lender as lender whereby Subordinate Lender has made provision for Subordinate Loans to be advanced to Seller under the terms thereof. “Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. “Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term SOFR” shall mean the Term SOFR Reference Rate for a tenor comparable to the related Pricing Rate Period on the applicable Pricing Rate Determination Date; provided, however, that if as of 5:00 p.m. (New York City time) on any Pricing Rate Determination Date, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Pricing Rate Determination Date. Notwithstanding the foregoing, in no event will Term SOFR be deemed to be less than the Benchmark Floor. “Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) or a successor administrator of the Term SOFR Reference Rate selected by Buyer in its sole discretion. “Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR. “Third Party Participants” shall have the meaning specified in Section 12(r). “Transaction” shall mean a Transaction, as specified in Section 1. “Transaction Documents” shall mean, collectively, this Agreement, any applicable Exhibits to this Agreement, the Fee Letter, the Guaranty, the Custodial Agreement, each Servicing Agreement, each Servicer Notice, the Account Control Agreement, the Equity Pledge Agreement, any Affiliated Transferor Pledge Agreement, the Subordinated Facilities Agreement, the Security Agent and Subordination Agreement, the Risk Retention Letter, all Confirmations and assignment

-32- 1635362689.2 documentation executed pursuant to this Agreement in connection with specific Transactions, and all other documents executed in connection with this Agreement or any Transaction, each of the foregoing as they may be amended, restated, supplemented or modified from time to time. “Transitional Loan” shall mean any Purchased Asset designated as a “Transitional Loan” in the Confirmation thereto. “Trust Receipt” shall have the meaning specified in the Custodial Agreement. “UCC” shall have the meaning specified in Section 7(b). “Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment. “Underwriting Issues” shall mean, with respect to any Eligible Asset as to which Seller intends to request a Transaction, (i) all material information of which Seller has actual knowledge after exercising reasonable care and diligence under the circumstances used by a prudent commercial real estate lender making a similar loan that would be considered a materially “negative” factor (either separately or in the aggregate with other information) or (ii) a material defect in loan documentation or closing deliveries (such as any absence of any material Purchased Asset Document(s)) known by Seller. “U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code. “U.S. Special Resolution Regime” shall mean each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder. “U.S. Tax Compliance Certificate” shall have the meaning specified in Section 30(d) hereof. “Volcker Rule” shall have the meaning specified in Section 10(uu) hereof. “Wet Purchased Asset” shall mean an Eligible Asset which Seller is selling to Buyer simultaneously with the origination thereof and for which the related Purchased Asset File has not been delivered to Custodian as of the related Purchase Date. In this Agreement, the following rules of interpretation shall apply, unless the context requires otherwise:

-33- 1635362689.2 Headings are for convenience only and do not affect interpretation. The terms defined in this Agreement have the meanings assigned to them in this Agreement. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to an Article, Section, Subsection, Paragraph, Subparagraph, Clause, Annex, Schedule, Appendix, Attachment, Rider or Exhibit is, unless otherwise specified, a reference to an Article, Section, Subsection, Paragraph, Subparagraph or Clause of, or Annex, Schedule, Appendix, Attachment, Rider or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof. A reference to a party to this Agreement or another agreement or document includes the party’s successors, substitutes or assigns in each case, permitted by the Transaction Documents. A reference to an agreement or document is to the agreement or document as amended, restated, modified, novated, supplemented or replaced, except to the extent prohibited by any Transaction Document. A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or reenactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it. A reference to writing includes an electronic transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes an omission, statement or undertaking, whether or not in writing. A Default exists until it has been cured (if applicable) or waived in writing by Buyer. An Event of Default exists until it has been cured (to the extent a cure or grace period is expressly provided under Section 14(a) hereof), or waived in writing by Buyer. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise. The word “including” is not limiting and means “including without limitation.” The word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” The words “will” and “shall” have the same meaning and effect. A reference to day or days without further qualification means calendar days. Unless otherwise expressly specified, a reference to any time means New York time. This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made in accordance with GAAP, without duplication of amounts, and on a consolidated basis with all Subsidiaries. All terms used in Articles 8 and 9 of the UCC, and used but not specifically defined herein, are used herein as defined in such Articles 8 and 9 of the UCC. A reference to “fiscal year” and “fiscal quarter” means the fiscal periods of the applicable Person referenced therein. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing. A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in electronic format. Whenever a Person is required to provide any document to Buyer under the Transaction Documents, the relevant document shall be provided in writing (including, except for Promissory Notes, Participation Certificates, and any other document required to be in an original form in order to preserve, record, grant or perfect Buyer’s interest therein, in the form of a PDF document

-34- 1635362689.2 attached to an e-mail message) or printed form unless Buyer requests otherwise in advance. At the request of Buyer, the document shall be provided in electronic format or both printed and in electronic format. The Transaction Documents are the result of negotiations among the parties hereto, have been reviewed by counsel to Buyer and counsel to Seller, and are the product of both parties hereto. No rule of construction shall apply to disadvantage one party on the ground that such party proposed or was involved in the preparation of any particular provision of the Transaction Documents or the Transaction Documents themselves. Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole and absolute discretion. Reference herein or in any other Transaction Document to Buyer’s discretion, shall mean, unless otherwise expressly stated herein or therein, Buyer’s sole and absolute discretion, and the exercise of such discretion shall be final and conclusive absent manifest error. In addition, whenever Buyer has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Buyer (or any similar language or terms), the decision of Buyer with respect thereto shall be in the sole and absolute discretion of Buyer, and such decision shall be final and conclusive, except as may be otherwise specifically provided herein. References to “good faith” in this Agreement shall mean “honesty in fact in the conduct or transaction concerned”. SECTION 3 INITIATION; CONFIRMATION; TERMINATION; EXTENSION (a) Entry into Transactions. On or after the Closing Date but prior to the Amortization Period, upon the satisfaction of all conditions set forth in Section 3(b) for the initial Transaction and Section 3(c) for each Transaction (including the initial Transaction), and the determination by Buyer in its sole and absolute discretion to enter into such Transaction, the related Eligible Asset shall be transferred to Buyer against the transfer of the Purchase Price therefor to an account of Seller. Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby. If terms in a Confirmation are inconsistent with terms of this Agreement with respect to a particular Transaction, the Confirmation shall prevail. (b) Conditions Precedent to Initial Transaction. Buyer’s agreement to enter into the initial Transaction is subject to the satisfaction (or waiver by Buyer in writing), immediately prior to or concurrently with the making of such Transaction, of the following conditions precedent to the satisfaction of Buyer in its sole and absolute discretion: (i) Delivery of Documents. The following documents shall have been delivered to Buyer: (A) this Agreement, duly completed and executed by each of the parties hereto; (B) the Fee Letter, duly completed and executed by each of the parties thereto;

-35- 1635362689.2 (C) the Custodial Agreement, duly completed and executed by each of the parties thereto; (D) [reserved]; (E) the Guaranty, duly completed and executed by each of the parties thereto; (F) the Affiliated Transferor Pledge Agreement (if applicable), duly completed and executed by each of the parties thereto; (G) the Loan Servicing Agreement, duly completed and executed by each of the parties thereto; (H) the Servicer Notice, duly completed and executed by each of the parties thereto; (I) the Equity Pledge Agreement, duly completed and executed by each of the parties thereto; (J) a power of attorney from Seller substantially in the form of Exhibit IV-A hereto, duly completed and executed; provided that Buyer shall not utilize such power of attorney unless an Event of Default has occurred and is continuing; (K) if a Servicer is an Affiliate of any Seller Party, a power of attorney from such Servicer substantially in the form of Exhibit IV-B hereto, duly completed and executed; provided that Buyer shall not utilize such power of attorney unless an Event of Default has occurred and is continuing; (L) a UCC financing statement for filing in the applicable UCC filing jurisdiction, naming Seller as “Debtor” and Buyer as “Secured Party” and describing as “Collateral” as “all assets of Debtor, whether now owned or existing or hereafter acquired or arising and wheresoever located, and all proceeds and products thereof”; (M) a UCC financing statement for filing in the applicable UCC filing jurisdiction, naming Equity Pledgor as “Debtor” and Buyer as “Secured Party” and adequately describing the Equity Pledged Collateral; (N) a UCC financing statement for filing in the applicable UCC filing jurisdiction, naming Subordinate Lender as “Debtor” and Buyer as “Secured Party” and adequately describing the Receivables Pledged Collateral; (O) if applicable, either (x) a UCC financing statement for filing in the applicable UCC filing jurisdiction, naming Affiliated Transferor Pledgor as “Debtor” and Buyer as “Secured Party” and adequately describing the Affiliated Transferor Pledged Collateral or (y) a true sale opinion with respect to the transfer

-36- 1635362689.2 of such Eligible Asset from the related Affiliated Transferor Pledgor to Seller reasonably acceptable to Buyer; (P) if any Servicer is an Affiliate of any Seller Party, a UCC financing statement for filing in the applicable UCC filing jurisdiction, naming Servicer as “Debtor” and Buyer as “Secured Party” and adequately describing the Servicer Account and all amounts from time to time on deposit and Servicing Rights of such Servicer as collateral; (Q) opinions of outside counsel to the Seller Parties in form and substance acceptable to Buyer in its sole discretion (including, but not limited to, those relating to corporate matters, Investment Company Act, choice of law, grant and perfection of the security interests and applicable Bankruptcy Code safe harbors (including with respect to inclusion of Stapled Mezzanine Assets as Purchased Assets)); (R) for each Seller Party, a good standing certificate dated within thirty (30) calendar days prior to the Closing Date, certified true, correct and complete copies of organizational documents and certified true, correct and complete copies of resolutions (or similar authority documents) with respect to the execution, delivery and performance of the Transaction Documents and each other document to be delivered by such party from time to time in connection herewith; (S) the original Seller Certificate, duly completed and executed in blank has been delivered to Buyer or its designee; (T) the Subordinated Facilities Agreement, duly completed and executed by each of the parties thereto; (U) the Security Agent and Subordination Agreement, duly completed and executed by each of the parties thereto; (V) the Risk Retention Letter, duly completed and executed by each of the parties thereto; (W) a memorandum by Dechert LLP in respect of the application of certain requirements set out in the EU Securitisation Regulation; (X) a memorandum by Ropes & Gray LLP in respect of the Retention Holder’s status as an “originator” for the purposes of the EU Securitisation Regulation; and (Y) all such other and further documents and documentation in Seller’s possession as Buyer shall require. (ii) Reimbursement of Costs and Expenses. Seller shall have paid, or reimbursed Buyer for, all out-of-pocket costs and expenses, including but not limited to due diligence expenses and reasonable legal fees of outside counsel, actually incurred by Buyer in

-37- 1635362689.2 connection with the development, preparation and execution of the Transaction Documents and any other documents prepared in connection herewith or therewith. (iii) Beneficial Ownership Certification. Buyer shall have received, sufficiently in advance of (but in any event not less than three (3) Business Days prior to) the Closing Date a Beneficial Ownership Certification in relation to Seller to the extent that Seller qualifies as a “legal entity customer” under the Beneficial Ownership Regulation. (iv) EU Securitisation Regulation. There having been delivered confirmation and evidence satisfactory to Buyer and Subordinate Lender (i) that the requirements of Article 7(1)(b) of the EU Securitisation Regulation have been fulfilled and the pre-pricing drafts of this Agreement (together with any applicable Exhibits), the Guaranty, the Fee Letter, the Account Control Agreement, the Custodial Agreement, the Servicing Agreement, the Account Control Agreement, the Equity Pledge Agreement, the Subordinated Facilities Agreement and the Security Agent and Subordination Agreement have been made available to Buyer and Subordinate Lender and (ii) that the requirements of Article 7(1)(c) of the EU Securitisation Regulation have been fulfilled by, prior to the pricing date, the transaction summary specified in that Article having been prepared by Buyer or their counsel and made available to Buyer and Subordinate Lender. (c) Conditions Precedent to All Transactions. Buyer’s agreement to enter into each Transaction (including the initial Transaction) is subject to the satisfaction (or waiver by Buyer in writing) of the following further conditions precedent to the satisfaction of Buyer, immediately prior to entering into such Transaction and also after giving effect to the consummation thereof and the intended use of the proceeds of the sale: (i) Financial Covenant Compliance. Guarantor shall be in compliance with the financial covenants set forth in Section 9 of the Guaranty. (ii) Draw Fee Payment. Seller shall have paid the related Draw Fee to Buyer. (iii) Transaction Approval. Buyer shall have, and shall promptly notify Seller that Buyer has, (A) determined, in its sole discretion, that each related proposed Purchased Asset is an Eligible Asset, (B) received internal credit approval with respect to the proposed Transaction, (C) made a determination in its sole and absolute discretion to enter into the proposed Transaction and (D) determined that all conditions precedent to such Transaction as set forth in this Section 3 have been satisfied. (iv) Facility Limit. The sum of (A) the aggregate unpaid Repurchase Price for all outstanding Transactions (excluding accrued and unpaid Price Differential for the then current Pricing Rate Period) and (B) the requested Purchase Price for the pending Transaction shall not exceed an amount equal to the Facility Limit. (v) Effective Advance Rate. The Effective Advance Rate after giving effect to such Transaction and any corresponding increase in the outstanding Purchase Price of the related Purchased Asset shall not exceed the Maximum Advance Rate set forth in the related Confirmation for such Purchased Asset

-38- 1635362689.2 (vi) Notice of Proposed Transaction. Seller shall have: (A) no less than five (5) days prior to the requested Purchase Date (or such shorter time period as may be approved by Buyer in its sole discretion), given notice to Buyer of the proposed Transaction; and (B) with respect to each Eligible Asset subject to the pending Transaction, delivered to Buyer the Due Diligence Package and the other documents required pursuant to Exhibit VII hereto in accordance with the time frames set forth therein (or such shorter time period as may be approved by Buyer in its sole discretion). (vii) Custodial Delivery; Trust Receipt. Other than with respect to a Wet Purchased Asset or any other Purchased Asset for which Seller has delivered a Bailee Letter, Seller shall have delivered to Custodian, in accordance with the Custodial Agreement, the Custodial Delivery and the Purchased Asset File with respect to each Eligible Asset, and Buyer shall have received from Custodian a Trust Receipt accompanied by an Asset Schedule and Exceptions Report with respect to each Eligible Asset to be sold to Buyer, dated no later than the Purchase Date, duly completed and with exceptions acceptable to Buyer in its sole discretion. With respect to a Wet Purchased Asset or any other Purchased Asset for which Seller has delivered a Bailee Letter, if approved by Buyer in its sole discretion, Buyer shall have received from Custodian within the time frame specified in the Custodial Agreement a Trust Receipt accompanied by an Asset Schedule and Exceptions Report with respect to such Purchased Asset sold to Buyer, duly completed and Buyer shall have, in its sole and absolute discretion, approved any and all exceptions listed on such Asset Schedule and Exceptions Report. (viii) Confirmation by Bailee. With respect to any Wet Purchased Asset or any other Purchased Asset for which Seller has delivered a Bailee Letter, if approved by Buyer in its sole discretion, the related Bailee shall have confirmed possession of the related Purchased Asset File in accordance with the related Bailee Letter. (ix) Due Diligence Review. Buyer shall have completed its due diligence investigation of the Eligible Assets subject to the pending Transaction and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Eligible Assets, and Buyer shall have determined, in its sole discretion, to purchase such Eligible Assets proposed to be sold to Buyer by Seller. (x) Confirmation. Buyer and Seller shall have mutually delivered an executed and completed confirmation substantially in the form of Exhibit II hereto (a “Confirmation”). The Confirmation with respect to any Eligible Asset shall be executed by Buyer and Seller no later than five (5) Business Days (or such shorter time period as may be approved by Buyer in its sole good faith discretion) following the date on which Buyer provides Seller with notice of its approval of the related Transaction pursuant to Section 3(c)(iii). (xi) Business Plan. With respect to any Transitional Loan, Seller shall have delivered a Business Plan acceptable to Buyer in its sole discretion.

-39- 1635362689.2 (xii) No Default. No Default or Event of Default shall have occurred and be continuing. (xiii) No Material Adverse Effect. No event shall have occurred and be continuing which has, or would reasonably be expected to have, a Material Adverse Effect. (xiv) No Margin Deficit. No unsatisfied Margin Deficit shall exist for which a Margin Deficit Notice has been delivered, either immediately prior to or after giving effect to the requested Transaction, unless cured in connection therewith. (xv) Representations and Warranties. The representations and warranties made by any Seller Party or Affiliated Transferor Pledgor in the Transaction Documents (other than as disclosed in a Requested Exceptions Report approved by Buyer in accordance with the terms hereof) shall be true, correct and complete on and as of the Purchase Date for the pending Transaction with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). (xvi) Waiver of Exceptions. Buyer shall have approved in writing all exceptions in the Requested Exceptions Report, as evidenced Buyer’s of the Confirmation to which such Requested Exceptions Report is attached. (xvii) Acknowledgement from Servicer. Buyer shall have received from Seller a written acknowledgement from the Servicer that each Eligible Asset to be sold to Buyer in connection with such Transaction will be serviced in accordance with the related Servicing Agreement and Servicer Notice as of the related Purchase Date. (xviii) Seller Release Letter. Buyer shall have received from Seller a Release Letter covering each Eligible Asset to be sold to Buyer. (xix) Repurchase Date. The Repurchase Date for such Transaction is not later than the Maturity Date. (xx) Security Interest. Seller shall have taken such other actions as Buyer shall have reasonably requested in order to transfer the Eligible Assets being transferred to Buyer pursuant to this Agreement and to perfect all security interests and ensure the first priority of all security interests granted under this Agreement in favor of Buyer as secured party with respect to such Eligible Assets. (xxi) True Sale. If such Purchased Asset is transferred to Seller from an Affiliated Transferor or prior to being acquired by Seller such Purchased Asset is transferred between any Affiliated Transferors, then Seller shall either (A) deliver to Buyer a true sale opinion from outside counsel in form and substance reasonably acceptable to Buyer with respect to the transfer of such Purchased Asset to Seller from such Affiliated Transferor and any other interim transfers of such Purchased Asset between Affiliated Transferors or (B) satisfy the Affiliated Transferor Pledge Agreement Requirements with respect to such Purchased Asset.

-40- 1635362689.2 (xxii) Further Assurances. Buyer shall have received all such other and further documents, documentation and legal opinions as Buyer shall have reasonably required. (xxiii) Consents and Waivers. Buyer shall have received any and all consents and waivers applicable to Seller or the related Purchased Asset. (xxiv) Notice to Borrower/Payees. Contemporaneously with the sale to Buyer of any Purchased Asset, Seller shall deliver to Custodian (or a Bailee pursuant to a Bailee Letter), a signed Notice to Borrower, undated and signed in blank, instructing, as applicable, such Borrower, servicer, paying agent or similar Person with respect to such Purchased Asset (as applicable) to pay all amounts payable under the related Purchased Asset into the Collection Account or such other account as directed in writing by Buyer instead of into the Servicer Account or any other account or to any other Person, which Notice to Borrower in blank shall not be completed and delivered to Borrowers unless Buyer is exercising remedies pursuant to Section 14(b). (d) Optional Repurchase. Seller shall be entitled to terminate a Transaction on demand and repurchase the related Purchased Asset subject to such Transaction in full (unless a partial repurchase is effected by Seller in connection with curing any Margin Deficit, Default, Purchased Asset Representation breach, or any of the events in Section 6 having occurred with respect to such Transaction, each of which shall be permitted hereunder) any Business Day prior to the Repurchase Date (an “Early Repurchase Date”); provided however that: (i) no later than two (2) Business Days prior to such Early Repurchase Date, Seller notifies Buyer in writing of its intent to terminate such Transaction and repurchase such Purchased Asset, setting forth the Early Repurchase Date and identifying with particularity the Purchased Asset to be repurchased on such Early Repurchase Date (except if such Early Repurchase Date is in connection with curing a Margin Deficit, Default, Event of Default, Purchased Asset Representation breach, or any of the events in Section 6 having occurred with respect to such Transaction, in which case only same Business Day written notice shall be required); (ii) no monetary or material non-monetary Default or Event of Default shall have occurred and be continuing both as of the date notice is delivered pursuant to Section 3(d)(i) above and as of the applicable Early Repurchase Date, unless such Default or Event of Default is cured prior to or contemporaneously with such repurchase; (iii) no unsatisfied Margin Deficit for which a Margin Deficit Notice has been delivered, unless such Margin Deficit is cured prior to or contemporaneously with such repurchase; and (iv) on such Early Repurchase Date, Seller pays to Buyer the Exit Fee, if any, for such Purchased Asset. (e) [Reserved]. (f) Repurchase on the Repurchase Date. On the Repurchase Date (including any Early Repurchase Date, so long as the conditions set forth in Section 3(d) are satisfied) for any

-41- 1635362689.2 Transaction, termination of the Transaction will be effected by transfer to Seller (or Seller’s designee) of the Purchased Assets being repurchased along with any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5) against the simultaneous transfer of the Repurchase Price for such Purchased Asset to an account of Buyer; provided that, Buyer shall have no obligation to permit Seller to repurchase any Purchased Assets if an Event of Default shall have occurred and be continuing, unless, so long as Buyer has not enforced remedies hereunder, such Purchased Asset is repaid in full (with respect to any Combined Asset, such repayment shall include the related Mezzanine Loan and the related Mortgage Loan) by the Borrower thereunder and Buyer receives for application in accordance with Section 5 an amount equal to or greater of (i) the Repurchase Price of such Purchased Asset and (ii) one-hundred percent (100%) of all Income received in respect of such Purchased Asset. Promptly following such Repurchase Date for a Purchased Asset and satisfaction of the conditions in the preceding sentence, and so long as no Event of Default shall have occurred and be continuing Buyer’s security interest in such repurchased Purchased Asset only shall automatically terminate. (g) Mandatory Repurchase. (i) Mandatory Early Repurchase. If any Purchased Asset becomes subject to a Mandatory Early Repurchase Event other than pursuant to clause (c) of the definition thereof, then Seller shall repurchase such Purchased Asset within ten (10) Business Days of such Mandatory Early Repurchase Event. If any Purchased Asset becomes subject to a Mandatory Early Repurchase Event pursuant to clause (c) of the definition thereof, then Seller shall immediately repurchase of such Purchased Asset. (ii) Mandatory Repurchase following an EU SR Regulation Event. Buyer shall, as soon as reasonably practicable upon obtaining actual knowledge of the occurrence of an EU SR Regulation Event, notify the Retention Holder and the Seller of the occurrence thereof. (A) Upon Buyer obtaining knowledge of the occurrence of an EU SR Regulation Event, where directed by the Buyer, it may in its absolute discretion, subject to the requirements of the definition of EU SR Regulation Event, give notice (an “EU SR Regulation Event Notice”) to the Buyer and the Seller. Any EU SR Regulation Event Notice shall include reasonable detail of (A) the increased costs (if any) that will be incurred by the Buyer (reasonably determined by the Buyer) as a result of the EU SR Regulation Event (in the absence of Retention Holder agreeing to take action in order to remedy the effects of the EU SR Regulation Event in accordance with (B) below) and (B) the relevant requirements under the EU Securitisation Regulation as in effect on such date, with which, in the reasonable determination of the Buyer, the Retention Holder would need to agree to comply in order to remedy the effects of the EU SR Regulation Event, including by the Retention Holder agreeing to increase the amount of the Retention Interest (as defined in the Risk Retention Letter) in order to comply with the risk retention requirements or to execute and deliver such further instruments and documents and to take such further actions as Buyer, acting reasonably, may deem reasonably necessary in order to remedy the effects of the EU SR Regulation Event

-42- 1635362689.2 (“Restructuring Proposal”). Retention Holder will have at least [***] Business Days to consider and comment on any Restructuring Proposal before the Restructuring Proposal is finalized. Buyer and the Retention Holder agree to work in good faith and use commercially reasonable endeavors to agree and implement any Restructuring Proposal and to take any other necessary steps in order to address the EU SR Regulation Event to the reasonable satisfaction of the Buyer. Seller shall be required to repurchase each Purchased Asset and pay to Buyer cash in an amount equal to the Repurchase Price for each Purchased Asset within [***] calendar days from the date of receipt of such EU SR Regulation Event Notice (such period, the “EU SR Regulation Event Notice Period”), which repurchase shall be in accordance with Section 3(f) hereof, if Buyer and Retention Holder have not agreed to meet the increased costs referred to in (A) above and, despite having used commercially reasonable endeavors to reach such agreement, the parties have been unable to agree on the implementation of a Restructuring Proposal within the EU SR Regulation Event Notice Period. (h) Future Advances. (i) Prior to the Amortization Period (unless otherwise approved in Buyer’s sole discretion with respect to Committed Future Advance Purchased Assets), in connection with the making of a future advance to the Borrower under a Future Advance Purchased Asset, Seller may request an increase of the Purchase Price of such Future Advance Purchased Asset in an amount of no less than [***] and no more than the product of (x) the future advance made by Seller and (y) the current Advance Rate of such Purchased Asset; provided that Buyer may elect, in its sole discretion, to fund any future advance in an amount such that, after giving effect to the Purchase Price increase, the Advance Rate with respect to the applicable Purchased Asset shall not exceed the Maximum Advance Rate with respect to such Purchased Asset. Buyer shall have the right to conduct an additional due diligence investigation of the future advance request and/or the related Purchased Asset as Buyer determines in its sole discretion. (ii) Buyer’s decision or, if with respect to any Committed Future Advance Purchased Asset, obligation, to fund any such increase in respect of any Future Advance Purchased Asset shall be subject to the satisfaction (or waiver in writing) of the following conditions, which satisfaction or waiver shall be conclusively evidenced by Buyer’s execution of the amended and restated Confirmation for the applicable Transaction described in subclause (B) below: (A) at least five (5) days prior to the requested Purchase Price increase date, Seller shall have requested such increase in writing (which may be in the form of a draft amended and restated Confirmation for the applicable Transaction described in subclause (B) below) and delivered to Buyer the following documents: (1) copies of (x) all documentation submitted by Borrower in connection with the applicable future advance and (y) evidence that all conditions precedent to such future advance under the related Purchased Asset Documents have been satisfied or will be satisfied as of the date of the related funding (or, if any conditions will not be satisfied, written request for Buyer’s waiver of such conditions); and

-43- 1635362689.2 (2) such other information and documentation (including, without limitation, either an updated title policy or an appropriate date- down endorsement) as Buyer requests in its sole good faith discretion; (B) delivery by Seller to Buyer of an amended and restated Confirmation for the applicable Transaction which reflects the increase in the Purchase Price signed by a Responsible Officer of Seller, and delivery by Buyer to Seller of a countersigned copy of such amended and restated Confirmation; (C) the amount of the requested Purchase Price increase with respect to any Purchased Asset is at least [***]; (D) Buyer shall have determined to its satisfaction that (1) there is no monetary or material non-monetary default then existing under such Purchased Asset, (2) all conditions precedent to such future advance under the related Purchased Asset Documents have been duly satisfied or waived by Buyer in writing and (3) any additional conditions imposed by Buyer with respect to such future advance, as specified in the related Confirmation, have been duly satisfied or waived by Buyer in writing; (E) the Effective Advance Rate after giving effect to such increase and the corresponding increase in the outstanding Purchase Price of such Purchased Asset shall not exceed the Maximum Advance Rate set forth in the related Confirmation for such Purchased Asset; (F) after giving effect to such increase, the aggregate unpaid Repurchase Price for all outstanding Transactions (excluding accrued and unpaid Price Differential for the then current Pricing Rate Period) shall not exceed the Facility Limit; (G) no Default or Event of Default shall have occurred and be continuing; (H) [***] (I) no unsatisfied Margin Deficit for which a Margin Deficit Notice has been delivered shall exist, either immediately prior to or after giving effect to the requested Purchase Price increase, unless cured in connection therewith; (J) all representations and warranties made by any Seller Party or Affiliated Transferor Pledgor in the Transaction Documents (other than (x) those contained in Section 10(w) with respect to Purchased Assets other than the applicable Future Advance Purchased Asset for which a Purchase Price increase is being funded, which shall be considered solely for the purpose of determining the eligibility of the Purchased Assets, unless Seller shall have make any representations and warranties with knowledge that were materially false or misleading at the time made, and (y) to the extent disclosed in a Requested Exceptions Report approved by Buyer in accordance with this Agreement) shall be

-44- 1635362689.2 true and correct on and as of the related Purchase Price increase date with the same force and effect as if made on and as of such date (unless such representation applies only as of a specific date, then such representation shall have been true and correct as of such specific date); (K) Seller shall have paid the related Draw Fee to Buyer in connection with such future advance; and (L) Buyer shall have received a written certification (which certification may be made in the amended and restated Confirmation for the applicable Transaction described in subclause (B) above) by Seller stating that (unless such requirement is waived in writing by Buyer in its sole discretion) the foregoing conditions have been or will be satisfied as of the time required above and all conditions precedent to the funding of such future advance under the related Purchased Asset Documents have been satisfied, and Buyer shall have determined that such written certification by Seller is true and correct. (iii) Upon the satisfaction (or waiver by Buyer in writing) of all conditions set forth in Section 3(h)(ii) as determined by Buyer, in its sole and absolute discretion, which satisfaction or waiver shall be conclusively evidenced by Buyer’s execution of the amended and restated Confirmation for the applicable Transaction described in clause (ii)(B) of this Section 3(h), Buyer shall transfer the amount of the Purchase Price increase to an account of Seller or, if such increase is being funded on the same day as the future advance is being made to the related Borrower, directly to the Borrower, Servicer or any title company, settlement agent or other Person, as directed by Seller in such amended and restated Confirmation or as otherwise agreed by Buyer and Seller in writing. (iv) Seller acknowledges and agrees that, with respect to any Future Advance Purchased Asset and whether or not Buyer advances any additional Purchase Price hereunder, but subject to Section 12(m) with respect to any Future Advance Dispute, Seller shall advance, as and when required under the related Purchased Asset Documents, any and all future advance obligations and commitments required thereunder for so long as such Purchased Asset is subject to a Transaction hereunder. (i) Facility Limit. The aggregate Purchase Price of all Purchased Assets as of any date of determination shall not exceed the Facility Limit. If the aggregate Purchase Price of all Purchased Assets as of any date of determination exceeds the Facility Limit, Seller shall immediately pay to Buyer an amount necessary to reduce the aggregate Purchase Price of all Purchased Assets to an amount equal to or less than the Facility Limit. (j) [Reserved]. (k) Maturity Date Extension. (i)So long as no Amortization Period is in effect, at any time not less than thirty (30) days prior, and no more than ninety (90) days prior to each applicable anniversary of the Closing Date, Seller may, by written request to Buyer (including via email), request an extension of the Maturity Date for up to one (1) year (each such period, an “Extension Period”). If approved by Buyer, any such Extension Period shall be subject to the

-45- 1635362689.2 satisfaction of the extension conditions listed in clause (ii) below (collectively, the “Maturity Date Extension Conditions”). Buyer may approve or disapprove any request to extend the Maturity Date in accordance with this Section 3(k) in its sole and absolute discretion. (ii) For purposes of this Section 3(k), the Maturity Date Extension Conditions shall be satisfied if: (A) Buyer shall have received payment from Seller of the Annual Fee due as of the then-current applicable anniversary of the Closing Date as consideration for Buyer’s agreement to extend the then-current Maturity Date, such amount to be paid to Buyer in U.S. Dollars, in immediately available funds, without deduction, set-off or counterclaim; (B) no Default or Event of Default shall have occurred and be continuing as of the date notice is given under subclause (A) above or on and as of the applicable anniversary of the Closing Date for which the then-current Maturity Date is extended; (C) no unsatisfied Margin Deficit for which a Margin Deficit Notice has been delivered shall exist, on and as of the applicable anniversary of the Closing Date, unless cured on such date; (D) all representations and warranties made by any Seller Party in the Transaction Documents (except to the extent disclosed in a Requested Exceptions Report approved by Buyer in accordance with this Agreement and other than those contained in Section 10(v), unless Seller shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made) shall be true and correct on and as of the applicable anniversary of the Closing Date with the same force and effect as if made on and as of such date (unless such representation applies only as of a specific date, then such representation shall have been true and correct as of such specific date); and (E) Buyer shall have received a written certification by Seller stating that the foregoing conditions have been or will be satisfied in all respects as of the time required above. (l) Amortization Period. (i) Seller may extend the Maturity Date by twelve (12) months (the “Amortization Period”) from the then-current Maturity Date. Provided that Buyer has determined in good faith that all of the extension conditions listed in clause (ii) below (collectively, the “Amortization Period Extension Conditions”) shall have been satisfied, the the- current Maturity Date shall be extended into the Amortization Period. Only a single extension will be available pursuant this Section 3(l)(i). (ii) For purposes of this Section 3(l), the Amortization Period Extension Conditions shall be satisfied if:

-46- 1635362689.2 (A) Seller shall have given Buyer written notice, not less than thirty (30) days prior, and no more than one-hundred-eighty (180) days prior to the then- current Maturity Date, of Seller’s desire to effect the Amortization Period; (B) Buyer shall have received payment from Seller of the Annual Fee due as of the then-current Maturity Date as consideration for Buyer’s agreement to extend the then-current Maturity Date, such amount to be paid to Buyer in U.S. Dollars, in immediately available funds, without deduction, set-off or counterclaim; (C) no monetary or material non-monetary Default or Event of Default shall have occurred and be continuing as of the date notice is given under subclause (A) above or on and as of the then-current Maturity Date; (D) no unsatisfied Margin Deficit for which a Margin Deficit Notice has been delivered shall exist, on and as of the then-current Maturity Date, unless cured on such date; (E) all representations and warranties made by any Seller Party in the Transaction Documents (except to the extent disclosed in a Requested Exceptions Report approved by Buyer in accordance with this Agreement and other than those contained in Section 10(v), unless Seller shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made) shall be true and correct on and as of the then-current Maturity Date with the same force and effect as if made on and as of such date (unless such representation applies only as of a specific date, then such representation shall have been true and correct as of such specific date); and (F) Buyer shall have received a written certification by Seller stating that the foregoing conditions have been or will be satisfied in all respects as of the time required above. (iii) [***]. (m) Voluntary Purchase Price Reduction. Seller may from time to time, upon two (2) Business Days’ (if requested prior to 11:00 am (New York City Time), otherwise three (3) Business Days’) prior written notice to Buyer, transfer cash to Buyer to be applied in reduction of the outstanding Purchase Price with respect to one or more Purchased Assets as Seller may direct, so long as the amount of the applicable Purchase Price reduction (together with the amount of all Purchase Price reductions with respect to each other Purchased Asset to be made by Seller on the applicable Purchase Price reduction date) is at least [***]. Seller shall pay any applicable Breakage Costs in connection with any such reduction of the outstanding Purchase Price in connection with the reduction of such Purchase Price on the applicable Purchase Date other than a Remittance Date.

-47- 1635362689.2 SECTION 4 MARGIN MAINTENANCE (a) With respect to any Purchased Asset for which related Margin Deficit exceeds the Margin Threshold, if applicable, Buyer may in its sole discretion at any such time, by written notice to Seller substantially in the form of Exhibit VIII hereto (any such written notice, a “Margin Deficit Notice”), require Seller to, no later than the Margin Deadline, make a cash payment in reduction of the Repurchase Price of such Purchased Asset so that after giving effect to such payment, no Margin Deficit shall exist with respect to such Purchased Asset. Buyer may agree, in its sole and absolute discretion, to permit Seller to satisfy a Margin Deficit by increasing the Purchase Price of any Purchased Asset for which there is Margin Excess, and effecting a corresponding decrease in the Purchase Price for the Purchased Asset that has a Margin Deficit. (b) Margin Deficit Notices delivered pursuant to this Section 4 may be delivered by any written or electronic means, including by electronic mail in accordance with Section 17 of this Agreement. (c) The failure or delay of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit or waive the right of Buyer to do so at a later date or limit or waive any of Buyer’s rights under the Transaction Documents or otherwise existing by law or in any way create additional rights for Seller. SECTION 5 PAYMENTS; COLLECTION ACCOUNT (a) Currency. Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim. (b) Timing and Wire Instructions. All payments required to be made directly to Buyer shall be made in accordance with the wiring instructions set forth below (or such other wire instructions provided by Buyer to Seller in writing), not later than 2:00 p.m. (New York City time) (or such other time set forth herein with respect to such payment), on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). Bank Name: [***] ABA Number: [***] Account Number: [***] Account Name: [***] Reference: [***] Attention: [***]

-48- 1635362689.2 (c) Collection Account. Concurrently with the execution and delivery of this Agreement, Seller shall establish a segregated interest-bearing demand deposit account denominated in Dollars (the “Collection Account”) in the name of Seller for the benefit of Buyer at Account Bank. The Collection Account shall be subject to the Account Control Agreement in favor of Buyer. (d) Payments by Borrowers. Seller shall cause all Income and other amounts in respect of the Purchased Assets, as well as any interest received from the reinvestment of any such Income and other amounts, to be deposited directly into the related Servicer Account. (e) Remittances by Servicer. Seller shall cause Servicer to remit all Income in respect of the Purchased Assets on deposit in the Servicer Account into the Collection Account no later than two (2) Business Days prior to the related Remittance Date (the “Servicer Remittance Date”); provided that, notwithstanding anything to the contrary herein, any Principal Payment received with respect to the Purchased Assets shall be remitted by Servicer to the Collection Account within two (2) Business Days of deposit of such amounts into the Servicer Account and Servicer’s receipt and identification thereof. In furtherance of the foregoing, Seller shall cause Servicer to execute and deliver a Servicer Notice. Seller shall, in connection with each Principal Payment under a Purchased Asset, provide or cause to be provided to Buyer sufficient detail to enable Buyer to identify the Purchased Asset to which such principal payment applies. (f) Remittances by Account Bank. Amounts in the Collection Account shall be remitted by Account Bank in accordance with the provisions of this Section 5(f). (i) So long as no Event of Default shall have occurred and be continuing, Account Bank on the instructions of Buyer shall, on each Remittance Date, remit all amounts on deposit in the Collection Account (other than Principal Payments) in the following amounts and order of priority: (A) first, pro rata (i) to Custodian for payment of the document custodian fees payable to Custodian pursuant to the Custodial Agreement, and (ii) to the extent unpaid by the Seller, to the Account Bank for payment of fees payable to the Account Bank pursuant to the related Account Control Agreement; (B) second, to Buyer, an amount equal to the accrued and unpaid Price Differential as of such Remittance Date; (C) third, to Buyer, an amount equal to any fees, expenses, indemnification or other amounts due and payable to Buyer or its Affiliates under any Transaction Document (including any outstanding unsatisfied Margin Deficits); (D) fourth, to Subordinate Lender, an amount equal to interest due and payable under the Subordinated Facilities Agreement in respect of the Subordinate Loans, as of such Remittance Date; and (E) fifth, to Seller, the remainder, if any.

-49- 1635362689.2 (ii) So long as no Event of Default shall have occurred and be continuing, Account Bank shall, on the instructions of Buyer, within two (2) Business Days after receipt by Account Bank of any Principal Payments, remit all such Principal Payments in the following amounts and order of priority: (A) first, to Buyer, an amount equal to the product of (x) the amount of Principal Payments received with respect to such Purchased Asset and (y) the Effective Advance Rate for such Purchased Asset; (B) second, to Buyer, so long as any Purchased Asset is a Non- Performing Asset, an amount sufficient to reduce any related NPA Paydown Amount then due and payable in accordance with Section 3 of the Fee Letter to zero (0), (C) third, to Buyer, an amount equal to any fees, expenses, indemnification or other amounts due and owing to Buyer or its Affiliates under any Transaction Document (including any outstanding unsatisfied Margin Deficits); (D) [reserved]; (E) fourth to Subordinate Lender, in or towards payment of the outstanding principal balance of the Subordinate Loans in accordance with the Subordinated Facilities Agreement; provided that, any such payment in respect of an Origination Loan would not cause a Risk Retention Event; and (F) fifth, to Seller, any remainder. (iii) Upon the occurrence and during the continuation of an Event of Default, all amounts remitted to the Collection Account shall be withdrawn from the Collection Account only by and as directed by Buyer in accordance with Buyer’s rights under this Agreement and the Account Control Agreement and shall be applied to the payment of the Repurchase Obligations as determined by Buyer in its sole discretion and then in accordance with Security Agent and Subordination Agreement. Following the payment to Buyer in full of all of the Repurchase Obligations pursuant to this Section 5(f)(iii) and to the Subordinate Lender of all amounts due thereto, any remaining amounts shall be remitted to Seller. (iv) Any remittance requests or notices to Servicer or Account Bank relating to Principal Payments shall be copied to Buyer. (v) All remittances by Account Bank shall be made in accordance with instructions that conform to the requirements of this Agreement received from Buyer and in accordance with the related Account Control Agreement. (g) Remittances in Violation of Transaction Documents. If Seller, Servicer or any Affiliate of Seller or Servicer receives any Income or other amounts with respect to a Purchased Asset other than in accordance with the Transaction Documents, Seller shall, or shall cause Servicer or any such Affiliate to, (i) hold such amounts in trust for the benefit of Buyer, (ii)

-50- 1635362689.2 use commercially reasonable efforts to cause such Person to forward such amounts directly to the Servicer Account or Collection Account, as applicable, pursuant to the requirements of the Transaction Documents and (iii) deposit in the Servicer Account or the Collection Account, as applicable, any such amounts within two (2) Business Days of Seller’s, Servicer’s or such Affiliate’s receipt thereof. SECTION 6 REQUIREMENTS OF LAW; EFFECT OF BENCHMARK TRANSITION EVENT; EUROPEAN UNION CAPITAL TREATMENT (a) Requirements of Law. (i) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for Buyer (A) to enter into Transactions, then any commitment of Buyer hereunder to enter into any Transaction shall forthwith be canceled, (B) to maintain or continue any Transaction and Buyer does not have any means of complying with Requirements of Law other than to terminate such Transaction after exercising commercially reasonable efforts in order to comply with such Requirements of Law without having to terminate such Transaction, then a Repurchase Date for such Transaction shall occur on the later to occur of (x) the date that is ten (10) Business Days after delivery of written notice thereof from Buyer to Seller and (y) the next Remittance Date, or on such earlier date as may be required by law. In exercising its rights under this Section 6(a)(i), Buyer shall exercise rights and remedies of Buyer in a manner which is consistent with other similar agreements, with other similarly situated counterparties covered by the same group within Buyer. In addition, Buyer will provide Seller with notice promptly after any such determination under this Section 6(a)(i) is made. (ii) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made subsequent to the date hereof: (A) shall subject Buyer to any Tax (other than (x) Indemnified Taxes and (y) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; (B) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer that is not otherwise included in the determination of the applicable Benchmark hereunder; or (C) shall impose on Buyer any other condition (excluding, for the avoidance of doubt, any Tax);

-51- 1635362689.2 and the result of any of the foregoing is to increase the cost to Buyer, by an amount that Buyer deems, in the exercise of its reasonable business judgment, to be material, of entering into, continuing or maintaining Transactions or to reduce in a material manner any amount receivable under the Transaction Documents in respect thereof; then, in any such case, but subject to the terms set forth in Section 6(d), Seller shall promptly pay after receipt of written notice thereof from Buyer pay Buyer any amounts necessary to compensate Buyer for such increased cost or reduced amount receivable. In exercising its rights under this Section 6(a)(ii), Buyer shall exercise the rights and remedies of Buyer in a manner which is consistent with other similar agreements with other similarly situated counterparties covered by the same group within Buyer. In addition, Buyer will provide Seller with notice as soon as practice of any demand for any additional amounts payable by Seller under this Section 6(a)(ii). Such notification of any additional amounts payable pursuant to this subsection shall be submitted by Buyer to Seller and shall be conclusive evidence of such additional amounts absent manifest error. This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Assets. (iii) If Buyer shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any entity controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof has, or will have, the effect of reducing the rate of return on Buyer’s or such entity’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such entity could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such entity’s policies with respect to capital adequacy) by an amount deemed by Buyer, in the exercise of its reasonable business judgment, to be material, then from time to time, after submission by Buyer to Seller of a written request therefor, Seller shall pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction. In exercising its rights under this Section 6(a)(iii), Buyer shall exercise the rights and remedies of Buyer in a manner which is consistent with other similar agreements with other similarly situated counterparties covered by the same group within Buyer. In addition, Buyer will provide Seller with notice as soon as practical of any demand for any additional amounts payable by Seller under this Section 6(a)(iii). Such notification of any additional amounts payable pursuant to this subsection shall be submitted by Buyer to Seller and shall be conclusive evidence of such additional amounts absent manifest error. This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Assets. (b) Benchmark Unavailability Period. During the Benchmark Unavailability Period for any Transaction, such Transaction shall be converted automatically to accrue interest at the Prime Rate in accordance with the definition of “Benchmark” on the next Pricing Rate Determination Date or within such earlier period as may be required by law. If any such conversion of a Transaction occurs on a day that is not the last day of the then current Pricing Rate Period with respect to such Transaction, Seller shall pay to Buyer any applicable Breakage Costs in connection with any such conversion of a Transaction.

-52- 1635362689.2 (c) Benchmark Transition. (i) Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark for any Transaction for any Pricing Rate Period (as determined by Buyer in its sole and absolute discretion (which determination shall be conclusive and binding upon Seller absent manifest error)), Buyer shall have the sole and exclusive right to elect to replace the then-current Benchmark with respect to each such Transaction with a Benchmark Replacement selected by Buyer for all purposes under this Agreement and under any other Transaction Document in respect of such determination and all determinations on all subsequent dates (without any amendment to, or further action or consent of Seller). The Benchmark Replacement shall become effective with respect to each applicable Transaction on the applicable Benchmark Replacement Date. (ii) In connection with the administration of any Benchmark or the implementation of a Benchmark Replacement, Buyer shall have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary in this Agreement or in any other Transaction Documents, any amendments implementing such Conforming Changes shall become effective without any further action or consent of Seller. (iii) Buyer shall promptly notify Seller of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes (such notice, a “Benchmark Transition Notice”). For the avoidance of doubt, any notice required to be delivered by Buyer as set forth in this paragraph may be provided, at the option of Buyer (in its sole and absolute discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Conforming Changes. (iv) Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, any determination, decision or election that may be made by Buyer pursuant to this Section 6(c), including, but not limited to, any determination of any Benchmark Transition Event, any election to replace the then-current Benchmark with a Benchmark Replacement, any Benchmark Transition Notice or any selection of the Benchmark Replacement, the related Benchmark Replacement Adjustment or any related Conforming Changes or any other determination, decision or election with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be conclusive and binding absent manifest error and may be made in the sole discretion of Buyer without consent from Seller. (i) Buyer does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to the Benchmark or any Benchmark Replacement implemented hereunder, (ii) the composition or characteristics of any such Benchmark or Benchmark Replacement, including whether any Benchmark Replacement is similar to, or

-53- 1635362689.2 produces the same value or economic equivalence to any Benchmark which it replaces or has the same volume or liquidity as any Benchmark which it replaces or any other Benchmark, (iii) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this Section 6(c) including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors of any Benchmark, the implementation or lack thereof of any Conforming Changes, the delivery or non-delivery of any notices required by this Section 6(c) or otherwise in accordance herewith, or (iv) the effect of any of the foregoing provisions of this Section 6(c). Buyer and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to Seller. Buyer may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement. (d) EU Capital Treatment. Seller agrees to use commercially reasonable endeavors to provide such information as may reasonably be requested by the Buyer for the purpose of obtaining or maintaining European Union securitization capital treatment. If Buyer fails to receive European Union securitization capital treatment, Seller shall not be required to reimburse Buyer for any additional costs, fees or expenses related thereto except for those caused by Seller’s gross negligence, willful misconduct or bad faith. SECTION 7 SECURITY INTEREST (a) Except as otherwise provided in Section 22(i), Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, in order to preserve Buyer’s rights under the Transaction Documents, in the event that a court or other forum re-characterizes the Transactions hereunder as other than sales, and as security for the performance by Seller of all of Seller’s obligations under the Transaction Documents and the Transactions entered into hereunder, or in the event that a transfer of a Purchased Asset is otherwise ineffective to effect an outright transfer of such Purchased Asset to Buyer, Seller hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Collateral (as defined below) to Buyer (i) to secure the payment of the Repurchase Price on all Transactions to which Seller is a party and all other amounts owing by Seller or Seller’s Affiliates to Buyer and Buyer, including, without limitation, amounts owing pursuant to Section 26, and under the other Transaction Documents, and (ii) to secure the obligation of Seller or its designee to service the Purchased Assets in conformity with Section 28 and any other obligation of Seller to Buyer or Subordinate Lender (collectively, the “Repurchase Obligations”). Seller hereby acknowledges and agrees that each Purchased Asset serves as collateral for Buyer under this Agreement, Subordinate Lender under the Subordinated Facilities Agreement and Buyer under this Agreement and that Buyer has the right to realize on any or all of the Purchased Assets in order to satisfy Seller’s obligations hereunder. Seller agrees to mark its computer records and tapes to evidence the interests granted

-54- 1635362689.2 to Buyer hereunder. Without limiting the generality of the foregoing and for the avoidance of doubt, if any determination is made that any Stapled Mezzanine Asset which is a Purchased Asset was not sold by Seller to Buyer pursuant to this Agreement, or that mezzanine loans do not qualify for the safe harbor treatment provided by the Bankruptcy Code, then Seller hereby pledges, assigns and grants to Buyer as further security for the Repurchase Obligations, a continuing first priority security interest in and Lien upon each such Stapled Mezzanine Asset which constitutes a Purchased Asset hereunder, and Buyer shall have all the rights and remedies of a “secured party” under the Uniform Commercial Code with respect thereto. All of Seller’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the “Collateral”: (i) the Purchased Assets; (ii) any and all interests of Seller in, to and under the Collection Account, the Servicer Account, and all monies from time to time on deposit in the Collection Account or the Servicer Account; (iii) the Purchased Asset Documents, Servicing Agreements, Servicing Records, Servicing Rights, all servicing fees, mortgage guaranties, mortgage insurance, insurance policies, insurance claims, collection and escrow accounts and letters of credit, in each case, relating to the Purchased Assets; (iv) all related forward trades and take out commitments placed on the Purchased Assets; (v) all proceeds relating to the sale, securitization, liquidation, or other disposition of the Purchased Assets; (vi) all “general intangibles”, “accounts”, “chattel paper”, “investment property”, “instruments”, “securities accounts” and “deposit accounts”, each as defined in the UCC, relating to or constituting any and all of the foregoing; (vii) any other items, amounts, rights or properties transferred or pledged by Seller to Buyer under any of the Transaction Documents; and (viii) all replacements, substitutions or distributions on or proceeds, payments, Income and profits of, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing. (b) The security interest of Buyer in the Collateral shall terminate only upon the satisfaction in full of the Repurchase Obligations (other than obligations under the Transaction Documents (including contingent reimbursement obligations and indemnity obligations) which, by their express terms, survive termination of this Agreement or such other Transaction Document, as the case may be), provided that, so long as no Event of Default shall have occurred and be continuing (other than in connection with a repayment of a Purchased Asset by the Borrower thereunder and subject to the conditions set forth in Article 3(d)), Buyer’s security interest (on behalf of Buyer) with respect to any Purchased Asset shall terminate automatically effective upon

-55- 1635362689.2 the repurchase thereof in accordance with the terms of this Agreement and receipt by Buyer of the Repurchase Price therefor. Upon such satisfaction and, in the case of the clause (i) below, upon request by Seller, Buyer shall, at Seller’s sole expense, (i) deliver to Seller such UCC termination statements and other release documents as may be commercially reasonable and (ii) return (or approve the return by Custodian in accordance with the Custodial Agreement, as applicable) the Purchased Assets to Seller and reconvey the Purchased Assets to Seller and release its security interest in the Collateral, such release to be effective automatically without further action by any party. For purposes of the grant of the security interest pursuant to this Section 7, this Agreement shall be deemed to constitute a security agreement under the New York Uniform Commercial Code (the “UCC”). Buyer shall have all of the rights and may exercise all of the remedies of a secured creditor under the UCC and the other laws of the State of New York. In furtherance of the foregoing, (a) Buyer, at Seller’s sole cost and expense, as applicable, shall cause to be filed in such locations as may be reasonably necessary to perfect and maintain perfection and priority of the security interest granted hereby, UCC financing statements and continuation statements (collectively, the “Filings”), and shall forward copies of such Filings to Seller upon the filing thereof, and (b) Seller shall from time to time take such further actions as may be reasonably requested by Buyer to maintain and continue the perfection and priority of the security interest granted hereby (including marking its records and files to evidence the interests granted to Buyer hereunder). For the avoidance of doubt, the security interest of Buyer in any particular Purchased Asset or the related Collateral shall not terminate until Seller has fully paid the related Repurchase Price and repaid the related Subordinate Loan. In connection with the security interests granted pursuant to this Agreement, Seller authorizes the filing of UCC financing statements describing the collateral as “all assets of Seller, whether now owned or existing or hereafter acquired or arising and wheresoever located, and all proceeds and products thereof” or other similar language to that effect. Notwithstanding the foregoing, if Seller grants a Lien on any Purchased Asset in violation hereof or any other Transaction Document, Seller shall be deemed to have simultaneously granted an equal and ratable Lien on such Purchased Asset in favor of Buyer to the extent such Lien has not already been granted to Buyer; provided, that such equal and ratable Lien shall not cure any resulting Event of Default. Seller shall not take any action to cause any Purchased Asset that is not evidenced by an instrument or chattel paper (as defined in the UCC) to be so evidenced. If a Purchased Asset becomes evidenced by an instrument or chattel paper, the same shall be immediately delivered to Custodian on behalf of Buyer, together with endorsements required by Buyer. (c) Seller acknowledges that neither it nor any of its Affiliates has any right to service the Purchased Assets but only has rights as a party to the related Servicing Agreement or any other servicing agreement with respect to the Purchased Assets. Without limiting the generality of the foregoing and the grant of a security interest pursuant to Section 7(a), and in the event that Seller or any of its Affiliates is deemed by a court, other forum or otherwise to retain any residual Servicing Rights (notwithstanding that such Servicing Rights consist of Collateral hereunder), and for the avoidance of doubt, Seller grants, assigns and pledges to Buyer a security interest in the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

-56- 1635362689.2 (d) Seller agrees, to the extent permitted by any Requirement of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Asset or Mortgaged Property may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets marshaled upon any such sale, and agrees that Buyer and/or Buyer or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets individually or collectively (in any number of parts) as Buyer and/or Buyer or such court may determine. (e) For the avoidance of doubt and subject to the Security Agent and Subordination Agreement, for so long as any amount is owing to Buyer under the Transaction Documents and Seller’s obligations under this Agreement have not been terminated, Buyer shall act solely on the instructions of Buyer and shall not be required to consider the interests of, or act on the instructions of Subordinate Lender. SECTION 8 TRANSFER AND CUSTODY (a) On the Purchase Date for each Transaction, ownership of the related proposed Purchased Assets shall be transferred to Buyer and the Purchased Asset File related to such Purchased Asset shall be transferred to Buyer or its designee (including Buyer’s counsel, Custodian, its counsel or a Bailee, as applicable) against the simultaneous transfer of the Purchase Price for such Purchased Asset in immediately available funds to an account of Seller (or an account directed by Seller) specified in the Confirmation relating to such Transaction and, upon satisfaction of the conditions precedent in Sections 3(b) and (c), as applicable, such proposed Purchased Asset shall become a Purchased Asset hereunder. (b) Seller (or, if applicable, Bailee) shall deposit the Purchased Asset Files (including with respect to any Wet Purchased Asset, by Bailee) representing the Purchased Assets, or direct that the Purchased Asset Files be deposited directly (including with respect to any Wet Purchased Asset, by Bailee), with Custodian in accordance with the Custodial Agreement. The Purchased Asset Files shall be maintained in accordance with the Custodial Agreement. If a Purchased Asset File is not delivered to Buyer or its designee (including Custodian), such Purchased Asset File shall be held in trust by Seller or its designee for the benefit of Buyer. Seller or its designee shall maintain a copy of the Purchased Asset File and the originals of the Purchased Asset File not delivered to Buyer or its designee (including Custodian). The possession of the Purchased Asset File by Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Purchased Asset on behalf of Buyer, and such retention and possession by Seller or its designee is in a custodial capacity only. The books and records (including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale, subject to the terms and conditions of this Agreement, of the related

-57- 1635362689.2 Purchased Asset to Buyer. Seller or its designee (including Custodian or, in the case of any Wet Purchased Asset, Bailee) shall release its custody of the Purchased Asset File only in accordance with a written request acknowledged in writing by Buyer and otherwise in accordance with the Custodial Agreement (or, in the case of Bailee with respect to any Wet Purchased Asset, in accordance with the related Bailee Letter). Seller shall comply with all requirements of the Custodial Agreement. (c) From time to time, Seller shall forward to Custodian, with copy to Buyer, additional original documents or additional documents evidencing any assumption, modification, consolidation or extension of a Purchased Asset approved (if applicable) in accordance with the terms of this Agreement, and upon receipt of any such other documents (which shall be clearly marked as to which Purchased Asset File such documents relate), Custodian will be required to hold such other documents in the related Purchased Asset File in accordance with the Custodial Agreement. SECTION 9 SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS (a) Title to each Purchased Asset shall pass to Buyer on the related Purchase Date, and Buyer shall have free and unrestricted use of each Purchased Asset on behalf of the Secured Parties, subject, however, to the terms of this Agreement. Subject to Section 19, Buyer may engage, at Buyer’s sole cost and expense, in repurchase transactions with the Purchased Assets or otherwise selling, transferring, pledging, repledging, hypothecating or rehypothecating the Purchased Assets, all on terms that Buyer may determine in its sole and absolute discretion; provided that, no such transaction shall relieve Buyer of its obligations to transfer the same Purchased Assets to Seller pursuant to Section 3 of this Agreement or of Buyer’s obligation to credit or pay Income to the obligations of Seller pursuant to Section 5 hereof. (b) Nothing contained in this Agreement or any other Transaction Document shall obligate Buyer to segregate any Purchased Asset delivered to Buyer by Seller. Except to the extent expressly set forth in this Agreement or any other Transaction Document, no Purchased Asset shall remain in the custody of Seller or any Affiliate of Seller. SECTION 10 REPRESENTATIONS AND WARRANTIES Seller represents and warrants to Buyer as of the date hereof, each Funding Date and as of any other date on which these representations and warranties are remade or deemed remade in accordance with the terms of this Agreement or any other Transaction Document or certification delivered in connection with this Agreement, and covenants that at all times while this Agreement or any Transaction Document is in effect as follows: (a) Organization. Each Seller Party (i) is duly formed, validly existing and in good standing under the laws and regulations of the jurisdiction of such Seller Party’s formation, (ii) is duly qualified, and in good standing in every state where such qualification is necessary for

-58- 1635362689.2 the transaction of such Seller Party’s business, (iii) has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted, and to execute, deliver, and perform its obligations under this Agreement and the other Transaction Documents. (b) Authority. Each Seller Party (i) is duly authorized to execute and deliver the Transaction Documents to which it is a party, to enter into the Transactions contemplated hereunder and to perform its obligations under the Transaction Documents, and has taken all necessary action to authorize such execution, delivery and performance, and (ii) each person signing any Transaction Document on its behalf is duly authorized to do so on its behalf. (c) Due Execution and Delivery; Consideration. The Transaction Documents to which it is a party have been or will be duly executed and delivered by each Seller Party, for good and valuable consideration. (d) Enforceability. The Transaction Documents constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles. (e) Approvals and Consents. No consent, approval or other action of, or filing by, any Seller Party with any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of any of the Transaction Documents (other than consents, approvals and filings that have been obtained or made, as applicable, and any such consents, approvals and filings that have been obtained are in full force and effect) or as a condition to the consummation of any Transaction. (f) Licenses and Permits. Seller is duly licensed, qualified and in good standing in every jurisdiction where such licensing, qualification or standing is material to Seller’s business, and has all material licenses, permits and other consents that are necessary, for the transaction of Seller’s business or the acquisition, origination (if applicable), ownership or sale of any Purchased Asset or other Collateral. (g) Non-Contravention. Neither the execution and delivery of the Transaction Documents, nor consummation by any Seller Party of the transactions contemplated by the Transaction Documents (or any of them), nor compliance or performance by any Seller Party with the terms, conditions and provisions of the Transaction Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the organizational documents of such Seller Party, (ii) any agreement by which such Seller Party is bound or to which any of their assets or properties are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any Lien upon any of the assets or properties of such Seller Party, other than pursuant to the Transaction Documents, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to such Seller Party or (iv) any applicable Requirement of Law. (h) Litigation/Proceedings. Except as otherwise disclosed in writing to Buyer, there is no action, suit, proceeding, investigation or arbitration pending or, to the knowledge of

-59- 1635362689.2 Seller, threatened in writing, against any Seller Party or affecting any of the Purchased Assets, Collateral or any of the other properties of such Seller Party before any Governmental Authority which (i) questions or challenges the validity or enforceability of any of the Transaction Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than the applicable Default Threshold against any Seller Party or (iii) individually or in the aggregate, if adversely determined is reasonably likely to have a Material Adverse Effect. (i) No Outstanding Judgments. Except as disclosed in writing to Buyer, there are no judgments against any Seller Party unsatisfied of record or docketed in any court located in the United States of America which in the aggregate (x) require the payment of money in an amount at least equal to the applicable Default Threshold or (y) would be reasonably likely to have a Material Adverse Effect, and Seller has no liens of any nature against it, except for Permitted Liens. (j) No Bankruptcies. No Act of Insolvency has ever occurred with respect to any Seller Party. (k) Compliance with Law. Each Seller Party is in compliance in all material respects with all Requirements of Law. Except as otherwise disclosed in writing to Buyer on or before the Closing Date, any Funding Date and from time to time, no Seller Party is in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority applicable to and imposed upon such Seller Party which default, in the aggregate (x) is with respect to any amount at least equal to the Default Threshold or (y) would be reasonably likely to have a Material Adverse Effect. Neither Seller nor any Affiliate of Seller (a) is a “broker” or “dealer” as defined in, or could be subject to a liquidation proceeding under, the Securities Investor Protection Act of 1970, or (b) is subject to regulation by any Governmental Authority limiting its ability to incur the Repurchase Obligations. To the knowledge of any Seller Party, no properties presently or previously owned or leased by any Seller Party or any of their respective predecessors, contain or previously contained any Materials of Environmental Concern that constitute or constituted a violation of Environmental Laws applicable to such Seller Parties or the properties owned by such Seller Parties and reasonably could be expected to give rise to liability of any Seller Party thereunder (which, in the case of liability with respect to a Guarantor, would result in such Guarantor failing to satisfy its financial covenants under the Guaranty or otherwise resulting in a breach of its obligations under any Transaction Document). Seller Parties each have no knowledge of any violation, alleged violation, non-compliance, liability or potential liability of any Seller Party under any Environmental Law applicable to such Seller Parties or the properties owned by such Seller Parties. To the Seller Parties’ knowledge, Materials of Environmental Concern have not been released, on properties presently or previously owned or leased by Seller, in violation of Environmental Laws applicable to such Seller Parties or the properties owned by such Seller Parties or in a manner that reasonably could be expected to give rise to liability of any Seller Party thereunder (which, in the case of liability with respect to a Guarantor, would result in such Guarantor failing to satisfy its financial covenants under the Guaranty or otherwise resulting in a breach of its obligations under any Transaction Document). The execution, delivery and performance of the Transaction Documents do not require compliance by Seller with any “bulk sales” or similar law.

-60- 1635362689.2 (l) Acting as Principal. Seller is engaging in the Transactions as principal. (m) No Broker. Seller has not dealt with any broker, investment banker, agent, or other Person (other than Buyer or an Affiliate of Buyer) who may be entitled to any commission or compensation in connection with the sale of any Purchased Asset pursuant to any of the Transaction Documents. (n) No Default. As of the date of this Agreement and as of each Purchase Date, no Default has occurred and is continuing which has not been disclosed to Buyer in writing. At all times while this Agreement and any Transaction thereunder is in effect, no Event of Default, or to Seller’s knowledge, Default has occurred and is continuing which has not been disclosed to Buyer in writing. (o) Servicing Agreements. Seller has delivered to Buyer all underlying servicing agreements (or provided Buyer with access to a service, internet website or other system where Buyer can successfully access such agreements) with respect to the Purchased Assets. (p) [Reserved]. (q) No Adverse Selection. No Purchased Asset under this Agreement has been selected by Seller, so as to affect adversely the interests of Buyer. (r) Full and Accurate Disclosure. All information, reports, statements, exhibits, schedules and certificates furnished in writing by or on behalf of any Seller Party to Buyer in connection with the negotiation, preparation or delivery of this Agreement or performance hereof and the other Transaction Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not and will not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein not misleading, in light of the circumstances under which they were made or (in the case of projections) is or will be based on good faith reasonable estimates on the date as of which such information is stated or certified it being understood that such projections may vary from actual results and that such variances may be material; provided, that, with respect to any information, reports, statements, exhibits, schedules and certificates not prepared by any Seller Party, the foregoing representations shall be made to Seller’s knowledge. (s) Financial Information. All written financial data concerning Seller Parties or the Purchased Asset and the other Collateral that has been delivered by or on behalf of any Seller Party to Buyer (in each case, other than financial estimates, forecasts and other forward looking information, pro forma financial information and information of a general economic or industry-specific nature), when taken as a whole is true, correct and complete in all material respects. All financial data concerning the Seller Parties has been prepared fairly in accordance with GAAP consistently applied. All financial data concerning the Purchased Asset and the other Collateral that was prepared by Seller has been prepared in accordance with standard industry practices. Since the delivery of such data, except as otherwise disclosed in writing to Buyer, there has been no material adverse change in the financial position of Seller Parties or the Purchased Assets and the other Collateral, or in the results of operations of any Seller Party which change is reasonably likely to result in a Material Adverse Effect.

-61- 1635362689.2 (t) Authorized Representatives. The duly authorized representatives of the Seller Parties are listed on, and true signatures of such authorized representatives are set forth on, Exhibit III hereto, or such other most recent list of authorized representatives substantially in the form of Exhibit III hereto as the Seller Parties may from time to time deliver to Buyer. (u) Proper Names; Chief Executive Office/Jurisdiction of Organization. Seller’s exact legal name is set forth in the preamble and signature pages of this Agreement. Seller’s location (within the meaning of Article 9 of the UCC), chief executive office and the office where Seller keeps all records (within the meaning of Article 9 of the UCC) relating to the Purchased Assets is located at the address for notices specified for the Seller on Exhibit I, unless the Seller has provided a new chief executive office address to Buyer in writing. Seller has not changed its name or location within the past twelve (12) months. Seller’s (a) organizational identification number is 10433690, (b) tax identification number is 992025085 and (c) Seller’s jurisdiction of organization is Delaware. Equity Pledgor’s jurisdiction of organization is Delaware and Guarantor’s jurisdiction of organization is Delaware. Each of Seller, Equity Pledgor and Guarantor shall provide Buyer with 30 days advance notice of any change in its principal office or place of business or jurisdiction. None of Seller, Equity Pledgor or Guarantor has a trade name. During the preceding five (5) years, none of Seller, Equity Pledgor or Guarantor has been known by or done business under any other name, corporate or fictitious, and none of Seller, Equity Pledgor or Guarantor has filed or had filed against it any bankruptcy receivership or similar petitions or made any assignments for the benefit of creditors. Seller is a 100% direct and wholly-owned Subsidiary of Equity Pledgor. The fiscal year of Seller is the calendar year. Seller has not guaranteed any Indebtedness of any other Person. Seller has no Subsidiaries. (v) Representations and Warranties Regarding the Purchased Assets. Each of the representations and warranties made in respect of the Purchased Assets pursuant to Exhibit V (in each case other than (A) any MTM Representation made after the Purchase Date of a Purchased Asset, which shall be considered solely for determining whether a Credit Event has occurred or if a Purchased Asset is a Non-Performing Asset, as applicable, and (B) as disclosed in a Requested Exceptions Report approved by Buyer in accordance with the terms hereof) are true and correct in all material respects. Each Purchased Asset is an Eligible Asset. (w) Good Title to Purchased Asset. Immediately prior to the purchase of any Purchased Asset and other Collateral by Buyer from Seller, (i) such Purchased Asset and other Collateral are free and clear of any Lien or impediment to transfer (including any “adverse claim” as defined in Article 8-102(a)(1) of the UCC) (other than any such Lien or impediment to transfer that is released simultaneously with such purchase), (ii) such Purchased Asset and other Collateral are not subject to any right of set-off, any prior sale, transfer or assignment, or any agreement by Seller for Seller to assign, convey or transfer such Purchased Asset and other Collateral, in each case, in whole or in part, (iii) Seller is the beneficial owner of and, upon recordation of relevant assignment documents, shall be the record owner of, and had good and marketable title to, and the right to sell and transfer, such Purchased Asset and other Collateral to Buyer, and (iv) Seller has the right to sell and transfer such Purchased Asset and other Collateral to Buyer. Upon the purchase of any Purchased Asset and other Collateral by Buyer from Seller, Buyer shall be the sole owner of such Purchased Asset and other Collateral free from any adverse claim, subject to the rights of Seller pursuant to the terms of this Agreement.

-62- 1635362689.2 (x) No Encumbrances. There are (i) no outstanding rights, options, warrants or agreements on the part of Seller for a purchase, sale or issuance, in connection with any Purchased Asset or other Collateral, (ii) no agreements on the part of Seller to issue, sell or distribute any Purchased Asset or other Collateral and (iii) no obligations on the part of Seller (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or interest therein, in each case, except as contemplated by the Transaction Documents. (y) Security Interest Matters. (i) The provisions of the Transaction Documents are effective to either (x) constitute a sale of Collateral to Buyer (other than for U.S. federal, state and local income or franchise tax purposes) or (y) create in favor of Buyer a legal, valid and enforceable first priority “security interest” (as defined in Section 1- 201(b)(35) of the UCC) in all rights, title and interest of Seller in, to and under the Collateral. (ii) Upon possession by Custodian or by a Bailee pursuant to a Bailee Letter of each Promissory Note or Participation Certificate, endorsed in blank by a duly authorized officer of Seller, Buyer shall have a legal, valid, enforceable and fully perfected first priority security interest in all right, title and interest of Seller in such Promissory Note or Participation Certificate, as applicable. (iii) Upon the filing of UCC financing statements in [Delaware], Buyer shall have a legal, valid, enforceable and fully perfected first priority security interest in that portion of the Collateral or the Pledged Collateral, as applicable, in which a security interest can be perfected under the applicable UCC by the filing of financing statements. (iv) Upon execution and delivery of the Account Control Agreement, Buyer shall have a legal, valid, enforceable and fully perfected first priority security interest in all right, title and interest of Seller in the Collection Account and all funds at any time on deposit therein. (z) Solvency; No Fraudulent Transfer. Seller has, as of the Closing Date and each Funding Date, access to adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and, as of the Closing Date and as of each Funding Date, is paying, its debts as they come due. Neither the Transaction Documents nor any Transaction are entered into in contemplation of insolvency or with actual intent to hinder, delay or defraud any of Seller’s creditors. As of each Funding Date, Seller is not insolvent within the meaning of 11 U.S.C. Section 101(32) or any successor provision thereto. As of each Purchase Date, the transfer and sale of related Purchased Assets on such Purchase Date pursuant hereto and the obligation to repurchase such Purchased Assets (i) will not cause the liabilities of Seller to exceed the assets of Seller, (ii) will not result in Seller having unreasonably small capital and (iii) will not result in debts that would be beyond Seller’s ability to pay as the same mature. Seller received reasonably equivalent value in exchange for the transfer and sale of each Purchased Asset and other Collateral subject hereto. Seller has only entered into agreements on terms that would be considered arm’s length and otherwise on terms consistent with other similar agreements with other similarly situated entities.

-63- 1635362689.2 (aa) Investment Company Act. No Seller Party is required to be registered as, or is Controlled by, an “investment company”, within the meaning of the Investment Company Act, or is otherwise required to register thereunder. Seller is exempt from the registration requirements of the Investment Company Act pursuant to an exemption other than the exemptions specified in Section 3(c)(1) and 3(c)(7) of the Investment Company Act. (bb) Taxes. Seller has filed or caused to be filed all federal and other material tax returns that would be delinquent if they had not been filed on or before the date hereof and has paid all federal and other material taxes shown to be due and payable on or before the date hereof on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it and any of its assets by any Governmental Authority except for any such taxes as (i) are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP or (ii) are de minimis in amount; no tax liens have been filed against any of Seller’s assets and no claims are being asserted with respect to any such taxes, fees or other charges. (cc) ERISA. Neither Seller nor any ERISA Affiliate sponsors, maintains or contributes to any Plans or any Multiemployer Plans. Seller is not, and is not using, any assets of a “benefit plan investor” as defined in Department of Labor regulation 29 C.F.R Section 2510.3- 101, as modified by Section 3(42) of ERISA and is not using “plan assets” within the meaning of 29 C.F.R. 2510.3-101, as modified in operation by Section 3(42) of ERISA, in connection with any Transaction. (dd) Use of Proceeds; Margin Regulations. All proceeds of each Transaction shall be used by Seller for purposes permitted under Seller’s Governing Documents, provided that no part of the proceeds of any Transaction will be used by Seller to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the entering into of any Transaction nor the use of any proceeds thereof will violate, or be inconsistent with, any provision of Regulation T, U or X of the Board of Governors of the Federal Reserve System. (ee) Ownership of Property. Seller does not own, and has not ever owned, any assets other than (A) the Purchased Assets and (B) such incidental personal property related thereto. (ff) No Prohibited Persons. None of the funds or other assets of Seller or Guarantor constitute property of, or are, to the knowledge of Seller, beneficially owned, directly or indirectly, by a Prohibited Person with the result that the investment in Seller or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the entering into this Agreement by Buyer is in violation of law; to the knowledge of Seller, no Prohibited Person has any interest of any nature whatsoever in Seller or Guarantor, as applicable, with the result that the investment in Seller or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the entering into this Agreement is in violation of law; to the knowledge of Seller, none of the funds of Seller or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Seller or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the entering into this Agreement is in violation of law; to the knowledge of

-64- 1635362689.2 Seller, neither Seller nor Guarantor has conducted or will conduct any business or has engaged or will engage in any transaction dealing with any Prohibited Person; and neither Seller nor Guarantor is a Prohibited Person or has been convicted of a felony or a crime which if prosecuted under the laws of the United States of America would be a felony. Seller agrees that, from time to time upon the prior written request of Buyer, it shall execute and deliver such further documents, provide such additional information and reports and perform such other acts as Buyer may reasonably request in order to ensure compliance with the provisions hereof; provided however that nothing in this Section 10(ff) shall be construed as requiring Buyer to conduct any inquiry or decreasing Seller’s responsibility for its statements, representations, warranties or covenants hereunder. (gg) Sanctions. No Seller Party, no Subsidiary of any Seller Party and, to the knowledge of any Seller Party, no director, officer, employee, agent or Affiliate of any Seller Party or any Subsidiary of a Seller Party is a Sanctioned Entity. Each Seller Party, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of any Seller Party, the agents of each Seller Party and its Subsidiaries, are in compliance with all applicable Sanctions. No Seller Party is located, organized or resident in a Sanctioned Country. Each Seller Party and its Subsidiaries have instituted, or remain subject to, policies and procedures reasonably designed to ensure compliance with applicable Sanctions. (hh) Trading with the Enemy Act and Patriot Act. Each Seller Party and each of their respective Affiliates is in compliance with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other applicable enabling legislation or executive order relating thereto, and (ii) the Patriot Act. Seller agrees that, from time to time upon the prior written request of Buyer, it shall execute and deliver such further documents, provide such additional information and reports and perform such other acts as Buyer may reasonably request in order to ensure compliance with the provisions hereof (including, without limitation, compliance with the Patriot Act); provided, however, that nothing in this Section 10(hh) shall be construed as requiring Buyer to conduct any inquiry or decreasing Seller’s responsibility for its statements, representations, warranties or covenants hereunder. (ii) Insider. Seller is not an “executive officer,” “director,” or “person that directly or indirectly, or acting through or in concert with one or more persons, owns, controls, or has the power to vote more than 10% of any class of voting securities” (as those terms are defined in 12 U.S.C. § 375b or in regulations promulgated pursuant thereto) of Buyer, of a bank holding company of which Buyer is a Subsidiary, or of any Subsidiary, of a bank holding company of which Buyer is a Subsidiary, of any bank at which Buyer maintains a correspondent account or of any lender which maintains a correspondent account with Buyer. (jj) Anti-Money Laundering Laws and Anti-Corruption Laws. Each Seller Party has complied with the Anti-Money Laundering Laws and Anti-Corruption Laws. Each Seller Party has established compliance programs reasonably designed to ensure compliance with the Anti-Money Laundering Laws and Anti-Corruption Laws, has conducted the requisite due diligence in connection with the origination of each Purchased Asset for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Borrower and the origin of the assets used by the said Borrower to purchase the property in question, and

-65- 1635362689.2 maintains, and will maintain, sufficient information to identify the applicable Borrower for purposes of the Anti-Money Laundering Laws. (kk) Ownership. Seller is and shall remain at all times a wholly-owned direct or indirect Subsidiary of Guarantor. (ll) Tax Status. Seller is a disregarded entity for U.S. federal income tax purposes. (mm) Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes, computer systems and storage media and records related to the Collateral to the extent not held by another party pursuant to the Transaction Documents is its chief executive office. (nn) Financial Statements. Guarantor has heretofore furnished to Buyer a copy, certified by an authorized officer, of any available Financial Statements for Guarantor, setting forth in each case in comparative form the figures for the previous year. All such Financial Statements are complete and correct and fairly present, in all respects, the consolidated and consolidating financial condition of each Seller Party and the consolidated and consolidating results of its operations as at such dates and for such monthly periods, all in accordance with GAAP. As of the Closing Date, there has been no material adverse change in the consolidated business, operations or financial condition of Guarantor from that set forth in said Financial Statements. (oo) Ability to Perform. No Seller Party believes, nor does such Seller Party have any reason or cause to believe, that it cannot perform each and every covenant contained in the Transaction Documents to which it is a party on its part to be performed. (pp) No Reliance. Each Seller Party has made its own independent decisions to enter into the Transaction Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. No Seller Party is relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions. (qq) Plan Assets. No Seller Party is an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, a “plan” described in Section 4975(e)(1) of the Internal Revenue Code that is subject to Section 4975 of the Internal Revenue Code, or an entity whose assets are deemed to constitute Plan Assets, and Transactions by or with any Seller Party are not subject to any federal, state or local statute regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 3(32) of ERISA. (rr) [Reserved]. (ss) Unrelated Obligations. Seller has no contingent or actual obligations not related to the Purchased Assets. (tt) Volcker Rule. Seller has been structured so as not to constitute, and is not, a “covered fund” for purposes of Section 619 of the Dodd-Frank Wall Street Reform and

-66- 1635362689.2 Consumer Protection Act (the “Volcker Rule”), and is relying upon an exception or exemption from the registration requirements of the Investment Company Act set forth in Section 3(c)(5)(C) of the Investment Company Act. SECTION 11 NEGATIVE COVENANTS OF SELLER On and as of the date hereof and at all times while this Agreement or any Transaction hereunder is in effect, Seller shall not without the prior written consent of Buyer, which may be granted or denied at Buyer’s sole and absolute discretion: (i) subject to Seller’s right to repurchase any Purchased Asset as permitted or required hereunder, take any action that would directly or indirectly impair or adversely affect Buyer’s title to any Purchased Asset or other Collateral; (ii) transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, including, without limitation, any effective transfer or other disposition as a result of a Division of Seller pursuant to a Division or otherwise, or pledge or hypothecate, directly or indirectly, any interest in any Purchased Asset or other Collateral to any Person other than Buyer, or engage in repurchase transactions or similar transactions with respect to any Purchased Asset or other Collateral with any Person other than Buyer; (iii) create, incur, assume or suffer to exist any Lien, in or on any of Seller’s property, assets, revenue, the Purchased Assets or the other Collateral, whether now owned or hereafter acquired, other than the Liens and security interest granted by Seller pursuant to the Transaction Documents; (iv) create, incur, assume or suffer to exist any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation) to the extent the same would cause Seller to violate the covenants contained in this Agreement or Guarantor to violate the financial covenants contained in the Guaranty; (v) enter into any transaction of merger or consolidation or amalgamation or Division, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution), or sell all or substantially all of its assets (except in connection with the Transactions or the sale or securitization of the Purchased Assets in the ordinary course of Seller’s business after the repurchase thereof in accordance with this Agreement); (vi) permit a Change of Control; (vii) permit (through the giving of consent, waiver, failure to object or otherwise) any Mortgaged Property or Borrower to create, incur, assume or suffer to exist any Liens or Indebtedness, including without limitation, senior or pari passu mortgage debt, junior mortgage debt or mezzanine debt (in each case, unless expressly permitted by the applicable Purchased Asset Documents and excluding non-consensual Liens against any related Mortgaged Property);

-67- 1635362689.2 (viii) with respect to any Purchased Asset, consent or assent to or permit any Material Modification of any related Purchased Asset Documents to occur without Buyer’s prior written consent; (ix) permit the organizational documents or organizational structure of Seller to be amended in any material respect without the prior written consent of Buyer (provided that, for this purpose any amendment of the provisions of such Seller’s limited liability company agreement entitled “Purpose,” “Independent Manager,” “Dissolution,” “Liquidation,” “Assignments,” “Resignation,” “Admission of Additional Members,” “SPE Provisions” and “Amendment” and any change of such Seller’s certificate of formation or jurisdiction of organization shall be deemed material) or solely to reflect new indirect ownership so long as no Change of Control has occurred; (x) after the occurrence and during the continuance of a monetary Default or an Event of Default, make any distribution, payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any Capital Stock of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller; (xi) acquire or maintain any right or interest in any Purchased Asset or any Mortgaged Property relating to any Purchased Asset that is senior to, or pari passu with, the rights and interests of Buyer therein under this Agreement and the other Transaction Documents unless such right or interest becomes a Purchased Asset hereunder; (xii) use any part of the proceeds of any Transaction hereunder for any purpose which violates, or would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System; (xiii) directly, or through a Subsidiary, acquire or hold title to any real property; (xiv) except as would not reasonably be expected to result in a Material Adverse Effect, sponsor, maintain, contribute to, or have any liability or obligation (direct or contingent) with respect to any Plan or permit any Seller Party or any ERISA Affiliate to sponsor, maintain, contribute to, or have any liability or obligation (direct or contingent) with respect to, any Plan; (xv) engage in any transaction that would, assuming for such purpose that Buyer does not hold Plan Assets, cause any obligation or action taken or to be taken hereunder (or the exercise by Buyer of any of its rights under this Agreement, the Purchased Assets or any Transaction Document) to be a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code or violate any substantially similar provisions under any other federal, state or local laws, rules or regulations; (xvi) [reserved]; (xvii) seek its dissolution, liquidation or winding up, in whole or in part;

-68- 1635362689.2 (xviii) [reserved]; (xix) [reserved]; (xx) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person. Seller further covenants and agrees to deliver (from time to time) to Buyer any such certification or other evidence as may be requested by Buyer in its reasonable discretion, confirming that neither of Seller nor Guarantor has, to the best knowledge of Seller, engaged in any business, transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; (xxi) use the proceeds of the Purchase Price or any other advance, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Entity, or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause Buyer to be in breach of any Sanctions; (xxii) cause any Purchased Asset to be serviced by any servicer other than a Servicer unless, in each case, expressly approved in writing by Buyer pursuant to Section 28 hereof; (xxiii) amend, modify or waive in any material respect or terminate any provision of any Servicing Agreement, without the consent of Buyer in its sole and absolute discretion; (xxiv) take any action, cause, allow, or permit any of Seller, Guarantor or any Subsidiary of Guarantor that is also a direct or indirect parent of Seller to be required to register as an “investment company,” or a company “controlled by an investment company,” within the meaning of the Investment Company Act, or to violate any provisions of the Investment Company Act, including Section 18 thereof or any rules or regulations promulgated thereunder; and (xxv) directly or indirectly, use, or permit Guarantor to use, the proceeds of any Transaction, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the Anti-Corruption Laws. SECTION 12 AFFIRMATIVE COVENANTS OF SELLER On and as of the date hereof and on each day until this Agreement is no longer in force with respect to any Transaction, Seller covenants that: (a) Seller Notices.

-69- 1635362689.2 (i) Material Adverse Effect. Seller shall promptly (and in any event not later than two (2) Business Days after obtaining actual knowledge thereof) notify Buyer of any event that it reasonably believes has had or would have a Material Adverse Effect; provided however that nothing in this Section 12(a)(i) shall relieve Seller of its obligations under this Agreement. (ii) Default or Event of Default. Seller shall, promptly (and in any event not later than two (2) Business Days after obtaining actual knowledge thereof) notify Buyer of the occurrence of any Default or Event of Default. (iii) Purchased Asset Matters. Seller shall promptly (and in any event not later than two (2) Business Days after obtaining actual knowledge thereof) notify Buyer of: (A) any default or event of default under any Purchased Asset; (B) any facts or circumstances that in the commercially reasonable judgment of Seller are reasonably likely to cause, or have caused, a Mandatory Early Repurchase Event; (C) any Future Advance Failure; (D) the occurrence of any Credit Event; (E) [reserved]; (F) with respect to any Purchased Asset or related Mortgaged Property, any material loss or damage, material licensing or permit issues, violation of Requirements of Law, discharge of or damage from Materials of Environmental Concern or any other actual or expected event or change in circumstances that, with respect to each of the foregoing, could reasonably be expected to result in a default or material decline in value or cash flow; or (G) any representation or warranty with respect to any Purchased Asset being untrue or incorrect. (iv) Other Defaults, Litigation and Judgments. Seller shall promptly (and in any event not later than two (2) Business Days after obtaining actual knowledge thereof) notify Buyer of, and provide Buyer with any notices received by it concerning, (A) any default or event of default (or similar event) on the part of any Seller Party under any Indebtedness or other material contractual obligation to the extent the obligations in connection with such default under the applicable agreement (1) are at least equal to the Default Threshold, or (2) which, individually or in the aggregate, if adversely determined, would reasonably be likely to have a Material Adverse Effect; and (B) the commencement or threat in writing of, settlement of, or judgment in, any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceeding involving any Seller Party that (1) makes a claim which alone, or when aggregated with other claims, exceeds the Default Threshold, (2) questions or challenges the validity or enforceability of any of the Transaction Documents or any action to be taken in connection with the transactions contemplated thereby or (3) which, individually or in the aggregate, if adversely determined, would reasonably be likely to have a Material Adverse Effect. (v) Corporate Change. Seller shall advise Buyer in writing of the opening of any new chief executive office, or the closing of any such office, of any Seller Party and of any change in any Seller Party’s name or the places where the books and records pertaining to the Purchased Asset are held not less than fifteen (15) Business Days prior to taking any such action. (vi) Sanctions, Anti-Money Laundering Laws, Anti-Corruption Laws, Requirements of Law. Seller shall promptly (and in any event within two (2) Business Days

-70- 1635362689.2 after knowledge thereof) notify Buyer of (A) any violation of the representation and warranty contained in Section 10(ff), Section 10(gg), Section 10(hh), or Section 10(jj) and (B) any other violation of Requirements of Law by any Seller Party. (vii) Unscheduled Principal Payment. Seller shall promptly notify Buyer of any pending or processed unscheduled Principal Payment (in full or in part). (viii) Other Material Changes. Seller shall promptly (and in any event not later than two (2) Business Days after obtaining actual knowledge thereof) deliver to Buyer notice of any of the following events: (A) any material change in accounting policies or financial reporting practices of any Seller Party; (B) any Lien or security interest (other than security interests created hereby or under any other Transaction Document) on, or claim asserted against, any of the Purchased Assets or the Collateral; (C) any Change in Control or any material (i.e., greater than ten percent) change in direct or indirect ownership of any Seller Party’s direct or indirect owner (excluding any indirect limited partners of Guarantor); and (D) any other event, circumstance or condition that has resulted, or is reasonably likely to result, in a Material Adverse Effect. (b) Reporting and Other Information. Seller shall provide, or to cause to be provided, to Buyer the following financial and reporting information: (i) Purchased Asset Information. (A) Within five (5) Business Days after receipt by Seller, but no less frequently than once per fiscal calendar month, copies of property level information made available to Seller and all other required reports, rent rolls, financial statements (including, without limitation, cash flow statements, revenue per available unit (for hospitality properties), sales per square foot (for retail properties)), certificates and notices, in each case, that Seller receives pursuant to the Purchased Asset Documents relating to any Purchased Asset, (B) within five (5) Business Days after receipt by Seller, copies of any third-party reports received by it with respect thereto (including, without limitation, appraisals, broker price opinions, valuations, property condition reports, environmental reports and zoning reports) and (C) as soon as commercially practicable, and in an event within two (2) Business Days after receipt by Seller of any notice of the occurrence of a default or event of default under the Purchased Asset Documents. (ii) [Reserved.] (iii) Servicer Reports. On a monthly basis, and no later than the fifteenth (15th) calendar day of each month, Seller shall or shall cause Servicer to furnish to Buyer a report on the Purchased Assets, including, without limitation, remittance related to each Purchased Asset, substantially in the form of Exhibit VI. (iv) Quarterly Reports. Within sixty (60) calendar days after the last day of each of the first three fiscal quarters in any fiscal year of Guarantor, the unaudited, consolidated balance sheets of Guarantor as at the end of such period and the related unaudited, consolidated statements of income, partners’ capital and cash flows for Guarantor for such period and the portion of the fiscal year through the end of such period (and in each case with comparisons to applicable information in the financial statements from the same quarter

-71- 1635362689.2 of the previous year), accompanied by an officer’s certificate of Guarantor that includes a statement of Guarantor that said consolidated financial statements fairly and accurately present the consolidated financial condition and results of operations of Guarantor in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to customary year-end audit adjustments) or, if such financial statements being delivered have been filed with the SEC pursuant to the requirements of the Exchange Act, or similar state securities laws, presented in accordance with applicable statutory and/or regulatory requirements and delivered to Buyer within the same time frame as are required to be filed in accordance with such applicable statutory and/or regulatory requirements. (v) Annual Reports. Within one hundred twenty (120) days after the end of each fiscal year of Guarantor, the consolidated balance sheets of Guarantor as at the end of such fiscal year and the related consolidated statements of income, partners’ capital and cash flows for Guarantor for such year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly and accurately present the consolidated financial condition and results of operations of Guarantor in accordance with GAAP, consistently applied, as at the end of, and for, such fiscal year or, if such financial statements being delivered have been filed with the SEC pursuant to the requirements of the Exchange Act, or similar state securities laws, presented in accordance with applicable statutory and/or regulatory requirements and delivered to Buyer within the same time frame as are required to be filed in accordance with such applicable statutory and/or regulatory requirements. Information required to be delivered pursuant to Section 12(b)(iv) and Section 12(b)(v) shall be deemed to have been delivered on the date on which (x) the Guarantor posts such information on the Guarantor’s website on the internet or the SEC posts such information on their website at www.sec.gov/edgar/searchedgar/webusers.htm or at another website identified in a written notice to the Buyer and accessible by the Buyer without charge and (y) Guarantor and/or Seller has provided written notice to Buyer that such information has been posted on such website (including if listed in the applicable Covenant Compliance Certificate, if applicable). (vi) Covenant Compliance Certificate. Along with each delivery pursuant to clauses (iv) and (v) above, a completed and executed Covenant Compliance Certificate. (vii) Other Documentation. Within ten (10) Business Days after Buyer’s request therefor, Seller shall provide, or shall cause to be provided, to Buyer such other documents, reports and information as Buyer may reasonably request (A) with respect to the financial affairs of Seller Parties, (B) to demonstrate compliance with representations, warranties and covenants in the Transaction Documents, (C) to the extent in the possession or control of Seller pursuant to the Purchased Asset Documents related to such Purchased Asset or otherwise obtainable at de minims cost or expense and (D) following any notice pursuant to Section 12(a) or otherwise under the Transaction Documents, an update in reasonable detail as to the current status of such matter in respect of which notice was previously given (in each case, other than in connection with Buyer’s due diligence requirements under article 5(1) of the EU Securitisation Regulation).

-72- 1635362689.2 (c) Defense of Buyer’s Security Interest. Seller shall (i) defend the right, title and interest of Buyer in and to the Purchased Assets and the other Collateral against, and take such other action as is necessary to remove, the Liens, security interests, claims and demands of all Persons (other than security interests by or through Buyer) and (ii) at Buyer’s request, take all action Buyer reasonably deems necessary to ensure that Buyer will have a first priority security interest in the Purchased Assets and other Collateral subject to any of the Transactions in the event such Transactions are recharacterized as secured financings. Notwithstanding the foregoing, (i) if Seller grants a Lien on any Purchased Asset in violation of this Section 12(c) or any other Transaction Document, Seller shall defend such Purchased Asset against, and take such action as is necessary to remove, any such Lien, and be deemed to have simultaneously granted an equal and ratable Lien on such Purchased Asset in favor of Buyer to the extent such Lien has not already been granted to Buyer; provided, that such equal and ratable Lien shall not cure any resulting Event of Default, and (ii) to the extent any additional limited liability company is formed by a Division of Seller (and without prejudice to Section 10 of this Agreement), Seller shall cause any such Division LLC to assign, pledge and grant to Buyer, for no additional consideration, all of its assets, and shall cause any owner of each such Division LLC to pledge all of the Equity Interests and any rights in connection therewith of each such Division LLC to Buyer, for no additional consideration, in support of all Repurchase Obligations in the same manner and to the same extent as the assignment, pledge and grant by Seller of all of Seller’s assets hereunder, and in the same manner and to the same extent as the pledge by Equity Pledgor of all of Equity Pledgor’s right, title and interest in all of the Equity Interests of Seller and any rights in connection therewith, in each case pursuant to the Equity Pledge Agreement. Seller shall use appropriate documentation to evidence the interests granted to Buyer hereunder. (d) Additional Rights. If Seller shall at any time become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for a Purchased Asset, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and deliver the same forthwith to Buyer (or Custodian, as appropriate) in the exact form received, duly endorsed by Seller to Buyer, if required, together with, all related reasonably necessary transfer documents duly executed in blank to be held by Buyer hereunder as additional collateral security for the Transactions. If any sums of money or property so paid or distributed in respect of the Purchased Assets other than any Income which Seller is entitled to direct to parties other than Buyer pursuant to Article 5 shall be received by Seller, Seller shall, until such money or property is paid or delivered to Buyer, hold such money or property in trust for Buyer, segregated from other funds of Seller, as additional collateral security for the Transactions. (e) Further Assurances. At any time from time to time upon the reasonable request of Buyer, at the sole expense of Seller, Seller shall promptly and duly execute and deliver such further instruments and documents and take such further actions as Buyer may deem reasonably necessary to (i) obtain or preserve the security interest granted hereunder, (ii) ensure that such security interest remains fully perfected at all times and remains at all times first in priority as against all other creditors of Seller (whether or not existing as of the Closing Date or in the future) and (iii) obtain or preserve the rights and powers herein granted (including, among other things, filing such UCC financing statements as Buyer may reasonably request). If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or certificated security, such note, instrument or certificated

-73- 1635362689.2 security shall be promptly delivered to Buyer, duly endorsed in blank, to be itself held as Collateral pursuant to the Transaction Documents. Seller agrees to use commercially reasonable endeavors to provide such information as may reasonably be requested by the Buyer to comply with the Buyer’s due diligence requirements under article 5(1) of the EU Securitisation Regulation as in effect on the Closing Date, to the extent the same has not been provided under Section 12(b)(vii) above and is not subject to a duty of confidentiality or laws governing the protection of confidentiality of information and the processing of personal data, in each case, at any time prior to the date this Agreement terminates, provided that Seller shall not be required to provide information in the form of any template prescribed for the purposes of, or to take any other action in accordance with, or in a manner contemplated by, Article 7 of the EU Securitisation Regulation. (f) Preservation of Existence; Licenses. Seller shall at all times maintain and preserve its legal existence and all of its material rights, privileges, licenses, permits and franchises necessary for the operation of its business (including, without limitation, preservation of all lending licenses held by Seller and of Seller’s status as a “qualified transferee” (however denominated) under all documents which govern the Purchased Assets), to protect the validity and enforceability of the Transaction Documents and each Purchased Asset and for its performance under the Transaction Documents. (g) Compliance with Transaction Documents. Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents. (h) Compliance with Other Obligations. Seller shall at all times comply (i) with its organizational documents, (ii) with any agreements by which it is bound or to which its assets are subject, except where failure to comply would not be reasonably likely to have a Material Adverse Effect, and (iii) in all material respects with any applicable Requirement of Law. (i) Books and Records. Seller shall, and shall cause each other Seller Party to, at all times keep proper books of records and accounts in which full, true and correct entries (in all material respects) shall be made of its transactions fairly in accordance with GAAP, and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP. (j) Taxes and Other Charges. Seller shall pay and discharge all federal and other material taxes, assessments, levies, liens and other charges imposed on it, on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such taxes, assessments, levies, liens and other charges which (i) are being contested in good faith and by proper proceedings and against which adequate reserves have been provided in accordance with GAAP or (ii) are de minimis in amount. (k) Operations. Seller shall continue to engage in business of the same general type as now conducted by it or otherwise as approved by Buyer prior to the date hereof. Seller shall maintain records with respect to the Collateral and the conduct and operation of its business with no less a degree of prudence than if the Collateral were held by Seller for its own account and shall furnish to Buyer, upon reasonable request by Buyer or its designated representative, with

-74- 1635362689.2 reasonable information reasonably obtainable by Seller with respect to the Collateral and the conduct and operation of its business. (l) Responsibility for Fees and Expenses of Third Parties. Seller shall be solely responsible for the fees and expenses of Custodian, Account Bank and Servicer. (m) Future Advances. To the extent any future advance is required to be made pursuant to the Purchased Asset Documents with respect to any Purchased Asset (except upon Buyer’s ultimate sale or retention, as applicable, of such Purchased Asset in accordance with Article 14(b)(ii)(D), in which case the obligation will be transferred to the transferee of the Purchased Asset or to Buyer, as applicable), Seller shall fund such future advance in accordance with such Purchased Asset Documents, regardless of whether Buyer agrees to fund an increase in the Purchase Price or the conditions for increasing the Purchase Price under this Agreement have been satisfied with respect to such future advance. To the extent that there exists any litigation or other legal proceeding alleging a failure to fund any future advance as and when required under the Purchased Asset Documents (collectively, a “Future Advance Dispute”) a Mandatory Early Repurchase Event shall be deemed to have occurred and Buyer, upon written notice to Seller, may require that the applicable Seller repurchase such Purchased Asset in accordance with Section 3(g)(i), unless Seller has provided evidence satisfactory to Buyer in its sole and absolute discretion that Seller is contesting such alleged Future Advance Failure in good faith and, if Seller has not advanced the disputed funded amount to the related Borrower, Seller has deposited with Buyer a cash reserve (each, a “Reserve Fund”) equal to the disputed future funding amount. Buyer shall apply Reserve Funds (i) so long as no Event of Default shall have occurred and is continuing, at the request of Seller, to advance amounts subject to the applicable Future Advance Dispute, or (ii) upon the occurrence and during the continuance of an Event of Default, to the Repurchase Obligations in such order of priority as Buyer shall determine in its sole and absolute discretion and otherwise in accordance with Section 5(f)(iii). Provided that no Event of Default shall have occurred and be continuing, upon the final unconditional resolution of the applicable Future Advance Dispute to the satisfaction of Buyer in its reasonable discretion, Buyer shall promptly remit the balance of the Reserve Funds to Seller. Notwithstanding anything to the contrary, if any Future Advance Disputes arises solely as a result of Buyer’s failure fund a future advance in accordance with Section 3(h), then a Mandatory Early Repurchase Event shall not be deemed to have occurred under this Section 12(m). (n) True and Correct Information. All information, reports, exhibits, schedules, Financial Statements or certificates of Seller Party or any of its Affiliates thereof or any of their officers furnished to Buyer hereunder and during Buyer’s diligence of Seller Party will be true and complete and will not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading; provided, that, information, reports, exhibits, schedules, Financial Statements or certificates provided by a borrower under a Purchased Asset or an Affiliate thereof, the foregoing covenant is made to Seller’s Knowledge. All required Financial Statements, information and reports delivered by Seller Party to Buyer pursuant to this Agreement shall be prepared in accordance with GAAP, or as applicable to SEC filings, the appropriate SEC accounting requirements.

-75- 1635362689.2 (o) Servicer Approval. Seller shall use commercially reasonable efforts to ensure that the Purchased Assets are serviced, subserviced and administered only by a Servicer approved in writing by Buyer. (p) Confidentiality. Each Seller Party shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Assets and/or any applicable terms of this Agreement (the “Confidential Information”). Seller Party understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and each Seller Party agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable federal and state privacy laws. (q) Sharing of Information. Without limiting the other rights of Buyer under this Agreement, following the occurrence and continuation of an Event of Default, each Seller Party hereby allows and consents to Buyer, subject to applicable law and to the terms of any confidentiality agreement between Buyer and Seller, exchanging and sharing information related to such Seller Party, its credit, its mortgage loan originations and the Transactions, with third-party lenders and facility providers (collectively, “Third Party Participants”), and each Seller Party shall permit each Third Party Participant to share such similar information with Buyer. (r) Acquisition of Mortgaged Property. If a Seller Party acquires or maintains any right or interest in any Mortgaged Property that is related to a Purchased Asset that is junior to or pari passu with the rights and interests of Buyer therein under this Agreement and the other Transaction Documents, such Purchased Asset shall immediately be made subject to a Transaction hereunder. (s) Beneficial Ownership Certification. If requested by Buyer, Seller shall promptly give notice to Buyer of any change in the information provided in Seller’s Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein. (t) Anti-Money Laundering Laws. Seller shall comply with all applicable Anti- Money Laundering Laws, and maintain its policies with respect thereto. Seller shall comply with Sanctions at all times and shall not, directly or indirectly, conduct business with, or engage, in any dealings or transactions involving, any Sanctioned Person or any Sanctioned Country, or otherwise in violation of Sanctions. (u) Account Control Agreement. Seller shall, within ten (10) Business Days after the Closing Date (or such later date consented to by Buyer, which may be communicated by electronic mail and which shall not be unreasonably withheld so long as Seller is diligently pursing compliance with this clause (u) and the period does not extend beyond the first date on which funds are required to be deposited into the Collection Account in accordance with the terms hereof), deliver to Buyer (i) the Account Control Agreement duly executed and delivered by the parties in form and substance reasonably satisfactory to Buyer and (ii) an opinion of outside counsel with respect to corporate matters, the enforceability of the Account Control Agreement and the security

-76- 1635362689.2 interest matters with respect to the Collection Account in form and substance reasonably acceptable to Buyer. SECTION 13 SINGLE PURPOSE ENTITY COVENANTS On and as of the date hereof and at all times while this Agreement or any Transaction hereunder is in effect, Seller covenants that: (i) Seller shall own no assets, and shall not engage in any business, other than with respect to the Purchased Assets (including Eligible Assets which Seller intends to sell to Buyer subject to a Transaction hereunder), those Purchased Assets which have been repurchased from Buyer by Seller (provided that such Purchased Assets are transferred promptly to an entity other than Seller after such repurchase), and other assets incidental to the origination, acquisition, ownership, financing and disposition of the Purchased Assets; (ii) Seller shall not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates (in each case, other than advances under the Purchased Assets (or Eligible Assets which Seller intends to sell to Buyer subject to a Transaction hereunder) to Borrowers or otherwise in connection therewith); (iii) Seller shall pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets as the same shall become due and payable, provided, that the foregoing shall not require any Person to make any capital contribution to Seller; (iv) Seller shall comply with the provisions of its organizational documents in all respects; (v) Seller shall do all things necessary to observe its organizational or corporate formalities and to preserve its separate existence; (vi) Seller shall maintain all of its books, records, financial statements and bank accounts separate from those of any other Person, including its Affiliates (except that such financial statements may be consolidated to the extent consolidation is permitted or required under GAAP or as a matter of Requirements of Law; provided, that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Seller from such Affiliate and to indicate that Seller’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on Seller’s own separate balance sheet) and file its own tax returns, if any (except to the extent consolidation is required or permitted under Requirements of Law, such as in the case of a disregarded entity); (vii) Seller shall be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any

-77- 1635362689.2 known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other; (viii) Seller shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain solvent; provided, however, that the foregoing shall not require any member, partner or shareholder of Seller shall make any additional capital contributions to Seller; (ix) Seller shall not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others; (x) Seller shall not hold itself out to be responsible for the debts or obligations of any other Person; (xi) Seller shall not, without the prior unanimous written consent of its Independent Managers or Independent Directors, take any Material Action; (xii) Seller’s organizational documents shall provide that, at all times, Seller shall cause there to be at least one (1) Independent Manager or Independent Director; (xiii) Seller’s organizational documents shall at all times provide that (a) Seller shall not, without the prior unanimous written consent of all of its Independent Managers or Independent Directors, take any Material Action; (b) no Independent Manager or Independent Director may be removed or replaced without Cause and unless Buyer be given at least two (2) Business Days prior written notice of the removal and/or replacement of any Independent Manager or Independent Director, together with the reasons for such removal and the name and contact information of the replacement Independent Manager or Independent Director and evidence of the replacement’s satisfaction of the definition of Independent Manager or Independent Director and provided further, that any removal or replacement shall not be effective until the replacement Independent Manager or Independent Director has accepted his or her appointment; (c) to the fullest extent permitted by applicable law, including Section 18-1101(c) of the Delaware LLC Act and notwithstanding any duty otherwise existing at law or in equity, the Independent Manager or Independent Director shall consider only the interests of Seller, including its creditors in acting or otherwise voting with respect to a Material Action; (d) except for duties to Seller as set forth in clause (c) above (including duties to Seller’s equity owners and its creditors solely to the extent of their respective economic interests in Seller but excluding (x) all other interests of the equity owners, (y) the interests of other Affiliates of Seller, and (z) the interests of any group of Affiliates of which Seller is a part), any Independent Manager or Independent Director of Seller shall not have any fiduciary duty to any Person bound by its organizational documents; (e) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law; and (f) to the fullest extent permitted by applicable law, including Section 18-1101(e) of the Delaware LLC Act, an Independent Manager or Independent Director shall not be liable to Seller or any other

-78- 1635362689.2 Person for breach of contract or breach of duties (including fiduciary duties), unless the Independent Manager or Independent Director acted in bad faith or engaged in willful misconduct. (xiv) [Reserved]; (xv) [Reserved]; (xvi) Seller shall use separate stationary, invoices and checks bearing its own name, and allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an Affiliate; (xvii) Seller shall not pledge its assets to secure the obligations of any other Person other than to Buyer pursuant to the Transaction Documents; (xviii) Seller shall not form, acquire or hold any Subsidiary or own any Equity Interest in any other entity; (xix) Seller shall not, to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger or division into two (2) or more limited liability companies or other legal entities; and (xx) Seller shall not create, incur, assume or permit to exist any Indebtedness or Lien in or on any of its property, assets, revenue, the Purchased Assets or the other Collateral, whether now owned or hereafter acquired, other than (A) obligations under the Transaction Documents, (B) obligations under the documents evidencing the Purchased Assets, and (C) unsecured trade payables, in an aggregate amount not to exceed $250,000 at any one time outstanding, incurred in the ordinary course of acquiring, owning, financing and disposing of the Purchased Assets; provided, however, that any such trade payables incurred by Seller shall be paid within ninety (90) days of the date incurred unless the same are being contested in good faith and adequate reserves in respect of which are maintained. SECTION 14 EVENTS OF DEFAULT; REMEDIES (a) Events of Default. Each of the following events shall constitute an “Event of Default” under this Agreement: (i) Failure to Repurchase or Repay. Seller shall fail to repurchase any Purchased Asset upon the applicable Repurchase Date or shall fail to pay the applicable Repurchase Price when and as required pursuant to the Transaction Documents. (ii) Failure to Pay Purchase Price Differential. Buyer shall fail to receive on any Remittance Date the accrued and unpaid Price Differential; provided, however, no more than [***] times during any [***] month period Seller may cure such failure within [***] Business Day if such failure arose solely by reason of error or omission of an administrative

-79- 1635362689.2 or operational nature and funds were available to Seller to enable it to make such payment when due. (iii) Failure to Cure Margin Deficit. Seller shall fail to cure any Margin Deficit within the period specified in Article 4. (iv) Failure to Remit Principal Payment. Seller fails to remit (or cause to be remitted) to Buyer any Principal Payment received with respect to a Purchased Asset for application to the payment of the Repurchase Price for such Purchased Asset in accordance with Section 5. (v) Other Payment Default. Seller shall fail to make any payment not otherwise enumerated that is owing to Buyer that has become due, whether by acceleration or otherwise under the Transaction Documents, within [***] Business Days after such payment becoming due and payable. (vi) Negative Acts. Seller shall fail to perform, comply with or observe any term, covenant or agreement applicable to Seller contained in (A) Section 5(g) (Remittances in Violation of Transaction Documents), (B) Section 10(ff), (gg), (hh) or (jj) (relating to certain regulatory covenants), (C) Section 11 (Negative Covenants of Seller), (D) Sections 12(a) (Seller Notices), 12(b) (Reporting and Other Information), 12(j) (Taxes and Other Charges), 12(n) (True and Correct Information) or 12(p) (Confidentiality), or (D) Section 13 (Single Purpose Entity Covenants); provided, however, if such breach or failure to perform (other than a breach of the covenant contained in Section 5(g)) is susceptible to cure as determined by Buyer in its sole and absolute discretion exercised in good faith, then Seller shall have [***] Business Days after the earlier of notice to Seller, or Seller’s knowledge, of such breach or failure to perform, to remedy such breach or failure to perform (provided that, any breach or failure to perform resulting from the gross negligence, willful misconduct or bad faith of any applicable Person or any Affiliate thereof shall not be susceptible to cure). (vii) Act of Insolvency. An Act of Insolvency occurs with respect to any Seller Party. (viii) Inability to Perform. Any Seller Party shall admit in a legal proceeding or in writing its inability to, or its intention not to, perform any of its respective obligations under this Agreement or any Transaction Document. (ix) Transaction Documents. Any Transaction Document, any provision of the Transaction Documents, any right or remedy of Buyer or obligation, covenant, agreement or duty of Seller thereunder, or any lien, security interest or control granted under in connection with the Transaction Documents or Purchased Assets terminates, is declared null and void, ceases to be valid and effective, ceases to be the legal, valid, binding and enforceable obligation of Seller or any other Person, or the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated by Seller or any Affiliate thereof, in each case directly, indirectly, in whole or in part. (x) [***]

-80- 1635362689.2 (xi) Recharacterization. Either (A) the Transaction Documents shall for any reason not cause, or shall cease to cause, Buyer to be the owner free of any adverse claim of any of the Purchased Assets and other Collateral or (B) if a Transaction is recharacterized as a secured financing, and the Transaction Documents with respect to such Transaction shall for any reason cease to create and maintain a valid first priority security interest in favor of Buyer in any of the Purchased Assets or the other Collateral, and, in each case, such condition is not cured within [***] Business Days following receipt of written notice thereof from Buyer. (xii) Governmental or Regulatory Action. Any governmental, regulatory, or self- regulatory authority shall have taken any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of any Seller Party, which suspension has a Material Adverse Effect as determined by Buyer in its sole good faith discretion. (xiii) Change of Control. A Change of Control shall have occurred without the prior written consent of Buyer. (xiv) Default under other Transaction Document. Any default with respect to Equity Pledgor or Guarantor occurs and is continuing beyond any applicable notice or cure periods under the Equity Pledge Agreement or Guaranty, respectively. (xv) Representation or Warranty Breach. Any representation, warranty, covenant or certification made or deemed made herein or in any other Transaction Document (other than the Risk Retention Letter) by, or on behalf of, any Seller Party, Affiliated Transferor Pledgor or any certificate furnished to Buyer pursuant to the provisions hereof or thereof or any information with respect to the Purchased Assets furnished in writing by or on behalf of any Seller Party or Affiliated Transferor Pledgor shall prove to have been untrue or misleading in any material respect as of the time made or furnished (other than (x) the Purchased Asset Representations (including any representation by Seller with respect to the Purchased Asset Representations made pursuant to Section 10(v) and (y) the representation included in Section 10(v) that each Purchased Asset is an Eligible Asset to the extent the breach of such representation is related to clause (a)(iv) of the definition of “Eligible Asset”), unless Seller shall have made any such Purchased Asset Representations with actual knowledge that they were materially false or misleading at the time made); provided, however, if such breach is susceptible to cure as determined by Buyer in its sole and absolute discretion, then such Person shall have [***] Business Days after the earlier of notice to such Person, or such Person’s knowledge, of such breach, to remedy such breach (provided that, any breach resulting from the gross negligence, willful misconduct or bad faith of any applicable Person or any Affiliate thereof shall not be susceptible to cure). (xvi) Judgment. A final non-appealable judgment or judgments for the payment of money in excess of the Default Threshold shall be rendered against any Seller Party by one or more courts, administrative tribunals or other bodies having jurisdiction over the same, and such judgment remains undischarged or unpaid for a period of sixty (60) days, during which period execution of such judgment is not effectively stayed by bonding over or other means reasonably acceptable to Buyer.

-81- 1635362689.2 (xvii) [Reserved]. (xviii) Affiliated Servicer Breach. The breach by any Servicer that is an Affiliate of any Seller Party of its obligation to deposit or remit any Income received by such Servicer in accordance with Section 5; provided, however no more than two (2) times during any twelve (12) month period such Servicer or Seller may cure such failure within one (1) Business Day if such failure arose solely by reason of an error or omission of an administrative or operational nature and funds were available to such Servicer or Seller to enable it to make such payment when due. (xix) Failure to Deposit Income. Any Borrower, any Seller Party or any other Person fails to deposit to the Collection Account all Income and other amounts as required by Section 5 of this Agreement or any other provisions of this Agreement or the other Transaction Documents when due. (xx) [Reserved]. (xxi) Material Modifications. Any Material Modification is made to any Purchased Asset or any Purchased Asset Document without the prior written consent of Buyer. (xxii) [Reserved]. (xxiii) Division. Seller adopts, files, or effects a Division. (xxiv) Other Covenant Default. If any Seller Party, Affiliated Transferor Pledgor or any Servicer which is an Affiliate of any Seller Party shall breach or fail to perform any of the terms, covenants, obligations or conditions under any Transaction Document, other than as specifically otherwise referred to in this definition of “Event of Default”, provided, that, if such breach or failure to perform is susceptible to cure, then such Person shall have [***] Business Days after the earlier to occur of notice to such Person from Buyer, or such Person’s actual knowledge, of such breach or failure to perform, to remedy such breach or failure to perform. For the avoidance of doubt, any breach or failure to perform resulting from the gross negligence, willful misconduct or bad faith of any applicable Person or any Affiliate thereof shall not be susceptible to cure. (xxv) Plan Assets. The assets of any Seller Party constitute Plan Assets. (xxvi) Servicer Termination Event. A Servicer Termination Event shall have occurred and Seller shall not have (i) appointed a successor Servicer, (ii) transferred the servicing of the Purchased Assets to such successor Servicer or (iii) delivered a fully executed Servicing Agreement and, if required hereby, Servicer Notice, in each case, within [***] days following the occurrence of such Servicer Termination Event; provided, however, the foregoing period may be extended up to [***] days in Buyer’s sole good faith discretion so long as Seller is diligently pursuing transitioning such servicing to such successor Servicer. (xxvii) Risk Retention Event. A Risk Retention Event shall have occurred.

-82- 1635362689.2 (b) Remedies. If an Event of Default occurs and is continuing, the following rights and remedies are available to Buyer; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing. (i) At the option of Buyer, exercised by written or electronic notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, automatically and immediately upon the occurrence of an Act of Insolvency of a Seller Party), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the “Accelerated Repurchase Date”). (ii) If Buyer exercises or is deemed to have exercised the option referred to in subsection (b)(i) of this Section 14, (A) Seller’s obligations in such Transactions to repurchase all Purchased Assets, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subsection (b)(i) of this Section 14, (1) shall thereupon become immediately due and payable on and as of the Accelerated Repurchase Date and Buyer may, at Buyer’s option in its sole discretion, immediately terminate all Transactions pursuant to the Transaction Documents and terminate this Agreement and (2) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate unpaid Repurchase Price and any other Repurchase Obligations owed by Seller; (B) to the extent permitted by any applicable Requirements of Law, the Repurchase Price with respect to each such Transaction shall be increased by an amount equal to the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the Accelerated Repurchase Date to but excluding the date of payment of the Repurchase Price (as so increased), (x) the Pricing Rate for such Transaction in effect following an Event of Default multiplied by (y) the Repurchase Price for such Transaction (provided, however, that the increase in Pricing Rate following the occurrence and during the continuance of an Event of Default in accordance with clause (b) of the definition of “Pricing Rate” shall be applied solely on the aggregate Repurchase Price owed under this Section 14(b)(ii)(B), without duplication of any other applicable increase in the Pricing Rate in connection with such Event of Default) as of the Repurchase Date as determined pursuant to subsection (b)(i) of this Section 14 (decreased as of any day by (i) any amounts actually remitted to Buyer by Account Bank or Seller from time to time pursuant to Section 5 and applied to such Repurchase Price, (ii) any amounts applied by Buyer pursuant to clause (C) of this subsection, and (iii) any proceeds from the sale of Purchased Assets applied to the Repurchase Price pursuant to subsection (b)(iv) of this Section 14); (C) all Income actually received by Buyer pursuant to Section 5 shall be applied in Buyer’s sole discretion in accordance with the Security Agent and Subordination Agreement to the aggregate unpaid Repurchase Obligations

-83- 1635362689.2 hereunder owed by Seller Parties and then, in accordance with the Security Agent and Subordination Agreement; and (D) Custodian shall, upon the request of Buyer, deliver to Buyer all instruments, certificates and other documents then held by Custodian relating to the Purchased Assets. (iii) Upon the occurrence of one or more Events of Default, Buyer may obtain (A) a physical transfer of the servicing of the Purchased Assets in accordance with a servicing transfer under Section 29(c), and (B) physical possession of all files of Seller relating to the Purchased Assets and the Collateral and all documents relating to the Purchased Assets which are then or may thereafter come in to the possession of Seller or any third party acting for Seller (including any servicer) and Seller shall deliver to Buyer such assignments as Buyer shall request. In addition during the continuance of an Event of Default, at any time thereafter Buyer may complete and record, as applicable, any Notices to Borrower, assignments, allonges, endorsements, powers or other documents or instruments executed in blank, Buyer may cause to be delivered to any Borrower, servicer, paying agent or similar Person with respect to any Purchased Asset (as applicable) any duly completed Notice to Borrower and Seller shall deliver to Buyer such assignments and other documents with respect thereto as Buyer shall request. Buyer shall be entitled to specific performance of all agreements of Seller contained in the Transaction Documents. (iv) Buyer may immediately, at any time, and from time to time, exercise either of the following remedies with respect to any or all of the Purchased Assets: (A) sell (at a public or private sale and at such price or prices as Buyer may deem satisfactory) such Purchased Assets on a servicing-released basis and/or without providing any representations and warranties on an “as-is where is” basis, in a recognized market and by means of a public or private sale at such price or prices as Buyer accepts, and apply the net proceeds thereof in accordance with Section 5 provided, that the excess, if any, of such proceeds over the amount of the Repurchase Obligations then outstanding under the Transaction Documents (excluding obligations under the Transaction Documents (including contingent reimbursement obligations and indemnity obligations) which, by their express terms, survive termination of this Agreement or such other Transaction Document, as the case may be, unless Buyer determines, in its reasonable discretion, that any such obligations are likely to arise) shall be remitted to Seller in accordance with Section 5(f)(iii), and/or (B) in Buyer’s sole and absolute discretion elect, in lieu of selling all or a portion of such Purchased Assets, to retain such Purchased Assets and give Seller credit against the Repurchase Price for such Purchased Assets (or if the amount of such credit exceeds the Repurchase Price for such Purchased Assets, to credit against other Repurchase Obligations due and any other amounts (without duplication) then owing to Buyer by any other Person pursuant to any Transaction Document, in such order and in such amounts as determined by Buyer), in an amount equal to the market value (as determined by Buyer in its sole and absolute discretion exercised in good faith) of such Purchased Assets on the date of the related Event of Default. Until such time as Buyer exercises either such remedy with respect to a Purchased Asset, Buyer may hold such Purchased Asset for the account of Buyer and Subordinate Lender and retain all Income with respect thereto.

-84- 1635362689.2 (v) Seller shall be liable to Buyer and its Affiliates for (A) the amount of all actual out-of-pocket legal or other expenses (including, without limitation, all out-of-pocket costs and expenses of Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction), whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of outside counsel incurred in connection with or as a result of an Event of Default which is continuing, (B) [reserved], (C) any other loss, damage, cost or expense directly arising or resulting from the occurrence and continuation of an Event of Default in respect of a Transaction, (D) any amount by which the Repurchase Obligations due to Buyer exceed the aggregate of the net proceeds and credits referred to in Section 14(b)(iv), (E) the amount of all actual out-of-pocket expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (F) any costs and losses payable under Section 15(b), and (G) any other actual loss, damage, cost or expense resulting from the occurrence of an Event of Default. (vi) Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or any applicable Requirements of Law, including, without limitation, all of the rights and remedies provided by applicable federal, state, foreign (where relevant), and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller. Without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of Seller’s obligations to Buyer under this Agreement, without prejudice to Buyer’s right to recover any deficiency. (vii) Buyer may exercise one or more of the remedies available hereunder immediately upon the occurrence of an Event of Default that is continuing on such date and at any time thereafter without notice to Seller. All rights and remedies of Buyer under the Transaction Documents, including those specified in this Section 14, are cumulative and not exclusive of any other rights or remedies that Buyer may have and may be exercised at any time when an Event of Default exists. Such rights and remedies may be enforced without prior judicial process or hearing. Seller agrees that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length. Seller, to the fullest extent permitted by law, hereby expressly waives any defenses Seller might have to require Buyer to enforce its rights by judicial process or otherwise arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or any other election of remedies. (viii) The parties acknowledge and agree that (A) the Purchased Assets subject to any Transaction hereunder are not instruments traded in a recognized market, (B) in the absence of a generally recognized source for prices or bid or offer quotations for any Purchased Asset, Buyer may establish the source therefor in its sole and absolute discretion and (C) all prices, bids and offers shall be determined together with accrued Income. The parties further acknowledge and agree that the market for the Purchased Assets and/or Collateral may not be liquid and as a result it may not be possible for Buyer to sell all of the

-85- 1635362689.2 Purchased Assets and/or Collateral on a particular Business Day, or in a transaction with the same purchaser, or in the same manner and agree that the Purchased Assets are of such a nature that they may decline rapidly in value, and may not have a ready or liquid market. Accordingly, Buyer shall not be required to sell more than one Purchased Asset on a particular Business Day, to the same purchaser or in the same manner. Buyer may determine whether, when and in what manner a Purchased Asset shall be sold, it being agreed that both a good faith public and a good faith private sale shall be deemed to be commercially reasonable. Seller further acknowledges and agrees that any private sale may result in prices and other terms less favorable to Buyer than if such sale were a public sale, and notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private purchase or sale. Buyer may elect, in its sole and absolute discretion, the time and manner of liquidating any Purchased Assets, and nothing contained herein shall (A) obligate Buyer to cause the liquidation of any Purchased Assets on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer. To the extent not prohibited under applicable law, Buyer shall not be required to give notice to Seller or any other Person prior to exercising any remedy in respect of an Event of Default. If no prior notice is given, Buyer shall give notice to Seller of the remedies exercised by Buyer promptly thereafter. Seller further agrees that it would not be commercially unreasonable for Buyer to dispose of any Purchased Asset and/or Collateral by using internet sites that provide for the auction or sale of assets similar to the Purchased Assets and/or Collateral, or that have the reasonable capability of doing so, or that match purchasers and seller of assets. (ix) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses it might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives, to the fullest extent permitted by law, any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Collateral, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length. (x) Without limiting the rights of Buyer hereunder to pursue all other legal and equitable rights available to Buyer for Seller’s failure to perform its obligations under this Agreement, Seller acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and Buyer shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Buyer from pursuing any other remedies for such breach, including the recovery of monetary damages. (xi) Buyer may, without prior notice to Seller, exercise any or all of its set-off rights including those specified in Section 15 and pursuant to any other Transaction Document. This Section 14(i) shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which Buyer is at any time otherwise entitled.

-86- 1635362689.2 (c) Power of Attorney. Seller hereby appoints Buyer as attorney-in-fact of Seller for purposes of, during the continuance of an Event of Default, carrying out the Transaction Documents, including executing, endorsing and recording any instruments or documents and taking any other actions that Buyer deems necessary or advisable to accomplish such purposes, which appointment is coupled with an interest and is irrevocable. In connection therewith, Seller agrees to deliver, upon request of Buyer, any additional power of attorney substantially in the form of Exhibit IV. SECTION 15 SET-OFF (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, Seller hereby grants to Buyer after the occurrence and during the continuance of an Event of Default, a right of set-off, without notice to Seller, any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Seller to Buyer against (i) any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Buyer to Seller and (ii) any and all deposits (general or specified), monies, credits, securities, collateral or other property of Seller and the proceeds therefrom, now or hereafter held or received for the account of Seller (whether for safekeeping, custody, pledge, transmission, collection, or otherwise) by Buyer or its Affiliates and its respective successors and assigns (including, without limitation, branches and agencies of Buyer, wherever located). Buyer shall give written notice to the Seller following any set-off effected under this Article 15 to the extent it is not prohibited from doing so by applicable law, provided that failure to deliver such notice shall not affect the validity of any set off by Buyer pursuant to the Transaction Documents. (b) If a sum or obligation is unascertained, Buyer may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Section 15 shall be effective to create a charge or other security interest. This Section 15 shall be without prejudice and in addition to any right of set- off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise). (c) ANY AND ALL RIGHTS TO REQUIRE BUYER TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO THE PURCHASED ASSETS OR ANY OTHER COLLATERAL THAT SECURE THE AMOUNTS OWING TO BUYER BY SELLER UNDER THE TRANSACTION DOCUMENTS, PRIOR TO EXERCISING THEIR RIGHT OF SET-OFF WITH RESPECT TO SUCH MONIES, SECURITIES, COLLATERAL, DEPOSITS, CREDITS OR OTHER PROPERTY OF SELLER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER.

-87- 1635362689.2 SECTION 16 SINGLE AGREEMENT Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted. SECTION 17 NOTICES AND OTHER COMMUNICATIONS Unless otherwise provided in this Agreement, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if sent by (a) hand delivery, with proof of delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery, or (d) by electronic mail provided that such electronic mail notice must also be delivered by one of the means specified in (a), (b) or (c) above unless the sender of such communication receives a verbal or electronic confirmation acknowledging receipt thereof (for the avoidance of doubt, any automatically generated email or any similar automatic response shall not constitute confirmation), to the address specified in Exhibit I hereto or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 17. A notice shall be deemed to have been given: (w) in the case of hand delivery, at the time of delivery, (x) in the case of registered or certified mail, the Business Day when delivered or the first attempted delivery on a Business Day, (y) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, or (z) in the case of electronic mail, upon receipt of a verbal or electronic communication confirming receipt thereof (for the avoidance of doubt, any automatically generated email or any similar automatic response shall not constitute confirmation). A party receiving a notice that does not comply with the technical requirements for notice under this Section 17 may elect to waive any deficiencies and treat the notice as having been properly given.

-88- 1635362689.2 SECTION 18 ENTIRE AGREEMENT; SEVERABILITY This Agreement shall supersede any existing agreements among the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. SECTION 19 NON-ASSIGNABILITY (a) No Seller Party or Affiliated Transferor Pledgor may assign any of its rights or obligations under this Agreement or the other Transaction Documents without the prior written consent of Buyer (which may be granted or withheld in Buyer’s sole and absolute discretion) and any attempt by any Seller Party or Affiliated Transferor Pledgor to assign any of its rights or obligations under this Agreement or any other Transaction Document without the prior written consent of Buyer shall be null and void ab initio. (b) Buyer may, without consent of Seller, at any time and from time to time, assign or participate some or all of its rights and obligations under the Transaction Documents and/or under any Transaction to any Person; [***]. (c) Buyer, acting solely for this purpose as an agent of Seller, shall maintain at one of its offices in the United States, a copy of each such sale, transfer and assignment and assumption delivered to it and a register for the recordation of the names and addresses of Buyer and each permitted purchaser, transferee and assignee, as applicable, and the amounts (and stated interest) owing to, each purchaser, transferee and assignee pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the parties hereunder shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Buyer for all purposes of this Agreement. The Register shall be available for inspection by Seller at any reasonable time and from time to time upon reasonable prior notice. The parties intend that any interest in or with respect to the transactions under this Agreement be treated as being issued and maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and any regulations thereunder (and any successor provisions), including without limitation under Treasury Regulations Section 5f.103-1(c) and Proposed Regulations Section 1.163-5 (and any successor provisions), and the provisions of this Agreement shall be construed in a manner that gives effect to such intent. No assignment, sale, negotiation, pledge, hypothecation or other transfer of any part of any Persons interest hereunder shall be effective or permitted under this Agreement until such person’s name and address has been registered in the Register pursuant to this Section 19. (d) [Reserved].

-89- 1635362689.2 (e) If Buyer sells a participation with respect to its rights under this Agreement or under any other Transaction Document with respect to the Purchased Assets, Buyer shall, acting solely for this purpose as an agent of Seller, maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the Treasury Regulations issued thereunder on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Purchased Assets (the “Participant Register”); provided that Buyer shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Transaction Document) to any Person except to the extent such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and Buyer and Seller shall treat each Person whose name is recorded in the register as the owner of such participation interest for all purposes of this Agreement notwithstanding any notice to the contrary. No participation pursuant to this Section 19 shall be effective until reflected in the foregoing register. (f) Notwithstanding anything to the contrary, Buyer shall not assign its rights or create participations or similar ownership interest in the Transaction Documents in a manner that would have material adverse tax consequences to Seller, Guarantors or any other direct or indirect owners of Seller or Guarantors, including, without limitation, causing the Seller or any portion of the Seller to be a “taxable mortgage pool” for U.S. federal income tax purposes. (g) Subject to the foregoing, the Transaction Documents and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in the Transaction Documents, express or implied, shall give to any Person, other than the parties to the Transaction Documents and their respective successors, any benefit or any legal or equitable right, power, remedy or claim under the Transaction Documents. SECTION 20 GOVERNING LAW THIS AGREEMENT (AND ANY CLAIM OR CONTROVERSY HEREUNDER) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). SECTION 21 WAIVERS AND AMENDMENTS No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any

-90- 1635362689.2 party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. SECTION 22 INTENT (a) The parties intend and acknowledge that (i) this Agreement together with each Transaction constitutes a single agreement; (ii) this Agreement and each Transaction is a “repurchase agreement” as that term is defined in Section 101(47) of the Bankruptcy Code (except insofar as the type of Assets subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741(7) of the Bankruptcy Code (except insofar as the type of assets subject to such Transaction would render such definition inapplicable), (iii) each Purchased Asset consisting of a Mortgage Loan, a Senior Participation Interest or a Senior Note constitutes either a “mortgage loan” or “an interest in a mortgage” as such terms are used in the Bankruptcy Code; (iv) all payments hereunder have been made by, to or for the benefit of a “financial institution” as defined in Bankruptcy Code section 101(22), a “financial participant” as defined in Bankruptcy Code section 101(22A) or a “repo participant” as defined in Bankruptcy Code section 101(46); and (v) the grant of the security interests in Section 7 constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. The parties further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a). (b) This Agreement is intended to be a “repurchase agreement” and a “securities contract,” within the meaning of Sections 546, 555, 559, 362(b)(6) and 362(b)(7) of the Bankruptcy Code. The parties intend that each party (for so long as each is a “financial institution,” “financial participant,” “repo participant” or other entity listed in Sections 546, 555, 559, 362(b)(6) or 362(b)(7) of the Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement” and a “securities contract.” The parties intend and acknowledge that either party’s right to cause the termination, liquidation or acceleration of, or to liquidate Purchased Assets delivered to it in connection with Transactions hereunder, or to set-off termination values, payment amounts or other transfer obligations arising under, or in connection with, this Agreement or any Transaction hereunder or to exercise any other remedies pursuant to Sections 14 and 15 hereof is in each case a contractual right to cause or exercise such right as described in Sections 362(b)(6), 362(b)(7), 555 and 559 of the Bankruptcy Code, as applicable. Any payments or transfers of property made with respect to this Agreement or any Transaction to satisfy a Margin Deficit shall be considered a “margin payment” or a “settlement payment” as such terms are defined in Bankruptcy Code Section 741 or shall constitute transfers made by, to or for the benefit of a financial institution, financial participant, repo participant or master netting agreement participant within the meaning of Sections 546(e), 546(f) or 546(j) of the Bankruptcy Code.

-91- 1635362689.2 (c) The parties intend and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in the FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable). (d) The parties intend and acknowledge that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA). (e) The parties agree and acknowledge that if a party hereto is determined to be a “covered financial company” as such term is defined in Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Orderly Liquidation Authority”), then each Transaction hereunder is a “qualified financial contract,” a “repurchase agreement” and a “securities contract” as such terms are defined in the Orderly Liquidation Authority and any rules, orders or policy statements thereunder. (f) The parties intend and acknowledge that this Agreement constitutes a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code, and as used in Sections 561, 362(b)(27), and 546(j) of the Bankruptcy Code. The parties intend that either party’s right to cause the termination, liquidation or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with this Agreement or the Transactions hereunder is a contractual right to cause the termination, liquidation or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with this Agreement as described in Sections 362(b)(27) and 561 of the Bankruptcy Code. (g) The parties intend and acknowledge that any provisions hereof or in any other document, agreement or instrument that is related in any way to this Agreement or the servicing of the Purchased Assets shall be deemed “related to” this Agreement within the meaning of Section 741(7)(A) of the Bankruptcy Code and shall be deemed part of the “agreement” as such term is used in Section 101(47)(A) of the Bankruptcy Code. (h) Each party hereto hereby further agrees that it shall not challenge the characterization of (i) this Agreement as a “repurchase agreement” (except to the extent the related Transaction has a duration that renders such term inapplicable), “securities contract” and/or “master netting agreement”, (ii) each party as a “repo participant” within the meaning of the Bankruptcy Code except insofar as, in the case of a “repurchase agreement”, the term of the Transactions, would render such definition inapplicable, or (iii) Buyer as a “financial institution” or “financial participant” within the meaning of the Bankruptcy Code. (i) Notwithstanding anything to the contrary in this Agreement, it is the intention of the parties that, for U.S. federal, state and local income and franchise tax purposes and

-92- 1635362689.2 for accounting purposes, each Transaction constitute a financing to Seller (or its regarded owner for U.S. tax purposes, as applicable), and that Seller (or its regarded owner for U.S. tax purposes, as applicable) be (except to the extent that Buyer shall have exercised its remedies following an Event of Default) the owner of the Purchased Assets for such purposes. Unless pursuant to a “determination” within the meaning of Code Section 1313(a) or prohibited by applicable law as evidenced by a definitive change in the applicable statutes, regulations or administrative rulings by the Internal Revenue Service or any judicial authority, Seller and Buyer agree to treat the Transactions as described in the preceding sentence for all U.S. federal, state, and local income and franchise tax purposes (including, without limitation, on any and all filings with any U.S. federal, state, or local taxing authority). In addition, the Buyer acknowledges that the Seller intends to take the position that neither the Seller nor any portion of the Seller be treated as a “taxable mortgage pool” for U.S. federal income tax purposes, and this Agreement and any ancillary agreements or documentation (including any assignment or participation) shall be interpreted consistent with such intent. SECTION 23 DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS The parties acknowledge that they have been advised that: (a) in the case of any Transaction in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Exchange Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to such Transaction; (b) in the case of any Transaction in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the Exchange Act, SIPA will not provide protection to the other party with respect to such Transaction; and (c) in the case of any Transactions in which one of the parties is a financial institution, funds held by the financial institution in connection with such Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable. SECTION 24 CONSENT TO JURISDICTION; WAIVERS (a) Each party irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such

-93- 1635362689.2 court and any right of jurisdiction on account of its place of residence or domicile. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. (b) To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement. (c) The parties consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified herein. Nothing in this Section 24 shall affect the right of either party to serve legal process in any other manner permitted by law or affect the right of either party to bring any enforcement action or proceeding against the other party or its property in other jurisdictions in the courts of such other jurisdictions to the extent required by the laws of such other jurisdictions. (d) EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER. SECTION 25 NO RELIANCE Each of Seller and Buyer hereby acknowledges, represents and warrants to the other that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and each Transaction thereunder: (a) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Transaction Documents, other than the representations expressly set forth in the Transaction Documents; (b) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party; (c) it is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks;

-94- 1635362689.2 (d) it is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its assets or liabilities and not for purposes of speculation; (e) no joint venture exists between Buyer and any Seller Party pursuant to any Transaction Document; and (f) it is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party and has not given the other party (directly or indirectly through any other Person) any assurance, guarantee or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Transaction Documents or any Transaction thereunder. SECTION 26 INDEMNITY AND EXPENSES (a) Seller hereby agrees to indemnify Buyer and its Affiliates and each of its and their officers, directors, employees and agents (“Indemnified Parties”) for, and hold harmless from, any and all actual out-of-pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses (including, without limitation, the reasonable out-of-pocket fees and expenses of outside counsel) or disbursements (all of the foregoing, collectively “Indemnified Amounts”) that may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, or as a result of, this Agreement, the other Transaction Documents, any Transactions, any Event of Default or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing, and any enforcement of any of the provisions of the Transaction Documents; provided that Seller shall not be liable for Indemnified Amounts resulting from the bad faith, gross negligence or willful misconduct of any Indemnified Party. Without limiting the generality of the foregoing, Seller agrees to hold Buyer and each other Indemnified Party harmless from and indemnify Buyer and each other Indemnified Party against all Indemnified Amounts with respect to all Purchased Assets relating to or arising out of any violation or alleged violation of any Environmental Law or any consumer credit laws, including without limitation the Truth in Lending Act and/or the Real Estate Settlement Procedures Act that, in each case, does not result from the bad faith, gross negligence or willful misconduct of any Indemnified Party. In any suit, proceeding or action brought by Buyer and each other Indemnified Party in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller agrees to hold Buyer and each other Indemnified Party harmless from and indemnify Buyer and each other Indemnified Party from and against all Indemnified Amounts suffered by Buyer and each other Indemnified Party by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by any Seller Party or any Affiliate thereof party to the Transaction Documents of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from any Seller Party or any Affiliate thereof party to the Transaction Documents. The obligation of Seller hereunder is a recourse obligation of Seller. This Section

-95- 1635362689.2 26(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. (b) Seller agrees to pay or reimburse promptly after written demand all of Buyer’s out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of outside counsel) incurred in connection with (i) the preparation, negotiation, execution and consummation of, and any amendment, supplement or modification to, any Transaction Document or any Transaction thereunder, whether or not such Transaction Document (or amendment thereto) or such Transaction is ultimately consummated, (ii) the consummation (including, without limitation, on-boarding and pre-purchase due diligence) and administration of any Transaction, proposed Transaction (regardless of whether such proposed Transaction is actually consummated) or the administration of the Transaction Documents, (iii) any enforcement of any of the provisions of the Transaction Documents, any preservation of Buyer’s rights under the Transaction Documents or any performance by Buyer of any obligations of Seller in respect of any Purchased Asset, or if an Event of Default has occurred and is continuing, any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral or the Pledged Collateral, (iv) the custody, care or preservation of the Collateral or the Pledged Collateral (including insurance, filing and recording costs) and defending or asserting rights and claims of Buyer in respect thereof, by litigation or otherwise, (v) the maintenance of the Collection Account and the Servicer Account and registering the Collateral and the Pledged Collateral in the name of Buyer or their respective nominee, (vi) any default by Seller in repurchasing the Purchased Asset after Seller has given a notice in accordance with Section 3(d) of an Early Repurchase Date, (vii) any Breakage Costs resulting from the payment of the Repurchase Price on any day other than a Remittance Date or conversion to a Benchmark Replacement in accordance with Section 6(b), (viii) any actions taken and which are reasonably necessary to perfect or continue any lien created under any Transaction Document, (ix) Buyer owning any Purchased Asset or other Collateral other than any costs and expenses with respect to any Purchased Asset or other Collateral which are first incurred after Buyer has exercised its final remedies under Section 14(b) with respect to such Purchased Asset or other Collateral, (x) any due diligence performed by Buyer in accordance with Section 27 and/or (xi) any the replacement of any Benchmark or the implementation of any Benchmark Replacement or Conforming Changes in accordance with Section 6(b). All such expenses shall be recourse obligations of Seller to Buyer under this Agreement. A certificate as to such costs and expenses, setting forth the calculations thereof shall be conclusive and binding upon Seller absent manifest error. (c) This Section 26 shall survive termination of this Agreement and the repurchase of all Purchased Assets. SECTION 27 DUE DILIGENCE (a) Seller acknowledges that Buyer have the right to perform continuing due diligence reviews with respect to the Purchased Assets (including, without limitation, obtaining updated or new appraisals subject to the limitations set forth in clause (e) below), Seller Parties and Servicer for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise. Seller agrees that upon reasonable prior notice (but

-96- 1635362689.2 not less than one (1) Business Day, unless an Event of Default has occurred and is continuing, in which case no prior notice shall be required), Seller shall provide (or shall cause any other Seller Party, Affiliated Transferor Pledgor or Servicer, as applicable, to provide) reasonable access to Buyer and any of its agents, representatives or permitted assigns to the offices of Seller, such other Seller Party, Affiliated Transferor Pledgor or Servicer, as the case may be, during normal business hours and permit them to examine, inspect, and make copies and extracts of the Purchased Asset Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession or under the control of such party. (b) Seller agrees that it shall, promptly upon reasonable request of Buyer deliver (or shall cause to be delivered) to Buyer and any of its agents, representatives or permitted assigns copies of any documents permitted to be reviewed by Buyer in accordance with Section 28(a). (c) Seller agrees to make available (or to cause any other Seller Party, Affiliated Transferor Pledgor or Servicer, as applicable, to make available) to Buyer and any of its agents, representatives or permitted assigns (i) in person at the time of any inspection pursuant to Section 27(a) or (ii) upon reasonable prior written notice (unless an Event of Default has occurred and is continuing, in which case no prior notice shall be required and there shall be no limitation on frequency), by phone, as applicable, a knowledgeable financial or accounting officer or asset manager, as applicable, of Seller, such other Seller Party, Affiliated Transferor Pledgor or Servicer, as the case may be, for the purpose of answering questions about any of the foregoing Persons, or any other matters relating to the Transaction Documents or any Transaction that Buyer wishes to discuss with such Person. (d) Without limiting the generality of the foregoing, Seller acknowledges that Buyer may enter into Transactions with Seller based solely upon the information provided by Seller to Buyer and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets. Buyer may underwrite such Purchased Assets itself or engage a third-party underwriter to perform such underwriting. Seller agrees to reasonably cooperate with Buyer and any third-party underwriter designated by Buyer in writing in connection with such underwriting, including, but not limited to, providing Buyer and any third-party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of any Seller Party or any Affiliate thereof reasonably requested by Buyer in writing. (e) Seller agrees to reimburse Buyer within twelve (12) Business Days after receipt of an invoice thereof for any and all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of outside counsel) actually incurred by Buyer in connection with its continuing due diligence activities pursuant to this Section 27; provided, however, that prior to the occurrence of an Event of Default, Seller shall only be required to reimburse the costs of one (1) Appraisal for each Mortgaged Property during any twelve (12) month period other than any Appraisal ordered pursuant to Section 4 of the Pricing Side Letter.

-97- 1635362689.2 SECTION 28 SERVICING (a) The parties hereto agree and acknowledge that the Purchased Assets are sold to Buyer on a “servicing released” basis and Buyer is owner of all Servicing Rights, servicing records, including, but not limited to any and all servicing agreements (including, without limitation, the Loan Servicing Agreement or any other servicing and/or subservicing agreement relating to the servicing of any or all of the Purchased Assets) (collectively, the “Servicing Agreements”) so long as the Purchased Assets are subject to this Agreement. Notwithstanding the foregoing, Seller shall be granted a revocable license (which license shall automatically terminate (i) every thirty (30) days unless Buyer provides written notice to Seller that such license is extended for another thirty (30) days or (ii) upon the occurrence and continuance of an Event of Default) to cause each servicer or subservicer, as applicable (including, without limitation, Servicer) to service or subservice, as applicable, the Purchased Assets, and Seller shall, at Seller’s sole cost and expense, cause such servicer or subservicer (including, without limitation, Servicer) to service or subservice, as applicable, the Purchased Assets in accordance with the Servicing Agreements and this Section 28 and for the benefit of Buyer. Notwithstanding the foregoing, (x) Buyer shall extend such revocable license so long as no Event of Default has occurred and continuing and (y) Seller shall not take any action or effect any Material Modification of any Purchased Asset without first having given prior notice thereof to Buyer in each such instance and receiving the prior written consent of Buyer. Seller shall not amend, modify, waive or terminate any provision of any Servicing Agreement without the prior written consent of Buyer in its sole discretion. (b) The obligation of Servicer (or of Seller to cause Servicer) to service or subservice any of the Purchased Assets shall cease, at Buyer’s option, upon the earliest of (i) Buyer’s termination of such servicer in accordance with Section 28(c), (ii) Buyer not extending Seller’s revocable license in accordance with Section 28(a) or (iii) the transfer of servicing to any other servicer and the assumption of such servicing by such other servicer. Seller agrees to reasonably cooperate with Buyer in connection with any termination of Servicer. Upon any termination of such servicer, if no Event of Default shall have occurred and be continuing, Seller shall at its sole cost and expense transfer the servicing of the effected Purchased Assets to another servicer designated by Buyer as expeditiously as possible. (c) Subject to the limitations set forth herein, Buyer has the right on behalf of the Secured Parties to designate each servicer of the Purchased Assets; the Servicing Rights and other servicing provisions under this Agreement are not severable from or to be separated from the Purchased Assets under this Agreement; and, such Servicing Rights and other servicing provisions of this Agreement constitute (a) “related terms” under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to the Transaction Documents. Buyer may, in its sole and absolute discretion, terminate Servicer or any other servicer or sub-servicer with respect to any Purchased Asset, (i) upon the occurrence of an event of default or similar event (for the avoidance of doubt, beyond applicable notice and cure periods) under the Servicing Agreement, (ii) upon the occurrence of a material default under the Servicer Letter (each of the preceding clauses (i) and (ii), a “Servicer Termination Event”) or (iii) during the continuance of an Event of

-98- 1635362689.2 Default, either for cause or without cause, in each case of clauses (i) through (iii), without payment of any penalty or termination fee, and appoint a replacement Servicer or other servicer in Buyer’s sole discretion. (d) Seller shall not, and shall not permit Servicer to, employ any other servicer or sub-servicers to service the Purchased Assets without the prior written approval of Buyer, such approval not to be unreasonably withheld, qualified or delayed. If the Purchased Assets are serviced by a sub-servicer to Buyer, Seller shall irrevocably assign all rights, title and interest (if any) in the servicing agreements with such sub-servicer to Buyer; provided that Servicer may delegate certain administrative functions to third parties without Buyer’s consent provided that such servicer shall at all times remain liable for such functions. (e) Seller shall cause Servicer, pursuant to the Servicing Agreement, and any other servicer or sub-servicer, pursuant to such other applicable servicing agreement, as the case may be, to service the Purchased Assets, in each case in accordance with Accepted Servicing Practices. Seller shall cause Servicer (at the request of Buyer) and any other servicer or sub- servicer engaged by Seller to execute a Servicer Notice acknowledging the Buyer’s security interest in the Purchased Assets (on behalf of the Secured Parties) and agreeing to remit all Income received with respect to the Purchased Asset to the Collection Account in accordance with Section 5 or as otherwise directed by Buyer in accordance with the Servicer Notice. (f) Seller agrees that Buyer is the owner of all servicing records relating to the Purchased Assets, including but not limited to the Loan Servicing Agreement, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Assets (the “Servicing Records”) so long as the Purchased Assets are subject to this Agreement. Seller covenants to (or use commercially reasonable efforts to cause Servicer to) safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including Custodian) at Buyer’s request. (g) The payment of servicing fees shall be solely the responsibility of Seller and shall be subordinate to payment of amounts outstanding and due to Buyer under the Transaction Documents other than in respect of servicing fees related to any Purchased Asset for which Buyer has exercised its final remedies under Section 14(b), if Secured Party elects in accordance with the Security Agent and Subordination Agreement not to terminate the applicable Servicing Agreement, in which case Buyer shall assume (with respect to such Purchased Assets only) the obligations of the owner under the applicable Servicing Agreement which first occur or arise after the date Buyer exercises its final remedies under Section 14(b). SECTION 29 MISCELLANEOUS (a) All rights, remedies and powers of Buyer hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Buyer whether under law, equity or agreement. In addition to the rights and remedies granted to it in this Agreement, to the extent this Agreement is

-99- 1635362689.2 determined to create a security interest, Buyer shall have all rights and remedies of a secured party under the UCC. (b) The Transaction Documents may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Signature pages to any Transaction Document or certification delivered pursuant hereto delivered in electronic form (such as PDF) shall be considered binding with the same force and effect as original signatures. The parties agree that the Transaction Documents, any addenda or amendments thereto or any other documents necessary for the consummation of any Transaction contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act (“E-Sign Act”), Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act (“UETA”) and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third-party electronic signature capture service providers as may be reasonably chosen by a signatory hereto. Notwithstanding the foregoing, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Requirement of Law due to the character or intended character of the writings. (c) The headings in the Transaction Documents are for convenience of reference only and shall not affect the interpretation or construction of the Transaction Documents. (d) Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. (e) This Agreement, the Fee Letter and each Confirmation contain a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings. (f) The parties understand that this Agreement is a legally binding agreement that may affect such party’s rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it. (g) Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

-100- 1635362689.2 (h) Unless otherwise specifically enumerated, wherever pursuant to this Agreement Buyer exercises any right given to it to consent or not consent, or to approve or disapprove, or any arrangement or term is to be satisfactory to, Buyer in its sole and absolute discretion, Buyer shall decide to consent or not consent, or to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory, in its sole and absolute discretion and such decision by Buyer shall be final and conclusive. (i) USA PATRIOT Act Notice. Buyer hereby notifies each Seller Party and each Affiliated Transferor Pledgor that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Seller Party and each Affiliated Transferor Pledgor (and each beneficial owner thereof), which information includes the name and address of each Seller Party and each Affiliated Transferor Pledgor (and any beneficial owner) and other information that will allow such Buyer to identify each Seller Party and each Affiliated Transferor Pledgor (and any beneficial owner) in accordance with the Patriot Act. SECTION 30 TAXES (a) Any and all payments by or on account of any obligation of Seller under this Agreement shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then Seller shall make (or cause to be made) such deduction or withholding and shall timely pay (or cause to be timely paid) the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 30), Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made. (b) Seller shall timely pay, without duplication, any Other Taxes (i) imposed on Seller to the relevant Governmental Authority in accordance with Requirements of Law, and (ii) imposed on Buyer, as the case may be, upon written notice from Buyer setting forth in reasonable detail the calculation of such Other Taxes. (c) Seller shall indemnify Buyer, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 30(c)) payable or paid by Buyer or required to be withheld or deducted from a payment to Buyer, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Seller by Buyer shall be conclusive absent manifest error. As soon as practicable after any payment of Taxes by Seller to a Governmental Authority pursuant to this Section 30, Seller shall deliver to Buyer the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Buyer.

-101- 1635362689.2 (d) Status of Buyer. (i) If Buyer is entitled to an exemption from or reduction of withholding Tax with respect to payments made under the Transaction Documents, Buyer shall deliver to Seller, prior to becoming a party to this Agreement, and at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Buyer, if reasonably requested by Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not Buyer is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation specified in Section 30(d)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in Buyer’s reasonable judgment such completion, execution or submission would subject such Buyer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Buyer. (ii) Without limiting the generality of the foregoing, (A) if Buyer is a U.S. Person, it shall deliver to Seller on or prior to the date on which Buyer becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of IRS Form W- 9 (or any successor form) certifying that Buyer is exempt from U.S. federal backup withholding tax; (B) if Buyer is not a U.S. Person, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which Buyer becomes a party under this Agreement, whichever of the following is applicable: (1) in the case of a Buyer that is claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments characterized as interest for U.S. federal income tax purposes under any Transaction Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed copies of IRS Form W-8ECI; (3) in the case of a Buyer claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Buyer is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10

-102- 1635362689.2 percent shareholder” of Seller within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W- 8BEN or W-8BEN-E; or (4) to the extent a Buyer is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if Buyer is a partnership and one or more direct or indirect partners of such Buyer are claiming the portfolio interest exemption, such Buyer may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner; (C) if Buyer is not a U.S. Person, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which Buyer becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Seller to determine the withholding or deduction required to be made; and (D) if a payment made to Buyer under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), Buyer shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that Buyer has complied with Buyer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Buyer agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification and provide such successor form to Seller, or promptly notify Seller in writing of its legal inability to do so. (e) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 30 (including by the payment of additional amounts pursuant to this Section 30), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments

-103- 1635362689.2 made under this Section 30 with respect to the Taxes giving rise to such refund), net of all out of pocket costs and expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 30(e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 30(e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 30(e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (f) Seller shall not be required to compensate Buyer pursuant to this Section 30 for any taxes or related costs suffered more than twelve (12) months prior to the date that Buyer notifies Seller of such taxes or related costs, and of Buyer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such taxes or related costs is retroactive, then the 12-month period referred to above shall be extended to include the period of retroactive effect thereof). (g) Each party’s obligations under this Section 30 shall survive any assignment of rights by Buyer, the termination of the Transactions and the repayment, satisfaction or discharge of all obligations under any Transaction Document. SECTION 31 RECOGNITION OF U.S. SPECIAL RESOLUTION REGIMES (a) If Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from Buyer of this Agreement and/or the other Transaction Documents, and any interest and obligation in or under this Agreement and/or the other Transaction Documents, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and/or the other Transaction Documents, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (b) If Buyer or a BHC Act Affiliate of Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and/or the other Transaction Documents that may be exercised against Buyer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and/or the other Transaction Documents were governed by the laws of the United States or a state of the United States.

-104- 1635362689.2 SECTION 32 CONTRACTUAL RECOGNITION OF BAIL-IN (a) Notwithstanding and to the exclusion of any other term of this Agreement, each party acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the relevant resolution authority and acknowledges and accepts to be bound by: (i) the effect of the exercise of Bail-in Powers by the relevant resolution authority in relation to any BRRD Liability under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (A) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (B) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of Buyer or another person, and the issue to or conferral on Seller of such shares, securities or obligations; (C) the cancellation of the BRRD Liability; and/or (D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period. (ii) the variation of the terms of this Agreement, as deemed necessary by the relevant resolution authority, to give effect to the exercise of Bail-in Powers by the relevant resolution authority. (b) Each party acknowledges and accepts that this provision is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understanding between the parties relating to the subject matter of this Agreement and that no further notice shall be required between the parties pursuant to the Agreement in order to give effect to the matters described herein. (c) For purposes of this Section 33: (i) “Bail-in Legislation” shall mean in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time. (ii) “Bail-in Powers” shall mean any Write-Down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

-105- 1635362689.2 (iii) “BRRD” shall mean Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. (iv) “BRRD Liability” shall mean a liability in respect of which the relevant Write-Down and Conversion Powers (as defined in the EU Bail-in Legislation Schedule) in the applicable Bail-in Legislation may be exercised. (v) “EU Bail-in Legislation Schedule” shall mean the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time. [REMAINDER OF PAGE LEFT BLANK]

1635362689.2 1635362689.2 IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first written above. BANCO SANTANDER, S.A. NEW YORK BRANCH, as Buyer By: /s/ Stefano Arethas ____________________ Name: Stefano Arethas Title: Managing Director By: /s/ Stefano Arethas ____________________ Name: Stefano Arethas Title: Managing Director

NA_DECHERT.33904561.10 1635362689.2 1635362689.2 1635362689.2 REFT SPRUCE STREET LLC, a Delaware limited liability company, as Seller By: /s/ Steve B. Pack _____________________ Name: Steve B. Pack Title: Authorized Signatory